      As filed with the Securities and Exchange Commission
                       on October 30, 1998

                                            File No. 33-12988
                                                   811-05088

               Securities and Exchange Commission
                     Washington, D.C. 20549

                            FORM N-1A

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  Pre-Effective Amendment No.

                 Post-Effective Amendment No.
                             and/or

 REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                        Amendment No. 33



                     THE ALLIANCE PORTFOLIOS
       (Exact Name of Registrant as Specified in Charter)
       1345 Avenue of the Americas, New York, N.Y.  10105
                         (800) 221-5672
      (Registrant's Telephone Number, including Area Code)


                      EDMUND P. BERGAN, JR.
                Alliance Capital Management L.P.
       1345 Avenue of the Americas, New York, N.Y.  10105
             (Name and address of Agent for Service)


It is proposed that this filing will become effective (check appropriate box):

     X immediately upon filing pursuant to paragraph (b) on ______________ pursuant to paragraph (b)
         60 days after filing pursuant to paragraph (a)(i) on (date) pursuant to paragraph (a)(i)
         75 days after filing pursuant to paragraph (a)(2) on (date) pursuant to paragraph (a)(2) of Rule 485.

         This Amendment No. 33 is filed under the Investment Company Act of 1940 only, pursuant to General Instruction F.3 of Form N-1A and relates solely to Alliance Strategic Balanced Fund. No information contained in the Registrant's Registration Statement relating to any other series of the Registrant is amended or superseded hereby.

         Part A of this Amendment is incorporated by reference to Post-Effective Amendment No. 28 to the Registrant's Registration
Statement, filed with the Securities and Exchange Commission on January 20, 1998.

(LOGO)(R)                    THE ALLIANCE PORTFOLIOS
                             Alliance Strategic Balanced Fund
                             Alliance Growth Fund
________________________________________________________________
P.O. Box 1520, Secaucus, New Jersey  07096-1520
Toll Free (800) 221-5672
For Literature Toll Free (800) 227-4618
________________________________________________________________

               STATEMENT OF ADDITIONAL INFORMATION
                        November 2, 1998

________________________________________________________________

This Statement of Additional Information is not a prospectus and should be read in conjunction with the Funds' current Prospectus that offers Class A, Class B and Class C shares and the Funds' current Prospectus that offers the Advisor Class shares (the "Advisor Class Prospectus" and, together with the Funds' Prospectus that offers the Class A, Class B and Class C shares, the "Prospectus"). A copy of the Funds' Prospectus may be obtained by contacting Alliance Fund Services, Inc. at the address or telephone numbers shown above.

                        TABLE OF CONTENTS

                                                             PAGE
INVESTMENT POLICIES AND RESTRICTIONS......................
ADDITIONAL INVESTMENT TECHNIQUES OF THE FUNDS.............
INVESTMENT RESTRICTIONS...................................
MANAGEMENT OF THE FUNDS...................................
PORTFOLIO TRANSACTIONS....................................
EXPENSES OF THE FUNDS.....................................
PURCHASE OF SHARES........................................
REDEMPTION AND REPURCHASE OF SHARES.......................
SHAREHOLDER SERVICES......................................
NET ASSET VALUE...........................................
DIVIDENDS, DISTRIBUTIONS AND TAXES........................
GENERAL INFORMATION.......................................
FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT............
  ACCOUNTANTS.............................................
APPENDIX A:  DESCRIPTION OF CORPORATE BOND RATINGS            A-1
APPENDIX B:  CERTAIN EMPLOYEE BENEFIT PLANS                   B-1

__________________________________
(R): This registered service mark used under license from the owner, Alliance Capital Management L.P.

______________________________________________________________

              INVESTMENT POLICIES AND RESTRICTIONS
______________________________________________________________

         The following investment policies and restrictions supplement and should be read in conjunction with the information set forth in the Prospectus of Alliance Strategic Balanced Fund (the "Strategic Balanced Fund"), formerly Alliance Balanced Fund, and Alliance Growth Fund (the "Growth Fund"), each a series (a "Fund") of The Alliance Portfolios (the "Trust"), under the heading "Investment Objective and Policies." In addition to the investment techniques described in this section for each of the Funds, the Funds also may engage in the investment techniques described below under the sub-heading "Additional Investment Techniques of the Funds."

INVESTMENT OBJECTIVE AND POLICIES OF THE STRATEGIC BALANCED FUND

         GENERAL. Although the Fund seeks to reduce the risks associated with any one investment medium by utilizing a variety of investments, performance will depend upon the additional factors of timing, asset allocation and the ability of Alliance Capital Management L.P. (the "Adviser") to anticipate and react to changing market conditions.

         The average dollar-weighted maturity of debt securities held by the Fund will vary according to market conditions and interest rate cycles and will range between 1 year and 30 years under normal market conditions. In periods of rising interest rates, the Fund may, to the extent it holds mortgage-backed securities, be subject to the risk that the average dollar-weighted maturity of its portfolio of debt or other fixed-income securities may be extended as a result of lower than anticipated prepayment rates. See "Mortgage-backed Securities," below.

         As a fundamental policy, the Fund will invest at least 25% of its total assets in fixed-income securities, which for this purpose includes debt securities, preferred stocks and that portion of the value of securities convertible into common stock, including convertible preferred stock and convertible debt, which is attributable to the fixed-income characteristics of those securities.

         The Fund's debt securities will generally consist of investment grade securities, that is securities rated at the time of purchase at least Baa by Moody's Investors Service, Inc. ("Moody's") or BBB by Standard & Poor's ("S&P"), Fitch IBCA,Inc. ("Fitch") or Duff & Phelps Credit Rating Co. ("Duff & Phelps") or will be unrated securities deemed to be of comparable quality by the Adviser. (For a further description of these bond ratings, see Appendix A to this Statement of Additional Information.) Securities rated Baa by Moody's or BBB by S&P, Fitch or Duff & Phelps have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments on such obligations than in the case of higher-rated securities. In the event that the rating of any debt securities held by the Fund falls below Baa by Moody's and/or BBB by S&P, Fitch or Duff & Phelps (or in the case of unrated securities, such securities are no longer determined by the Adviser to be of investment grade), the Fund will not be obligated to dispose of such obligations and may continue to hold such obligations if, in the opinion of the Adviser, such investment is appropriate under the circumstances. For temporary defensive purposes, the Fund may invest in money market instruments.

         MORTGAGE-BACKED SECURITIES. Interest and principal payments (including prepayments) on the mortgages underlying mortgage-backed securities are passed through to the holders of the mortgage-backed security. As a result of the pass-through of prepayments of principal on the underlying securities, mortgage-backed securities are often subject to more rapid prepayment of principal than their stated maturity would indicate. Prepayments occur when the mortgagor on an individual mortgage prepays the remaining principal before the mortgage's scheduled maturity date. Because the prepayment characteristics of the underlying mortgages vary, it is not possible to predict accurately the realized yield or average life of a particular issue of pass-through certificates. During periods of declining interest rates, such prepayments can be expected to accelerate and a Fund investing in such securities would be required to reinvest the proceeds at the lower interest rates then available. Conversely, during periods of rising interest rates, a reduction in prepayments may increase the effective maturities of the securities, subjecting them to a greater risk of decline in market value in response to rising interest rates. In addition, prepayments of mortgages underlying securities purchased at a premium could result in capital losses.

         FOREIGN CURRENCY EXCHANGE TRANSACTIONS. The Fund may engage in foreign currency exchange transactions to protect against uncertainty in the level of future currency exchange rates. The Adviser expects to engage in foreign currency exchange transactions in connection with the purchase and sale of portfolio securities ("transaction hedging") and to protect against changes in the value of specific portfolio positions ("position hedging").

         The Fund may engage in transaction hedging to protect against a change in foreign currency exchange rates between the date on which the Fund contracted to purchase or sell a security and the settlement date, or to "lock in" the U.S. dollar equivalent of a dividend or interest payment in a foreign currency. The Fund may purchase or sell a foreign currency on a spot (or cash) basis at the prevailing spot rate in connection with the settlement of transactions in portfolio securities denominated in that foreign currency.

         If conditions warrant, the Fund may also enter into contracts to purchase or sell foreign currencies at a future date ("forward contracts"), and may purchase and sell foreign currency futures contracts, as a hedge against changes in foreign currency exchange rates between the trade and settlement dates on particular transactions and not for speculation. A foreign currency forward contract is a negotiated agreement higher or lower than the spot rate. Foreign currency futures contracts are standardized exchange-traded contracts and have margin requirements.

         For transaction hedging purposes, the Fund may also purchase and sell call and put options on foreign currency futures contracts and on foreign currencies.

         The Fund may engage in position hedging to protect against a decline in value relative to the U.S. dollar of the currencies in which its portfolio securities are denominated or quoted (or an increase in value of a currency in which securities the Fund intends to buy are denominated, when the Fund holds cash or short-term investments). For position hedging purposes, the Fund may purchase or sell foreign currency futures contracts, foreign currency forward contracts, and options on foreign currency futures contracts and on foreign currencies. In connection with position hedging, the Fund may also purchase or sell foreign currency on a spot basis.

         The Fund's currency hedging transactions may call for the delivery of one foreign currency in exchange for another foreign currency and may at times not involve currencies in which its portfolio securities are then denominated. The Adviser will engage in such "cross hedging" activities when it believes that such transactions provide significant hedging opportunities for the Fund.

         CONVERTIBLE SECURITIES. The Fund may invest in convertible securities. These securities normally provide a higher yield than the underlying stock but lower than a fixed-income security without the conversion feature. Also, the price of the convertible security will normally vary to some degree with changes in the price of the underlying stock although under some market conditions the higher yield of the convertible security tends to make it less volatile than the underlying common stock. In addition, the price of the convertible security will generally also vary inversely to some degree with interest rates. For a description of these risks, see "Investment Objective and Policies of the Growth Fund -- High-Yield Securities" below.

INVESTMENT OBJECTIVE AND POLICIES OF THE GROWTH FUND

         GENERAL. The Fund invests primarily in common stocks and securities convertible into common stocks, such as convertible bonds, convertible preferred stocks and warrants convertible into common stocks. Because the values of fixed- income securities are expected to vary inversely with changes in interest rates generally, when the Adviser expects a general decline in interest rates the Fund may also invest for capital growth in fixed-income securities. The Fund may invest up to 25% of its total assets in fixed-income securities rated at the time of purchase below investment grade, that is, securities rated Ba or lower by Moody's or BB or lower by S&P, Fitch or Duff & Phelps or in unrated fixed-income securities determined by the Adviser to be of comparable quality. For a description of the ratings referred to above, see Appendix A to this Statement of Additional Information. For temporary defensive purposes, the Fund may invest in money market instruments.

         HIGH-YIELD SECURITIES. The Fund may invest in high-yield, high-risk, fixed-income and convertible securities rated at the time of purchase Ba or lower by Moody's or BB or lower by S&P, or, if unrated, judged by the Adviser to be of comparable quality ("High-Yield Securities"). The Fund will generally invest in securities with a minimum rating of Caa- by Moody's or CCC- by S&P or Fitch or CCC by Duff & Phelps or in unrated securities judged by the Adviser to be of comparable quality. However, from time to time, the Fund may invest in securities rated in the lowest grades of Moody's (C), S&P (D), Fitch (D) or Duff & Phelps (DD) or in unrated securities judged by the Adviser to be of comparable quality, if the Fund's management determines that there are prospects for an upgrade or a favorable conversion into equity securities (in the case of convertible securities). Securities rated Ba or BB or lower (and comparable unrated securities) are commonly referred to as "junk bonds." Securities rated D by S&P or Fitch and DD by Duff & Phelps are in default. During the fiscal year ended October 31, 1997, the Fund did not invest in any High-Yield Securities.

         As with other fixed-income securities, High-Yield Securities are subject to credit risk and market risk and their yields may fluctuate. Market risk relates to changes in a security's value as a result of changes in interest rates. Credit risk relates to the ability of the issuer to make payments of principal and interest. High-Yield Securities are subject to greater credit risk (and potentially greater incidences of default) than comparable higher-rated securities because issuers are more vulnerable to economic downturns, higher interest rates or adverse issuer-specific developments. In addition, the prices of High-Yield Securities are generally subject to greater market risk and therefore react more sharply to changes in interest rates. The value and liquidity of High-Yield Securities may be diminished by adverse publicity and investor perceptions.

         Because High-Yield Securities are frequently traded only in markets where the number of potential purchasers and sellers, if any, is limited, the ability of the Fund to sell High-Yield Securities at their fair value either to meet redemption requests or to respond to changes in the financial markets may be limited. Thinly traded High-Yield Securities may be more difficult to value accurately for the purpose of determining the Fund's net asset value. Also, because the market for certain High-Yield Securities is relatively new, that market may be particularly sensitive to an economic downturn or a general increase in interest rates. In addition, under such circumstances the values of such securities may be more volatile.

         Some High-Yield Securities in which the Fund may invest may be subject to redemption or call provisions. Such provisions may limit increases in market value that might otherwise result from lower interest rates while increasing the risk that the Fund may be required to reinvest redemption or call proceeds during a period of relatively low interest rates.

         The credit ratings issued by Moody's, S&P, Fitch and Duff & Phelps, a description of which is included as Appendix A to this Statement of Additional Information, are subject to various limitations. For example, while such ratings evaluate credit risk, they ordinarily do not evaluate the market risk of High-Yield Securities. In certain circumstances, the ratings may not reflect in a timely fashion adverse developments affecting an issuer. For these reasons, the Adviser conducts its own independent credit analysis of High-Yield Securities. When the Fund invests in securities in the lower rating categories, the achievement of the Fund's goals is more dependent on the Adviser's ability than would be the case if the Fund were investing in higher rated securities.

         In the event that the credit rating of a High-Yield Security held by the Fund falls below its rating at the time of purchase (or, in the case of unrated securities, the Adviser determines that the quality of such security has deteriorated since purchased by the Fund), the Fund will not be obligated to dispose of such security and may continue to hold the obligation if, in the opinion of the Adviser, such investment is appropriate in the circumstances.

         Securities rated Baa by Moody's or BBB by S&P, Fitch, or
Duff & Phelps or judged by the Adviser to be of comparable quality share some of the speculative characteristics of High-
Yield Securities described above.

         CONVERTIBLE SECURITIES. The Fund may invest in convertible securities. These securities normally provide a yield that is higher than that of the underlying stock but lower than that of a fixed-income security without the conversion feature. Also, the price of the convertible security will normally vary to some degree with changes in the price of the underlying stock although under some market conditions the higher yield of the convertible security tends to make it less volatile than the underlying common stock. In addition, the price of the convertible security will generally also vary inversely to some degree with interest rates. Convertible debt securities that are rated below BBB by S&P, Fitch, or Duff & Phelps, or Baa by Moody's or comparable unrated securities as determined by the Adviser may share some or all of the risks of High-Yield Securities. For a description of these risks, see "High-Yield Securities" above.

         ZERO-COUPON AND PAYMENT-IN-KIND BONDS. The Fund may at times invest in so-called "zero-coupon" bonds and "payment-in-kind" bonds. Zero-coupon bonds are issued at a significant discount from their principal amount in lieu of paying interest periodically. Payment-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. Because zero-coupon bonds do not pay current interest, their value is generally subject to greater fluctuation in response to changes in market interest rates than bonds which pay interest currently. Both zero-coupon and payment-in-kind bonds allow an issuer to avoid the need to generate cash to meet current interest payments. Accordingly, such bonds may involve greater credit risks than bonds paying interest currently. Even though such bonds do not pay current interest in cash, the Fund is nonetheless required to accrue interest income on such investments and to distribute such amounts at least annually to shareholders. Thus, the Fund could be required to liquidate other investments in order to satisfy its dividend requirements at times when the Adviser would not otherwise deem it advisable to do so.

         FOREIGN CURRENCY EXCHANGE TRANSACTIONS. The Fund may engage in foreign currency exchange transactions to protect against uncertainty in the level of future currency exchange rates. The Adviser expects to engage in foreign currency exchange transactions in connection with the purchase and sale of portfolio securities ("transaction hedging") and to protect against changes in the value of specific portfolio positions("position hedging").

         The Fund may engage in transaction hedging to protect against a change in foreign currency exchange rates between the date on which the Fund contracted to purchase or sell a security and the settlement date, or to "lock in" the U.S. dollar equivalent of a dividend or interest payment in a foreign currency. The Fund may purchase or sell a foreign currency on a spot (or cash) basis at the prevailing spot rate in connection with the settlement of transactions in portfolio securities denominated in that foreign currency.

         If conditions warrant, the Fund may also enter into contracts to purchase or sell foreign currencies at a future date ("forward contracts"), and may purchase and sell foreign currency futures contracts, as a hedge against changes in foreign currency exchange rates between the trade and settlement dates on particular transactions and not for speculation. A foreign currency forward contract is a negotiated agreement higher or lower than the spot rate. Foreign currency futures contracts are standardized exchange-traded contracts and have margin requirements.

         For transaction hedging purposes, the Fund may also purchase and sell call and put options on foreign currency futures contracts and on foreign currencies.

         The Fund may engage in position hedging to protect against a decline in value relative to the U.S. dollar of the currencies in which its portfolio securities are denominated or quoted (or an increase in value of a currency in which securities the Fund intends to buy are denominated, when the Fund holds cash or short-term investments). For position hedging purposes, the Fund may purchase or sell foreign currency futures contracts, foreign currency forward contracts, and options on foreign currency futures contracts and on foreign currencies. In connection with position hedging, the Fund may also purchase or sell foreign currency on a spot basis.

         The Fund's currency hedging transactions may call for the delivery of one foreign currency in exchange for another foreign currency and may at times not involve currencies in which its portfolio securities are then denominated. The Adviser will engage in such "cross hedging" activities when it believes that such transactions provide significant hedging opportunities for the Fund.

PORTFOLIO MANAGEMENT

         The Adviser manages each Fund's portfolio by buying and selling securities to help attain its investment objective. The portfolio turnover rate for each Fund is included under "Financial Highlights" in the Funds' Prospectus. A high portfolio turnover rate will involve greater costs to a Fund (including brokerage commissions and other transaction costs) and may also result in the realization of taxable capital gains, including short-term capital gains taxable at ordinary income rates. See "Dividends, Distributions and Taxes" and "Portfolio Transactions" below.

______________________________________________________________

          ADDITIONAL INVESTMENT TECHNIQUES OF THE FUNDS
______________________________________________________________

REPURCHASE AGREEMENTS

         The repurchase agreements referred to in the Funds' Prospectus are agreements by which a Fund purchases a security and obtains a simultaneous commitment from the seller to repurchase the security at an agreed upon price and date. The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security. The purchased security serves as collateral for the obligation of the seller to repurchase the security. The value of the purchased security is initially greater than or equal to the amount of the repurchase obligation, and the seller is required to furnish additional collateral on a daily basis in order to maintain with the purchaser securities with a value greater than or equal to the amount of the repurchase obligation. Such transactions afford the Funds the opportunity to earn a return on temporarily available cash. While at times the underlying security may be a bill, certificate of indebtedness, note, or bond issued by an agency, authority or instrumentality of the U.S. Government, the obligation of the seller is not guaranteed by the U.S. Government and there is a risk that the seller may fail to repurchase the underlying security, whether because of the seller's bankruptcy or otherwise. In such event, the Funds would attempt to exercise their rights with respect to the underlying security, including possible disposition in the market. However, the Funds may incur various expenses in the attempted enforcement and may be subject to various delays and risks of loss, including (a) possible declines in the value of the underlying security, (b) possible reduced levels of income and lack of access to income and (c) possible inability to enforce their rights.

NON-PUBLICLY TRADED SECURITIES

         The Funds may invest in securities that are not publicly traded, including securities sold pursuant to Rule 144A under the Securities Act of 1933, as amended ("Rule 144A Securities"). The sale of these securities is usually restricted under federal securities laws, and market quotations may not be readily available. As a result, a Fund may not be able to sell these securities (other than Rule 144A Securities) unless they are registered under applicable federal and state securities laws, or may have to sell such securities at less than fair market value. Investment in these securities is restricted to 5% of a Fund's total assets (excluding, to the extent permitted by applicable law, Rule 144A Securities) and is also subject to the restriction against investing more than 15% of total assets in "illiquid" securities. To the extent permitted by applicable law, Rule 144A Securities will not be treated as "illiquid" for purposes of the foregoing restriction so long as such securities meet the liquidity guidelines established by the Trust's Board of Trustees. Pursuant to these guidelines, the Adviser will monitor the liquidity of a Fund's investment in Rule 144A Securities.

FOREIGN SECURITIES

         The Funds may invest without limit in securities of foreign issuers which are not publicly traded in the United States, although each of these Funds generally will not invest more than 15% of its total assets in such securities. The Strategic Balanced Fund may also purchase certificates of deposit issued by foreign branches of domestic banks without regard to the 15% limit. These certificates of deposit are not insured by an agency or instrumentality of the U.S. Government. Investment in foreign issuers or securities principally traded outside the United States may involve certain special risks due to foreign economic, political, diplomatic and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation or nationalization of assets, confiscatory taxation, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets, and foreign securities markets may be subject to less regulation than U.S. securities markets. The laws of some foreign countries may limit the Funds' abilities to invest in securities of certain issuers located in these countries. Foreign brokerage commissions and other fees are also generally higher than in the United States. There are also special tax considerations which apply to securities of foreign issuers and securities principally traded overseas. Foreign settlement procedures and trade regulations may involve certain risks (such as delay in payment or delivery of securities or in the abroad) and expenses not present in the settlement of domestic investments. The Fund may invest a portion of its assets in developing countries or in countries with new or developing capital markets. The risks noted above are generally increased with respect to these investments. These countries may have relatively unstable governments, economies based on only a few industries or securities markets that trade in limited volume. Securities of issuers located in these countries tend to have volatile prices and may offer significant potential for loss.

         The value of foreign investments measured in U.S. dollars will rise or fall because of decreases or increases, respectively, in the value of the U.S. dollar in comparison to the value of the currency in which the foreign investment is denominated. The Fund may buy or sell foreign currencies, options on foreign currencies, foreign currency futures contracts (and related options) and deal in forward foreign currency exchange contracts in connection with the purchase and sale of foreign investments. See "Investment Objective and Policies of the Strategic Balanced Fund--Foreign Currency Exchange Transactions" above.

DESCRIPTIONS OF CERTAIN MONEY MARKET SECURITIES IN
WHICH THE FUNDS MAY INVEST

         CERTIFICATES OF DEPOSIT, BANKERS' ACCEPTANCES AND BANK TIME DEPOSITS. Certificates of deposit are receipts issued by a bank in exchange for the deposit of funds. The issuer agrees to pay the amount deposited plus interest to the bearer of the receipt on the date specified on the certificate. The certificate usually can be traded in the secondary market prior to maturity.

         Bankers' acceptances typically arise from short-term credit arrangements designed to enable businesses to obtain funds to finance commercial transactions. Generally, an acceptance is a time draft drawn on a bank by an exporter or an importer to obtain a stated amount of funds to pay for specific merchandise. The draft is then "accepted" by another bank that, in effect, unconditionally guarantees to pay the face value of the instrument on its maturity date. The acceptance may then be held by the accepting bank as an earning asset or it may be sold in the secondary market at the going rate of discount for a specific maturity. Although maturities for acceptances can be as long as 270 days, most maturities are six months or less.

         Bank time deposits are funds kept on deposit with a bank for a stated period of time in an interest-bearing account. At present, bank time deposits maturing in more than seven days are not considered by the Adviser to be readily marketable.

         COMMERCIAL PAPER. Commercial paper consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued in order to finance current operations.

         VARIABLE NOTES. Variable amount master demand notes and variable amount floating rate notes are obligations that permit the investment of fluctuating amounts by a Fund at varying rates of interest pursuant to direct arrangements between a Fund, as lender, and the borrower. Master demand notes permit daily fluctuations in the interest rate while the interest rate under variable amount floating rate notes fluctuates on a weekly basis. These notes permit daily changes in the amounts borrowed. The Funds have the right to increase the amount under these notes at any time up to the full amount provided by the note agreement, or to decrease the amount, and the borrower may repay up to the full amount of the note without penalty. Because these types of notes are direct lending arrangements between the lender and the borrower, it is not generally contemplated that such instruments will be traded and there is no secondary market for these notes. Master demand notes are redeemable (and, thus, immediately repayable by the borrower) at face value, plus accrued interest, at any time. Variable amount floating rate notes are subject to next-day redemption 14 days after the initial investment therein. With both types of notes, therefore, the Funds' right to redeem depends on the ability of the borrower to pay principal and interest on demand. In connection with both types of note arrangements, the Funds consider earning power, cash flow and other liquidity ratios of the issuer. These notes, as such, are not typically rated by credit rating agencies. Unless they are so rated, a Fund may invest in them only if at the time of an investment the issuer has an outstanding issue of unsecured debt rated Aa or better by Moody's or AA or better by S&P, Fitch, or Duff & Phelps.

ASSET-BACKED SECURITIES

         The Funds may invest in asset-backed securities (unrelated to first mortgage loans) which represent fractional interests in pools of retail installment loans, leases or revolving credit receivables, both secured (such as Certificates for Automobile Receivables or "CARS") and unsecured (such as Credit Card Receivable Securities or "CARDS"). These assets are generally held by a trust and payments of principal and interest or interest only are passed through monthly or quarterly to certificate holders and may be guaranteed up to certain amounts by letters of credit issued by a financial institution affiliated or unaffiliated with the trustee or originator of the trust.

         Like mortgages underlying mortgage-backed securities, underlying automobile sales contracts or credit card receivables are subject to prepayment, which may reduce the overall return to certificate holders. Certificate holders may also experience delays in payment if the full amounts due on underlying sales contracts or receivables are not realized by the trust holding the obligations because of unanticipated legal or administrative costs of enforcing the contracts or because of depreciation or damage to the collateral (usually automobiles) securing certain contracts, or other factors. If consistent with their investment objectives and policies, each of the Funds may invest in other types of asset-backed securities that may be developed in the future.

         The staff of the Securities and Exchange Commission (the "SEC") is of the view that certain asset-backed securities may constitute investment companies under the Investment Company Act of 1940 (the "1940 Act"). The Funds intend to conduct their operations in a manner consistent with this view; therefore, the Funds generally may not invest more than 10% of their total assets in such securities without obtaining appropriate regulatory relief.

LENDING OF SECURITIES

         The Funds may seek to increase income by lending portfolio securities. Under present regulatory policies, including those of the Board of Governors of the Federal Reserve System and the SEC, such loans may be made only to member firms of the New York Stock Exchange (the "Exchange") and would be required to be secured continuously by collateral in cash, cash equivalents, or U.S. Treasury Bills maintained on a current basis at an amount at least equal to the market value of the securities loaned. A Fund would have the right to call a loan and obtain the securities loaned at any time on five days' notice. During the existence of a loan, a Fund would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and would also receive compensation based on investment of the collateral. A Fund would not, however, have the right to vote any securities having voting rights during the existence of the loan but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit there are risks of delay in recovery or even loss of rights in the collateral should the borrower of the securities fail financially. However, the loans would be made only to firms deemed by the Adviser to be of good standing, and when, in the judgment of the Adviser, the consideration that can be earned currently from securities loans of this type justifies the attendant risk. The value of the securities loaned will not exceed 25% of the value of such Fund's total assets at the time any such loan is made.

FORWARD COMMITMENTS AND WHEN-ISSUED AND DELAYED
DELIVERY SECURITIES

         Each of the Funds may enter into forward commitments for the purchase of securities and may purchase securities on a "when-issued" or "delayed delivery" basis. Agreements for such purchases might be entered into, for example, when a Fund anticipates a decline in interest rates and is able to obtain a more advantageous yield by committing currently to purchase securities to be issued later. When a Fund purchases securities in this manner (i.e., on a forward commitment, "when-issued" or "delayed delivery" basis), it does not pay for the securities until they are received, and a Fund is required to create a segregated account with the Trust's custodian and to maintain in that account liquid assets in an amount equal to or greater than, on a daily basis, the amount of the Fund's forward commitments and "when-issued" or "delayed delivery" commitments.

         A Fund will enter into forward commitments and make commitments to purchase securities on a "when-issued" or "delayed delivery" basis only with the intention of actually acquiring the securities. However, a Fund may sell these securities before the settlement date if, in the opinion of the Adviser, it is advisable as a matter of investment strategy.

         Although neither of the Funds intends to make such purchases for speculative purposes and each Fund intends to adhere to the provisions of SEC policies, purchases of securities on such bases may involve more risk than other types of purchases. For example, by committing to purchase securities in the future, a Fund subjects itself to a risk of loss on such commitments as well as on its portfolio securities. Also, a Fund may have to sell assets which have been set aside in order to meet redemptions. In addition, if a Fund determines it is advisable as a matter of investment strategy to sell the forward commitment or "when-issued" or "delayed delivery" securities before delivery, that Fund may incur a gain or loss because of market fluctuations since the time the commitment to purchase such securities was made. Any such gain or loss would be treated as a capital gain or loss and would be treated for tax purposes as such. When the time comes to pay for the securities to be purchased under a forward commitment or on a "when-issued" or "delayed delivery" basis, a Fund will meet its obligations from the then available cash flow or the sale of securities, or, although it would not normally expect to do so, from the sale of the forward commitment or "when-issued" or "delayed delivery" securities themselves (which may have a value greater or less than a Fund's payment obligation).

OPTIONS

         OPTIONS ON SECURITIES. The Funds may write call and put options and may purchase call and put options on securities. Each Fund intends to write only covered options. In addition to the methods of "cover" described in the Prospectus, this means that so long as a Fund is obligated as the writer of a call option, it will own the underlying securities subject to the option or securities convertible into such securities without additional consideration (or for additional cash consideration held in a segregated account by the custodian). In the case of call options on U.S. Treasury Bills, a Fund might own U.S. Treasury Bills of a different series from those underlying the call option, but with a principal amount and value corresponding to the option contract amount and a maturity date no later than that of the securities deliverable under the call option. A Fund will be considered "covered" with respect to a put option it writes, if, so long as it is obligated as the writer of a put option, it deposits and maintains with its custodian in a segregated account liquid assets having a value equal to or greater than the exercise price of the option.

         Effecting a closing transaction in the case of a written call option will permit a Fund to write another call option on the underlying security with either a different exercise price or expiration date or both, or in the case of a written put option will permit a Fund to write another put option to the extent that the exercise price thereof is secured by deposited cash or short-term securities. Such transactions permit a Fund to generate additional premium income, which will partially offset declines in the value of portfolio securities or increases in the cost of securities to be acquired. Also, effecting a closing transaction will permit the cash or proceeds from the concurrent sale of any securities subject to the option to be used for other investments by a Fund, provided that another option on such security is not written. If a Fund desires to sell a particular security from its portfolio on which it has written a call option, it will effect a closing transaction in connection with the option prior to or concurrent with the sale of the security.

         A Fund will realize a profit from a closing transaction if the premium paid in connection with the closing of an option written by the Fund is less than the premium received from writing the option, or if the premium received in connection with the closing of an option purchased by the Fund is more than the premium paid for the original purchase. Conversely, a Fund will suffer a loss if the premium paid or received in connection with a closing transaction is more or less, respectively, than the premium received or paid in establishing the option position. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option previously written by a Fund is likely to be offset in whole or in part by appreciation of the underlying security owned by the Fund.

         A Fund may purchase a security and then write a call option against that security or may purchase a security and concurrently write an option on it. The exercise price of the call a Fund determines to write will depend upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written. In-the-money call options may be used when it is expected that the price of the underlying security will decline moderately during the option period. Out-of-the-money call options may be written when it is expected that the premiums received from writing the call option plus the appreciation in the market price of the underlying security up to the exercise price will be greater than the appreciation in the price of the underlying security alone. If the call options are exercised in such transactions, a Fund's maximum gain will be the premium received by it for writing the option, adjusted upwards or downwards by the difference between the Fund's purchase price of the security and the exercise price. If the options are not exercised and the price of the underlying security declines, the amount of such decline will be offset in part, or entirely, by the premium received.

         The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. If the market price of the underlying security rises or otherwise is above the exercise price, the put option will expire worthless and a Fund's gain will be limited to the premium received. If the market price of the underlying security declines or otherwise is below the exercise price, a Fund may elect to close the position or retain the option until it is exercised, at which time the Fund will be required to take delivery of the security at the exercise price; the Fund's return will be the premium received from the put option minus the amount by which the market price of the security is below the exercise price, which could result in a loss. Out-of-the-money put options may be written when it is expected that the price of the underlying security will decline moderately during the option period. In-the-money put options may be used when it is expected that the premiums received from writing the put option plus the appreciation in the market price of the underlying security up to the exercise price will be greater than the appreciation in the price of the underlying security alone.

         Each of the Funds may also write combinations of put and call options on the same security, known as "straddles," with the same exercise and expiration date. By writing a straddle, a Fund undertakes a simultaneous obligation to sell and purchase the same security in the event that one of the options is exercised. If the price of the security subsequently rises above the exercise price, the call will likely be exercised and the Fund will be required to sell the underlying security at a below market price. This loss may be offset, however, in whole or part, by the premiums received on the writing of the two options. Conversely, if the price of the security declines by a sufficient amount, the put will likely be exercised. The writing of straddles will likely be effective, therefore, only where the price of the security remains stable and neither the call nor the put is exercised. In those instances where one of the options is exercised, the loss on the purchase or sale of the underlying security may exceed the amount of the premiums received.

         By writing a call option, a Fund limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. By writing a put option, a Fund assumes the risk that it may be required to purchase the underlying security for an exercise price above its then current market value, resulting in a capital loss unless the security subsequently appreciates in value. Where options are written for hedging purposes, such transactions constitute only a partial hedge against declines in the value of portfolio securities or against increases in the value of securities to be acquired, up to the amount of the premium.

         Each of the Funds may purchase put options to hedge against a decline in the value of portfolio securities. If such decline occurs, the put options will permit the Fund to sell the securities at the exercise price or to close out the options at a profit. By using put options in this way, a Fund will reduce any profit it might otherwise have realized on the underlying security by the amount of the premium paid for the put option and by transaction costs.

         A Fund may purchase call options to hedge against an increase in the price of securities that the Fund anticipates purchasing in the future. If such increase occurs, the call option will permit the Fund to purchase the securities at the exercise price, or to close out the options at a profit. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by a Fund upon exercise of the option, and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Fund and the Fund will suffer a loss on the transaction to the extent of the premium paid.

         OPTIONS ON SECURITIES INDEXES. Each of the Funds may write (sell) covered call and put options on securities indexes and purchase call and put options on securities indexes. A call option on a securities index is considered covered if, so long as a Fund is obligated as the writer of the call option, the Fund holds in its portfolio securities the price changes of which are expected by the Adviser to replicate substantially the movement of the index or indexes upon which the options written by the Fund are based. A put option on a securities index written by a Fund will be considered covered if, so long as it is obligated as the writer of the put option, the Fund maintains with its custodian in a segregated account liquid assets having a value equal to or greater than the exercise price of the option.

         A Fund may purchase put options on securities indexes to hedge against a decline in the value of portfolio securities. By purchasing a put option on a securities index, a Fund will seek to offset a decline in the value of securities it owns through appreciation of the put option. If the value of a Fund's investments does not decline as anticipated, or if the value of the option does not increase, the Fund's loss will be limited to the premium paid for the option. The success of this strategy will largely depend on the accuracy of the correlation between the changes in value of the index and the changes in value of a Fund's security holdings.

         A Fund may purchase call options on securities indexes to attempt to reduce the risk of missing a broad market advance, or an advance in an industry or market segment, at a time when the Fund holds uninvested cash or short-term debt securities awaiting investment. When purchasing call options for this purpose, a Fund will also bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on stock indexes when a Fund is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility similar to those involved in purchasing call options on securities the Fund owns.

FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS

         FUTURES CONTRACTS. The Funds may enter into interest rate futures contracts, index futures contracts and foreign currency futures contracts. (Unless otherwise specified, interest rate futures contracts, index futures contracts and foreign currency futures contracts are collectively referred to as "Futures Contracts.") Such investment strategies will be used as a hedge and not for speculation.

         Purchases or sales of stock or bond index futures contracts are used for hedging purposes to attempt to protect a Fund's current or intended investments from broad fluctuations in stock or bond prices. For example, a Fund may sell stock or bond index futures contracts in anticipation of or during a market decline to attempt to offset the decrease in market value of the Fund's portfolio securities that might otherwise result. If such decline occurs, the loss in value of portfolio securities may be offset, in whole or part, by gains on the futures position. When a Fund is not fully invested in the securities market and anticipates a significant market advance, it may purchase stock or bond index futures contracts in order to gain rapid market exposure that may, in whole or in part, offset increases in the cost of securities that the Fund intends to purchase. As such purchases are made, the corresponding positions in stock or bond index futures contracts will be closed out.

         Interest rates futures contracts are purchased or sold for hedging purposes to attempt to protect against the effects of interest rate changes on a Fund's current or intended investments in fixed-income securities. For example, if a Fund owned long-term bonds and interest rates were expected to increase, that Fund might sell interest rate futures contracts. Such a sale would have much the same effect as selling some of the long-term bonds in that Fund's portfolio. However, since the futures market is more liquid than the cash market, the use of interest rate futures contracts as a hedging technique allows a Fund to hedge its interest rate risk without having to sell its portfolio securities. If interest rates were to increase, the value of the debt securities in the portfolio would decline, but the value of that Fund's interest rate futures contracts would be expected to increase at approximately the same rate, thereby keeping the net asset value of that Fund from declining as much as it otherwise would have. On the other hand, if interest rates were expected to decline, interest rate futures contracts could be purchased to hedge in anticipation of subsequent purchases of long-term bonds at higher prices. Because the fluctuations in the value of the interest rate futures contracts should be similar to those of long-term bonds, a Fund could protect itself against the effects of the anticipated rise in the value of long-term bonds without actually buying them until the necessary cash became available or the market had stabilized. At that time, the interest rate futures contracts could be liquidated and that Fund's cash reserves could then be used to buy long-term bonds on the cash market.

         The Funds may purchase and sell foreign currency futures contracts for hedging purposes in order to protect against fluctuations in currency exchange rates. Such fluctuations could reduce the dollar value of portfolio securities denominated in foreign currencies, or increase the cost of foreign-denominated securities to be acquired, even if the value of such securities in the currencies in which they are denominated remains constant. The Funds may sell futures contracts on a foreign currency, for example, when they hold securities denominated in such currency and it anticipates a decline in the value of such currency relative to the dollar. If such a decline were to occur, the resulting adverse effect on the value of foreign-denominated securities may be offset, in whole or in part, by gains on the futures contracts. However, if the value of the foreign currency increases relative to the dollar, the Fund's loss on the foreign currency futures contract may or may not be offset by an increase in the value of the securities because a decline in the price of the security stated in terms of the foreign currency may be greater than the increase in value as a result of the change in exchange rates.

         Conversely, the Funds could protect against a rise in the dollar cost of foreign-denominated securities to be acquired by purchasing futures contracts on the relevant currency, which could offset, in whole or in part, the increased cost of such securities resulting from a rise in the dollar value of the underlying currencies. When a Fund purchases futures contracts under such circumstances, however, and the price of securities to be acquired instead declines as a result of appreciation of the dollar, the Fund will sustain losses on its futures position which could reduce or eliminate the benefits of the reduced cost of portfolio securities to be acquired.

         The Funds may also engage in currency "cross hedging" when, in the opinion of the Adviser, the historical relationship among foreign currencies suggests that a Fund may achieve protection against fluctuations in currency exchange rates similar to that described above at a reduced cost through the use of a futures contract relating to a currency other than the U.S. dollar or the currency in which the foreign security is denominated. Such "cross hedging" is subject to the same risks as those described above with respect to an unanticipated increase or decline in the value of the subject currency relative to the dollar.

         OPTIONS ON FUTURES CONTRACTS. The writing of a call option on a Futures Contract constitutes a partial hedge against declining prices of the securities in the Fund's portfolio. If the futures price at expiration of the option is below the exercise price, a Fund will retain the full amount of the option premium, which provides a partial hedge against any decline that may have occurred in the Fund's portfolio holdings. The writing of a put option on a Futures Contract constitutes a partial hedge against increasing prices of the securities or other instruments required to be delivered under the terms of the Futures Contract. If the futures price at expiration of the put option is higher than the exercise price, a Fund will retain the full amount of the option premium, in the price of securities which the Fund intends to purchase. If a put or call option a Fund has written is exercised, the Fund will incur a loss which will be reduced by the amount of the premium it receives. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its options on futures positions, a Fund's losses from exercised options on futures may to some extent be reduced or increased by changes in the value of portfolio securities.

         The Funds may purchase options on Futures Contracts for hedging purposes instead of purchasing or selling the underlying Futures Contracts. For example, where a decrease in the value of portfolio securities is anticipated as a result of a projected market-wide decline or changes in interest or exchange rates, a Fund could, in lieu of selling Futures Contracts, purchase put options thereon. In the event that such decrease were to occur, it may be offset, in whole or part, by a profit on the option. If the market decline were not to occur, the Fund will suffer a loss equal to the price of the put. Where it is projected that the value of securities to be acquired by a Fund will increase prior to acquisition, due to a market advance or changes in interest or exchange rates, a Fund could purchase call options on Futures Contracts, rather than purchasing the underlying Futures Contracts. If the market advances, the increased cost of securities to be purchased may be offset by a profit on the call. However, if the market declines, the Fund will suffer a loss equal to the price of the call, but the securities which the Fund intends to purchase may be less expensive.

FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS

         The Funds may enter into forward foreign currency exchange contracts ("Forward Contracts") to attempt to minimize the risk to the Fund from adverse changes in the relationship between the U.S. dollar and foreign currencies. The Funds intend to enter into Forward Contracts for hedging purposes similar to those described above in connection with their transactions in foreign currency futures contracts. In particular, a Forward Contract to sell a currency may be entered into in lieu of the sale of a foreign currency futures contract where a Fund seeks to protect against an anticipated increase in the exchange rate for a specific currency which could reduce the dollar value of portfolio securities denominated in such currency. Conversely, a Fund may enter into a Forward Contract to purchase a given currency to protect against a projected increase in the dollar value of securities denominated in such currency which the Fund intends to acquire. A Fund also may enter into a Forward Contract in order to assure itself of a predetermined exchange rate in connection with a security denominated in a foreign currency. The Funds may engage in currency "cross hedging" when, in the opinion of the Adviser, the historical relationship among foreign currencies suggests that a Fund may achieve the same protection for a foreign security at a reduced cost through the use of a Forward Contract relating to a currency other than the U.S. dollar or the foreign currency in which the security is denominated.

         If a hedging transaction in Forward Contracts is successful, the decline in the value of portfolio securities or the increase in the cost of securities to be acquired may be offset, at least in part, by profits on the Forward Contract. Nevertheless, by entering into such Forward Contracts, a Fund may be required to forego all or a portion of the benefits which otherwise could have been obtained from favorable movements in exchange rates.

         Each Fund has established procedures consistent with SEC policies concerning purchases of foreign currency through Forward Contracts. Since those policies currently recommend that an amount of a Fund's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, a Fund will always have liquid assets available sufficient to cover any commitments under these contracts or to limit any potential risk.

OPTIONS ON FOREIGN CURRENCIES

         The Funds may purchase and write options on foreign currencies for hedging purposes. For example, a decline in the dollar value of a foreign currency in which portfolio securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of portfolio securities, the Funds may purchase put options on the foreign currency. If the value of the currency does decline, the Funds will have the right to sell such currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio which otherwise would have resulted.

         Conversely, where a rise in the dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, the Funds may purchase call options thereon. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. As in the case of other types of options, however, the benefit to a Fund derived from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, a Fund could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefits of advantageous changes in such rates.

         The Funds may write options on foreign currencies for the same types of hedging purposes or to increase return. For example, where a Fund anticipates a decline in the dollar value of foreign-denominated securities due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised, and the diminution in value of portfolio securities will be offset by the amount of the premium received.

         Similarly, instead of purchasing a call option to hedge against an anticipated increase in the dollar cost of securities to be acquired, a Fund could write a put option on the relevant currency, which, if rates move in the manner projected, will expire unexercised and allow the Fund to hedge such increased cost up to the amount of the premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Fund will be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, a Fund also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

RISK FACTORS IN OPTIONS, FUTURES AND FORWARD TRANSACTIONS

         RISK OF IMPERFECT CORRELATION OF HEDGING INSTRUMENTS WITH A FUND'S PORTFOLIO. The Funds' abilities effectively to hedge all or a portion of their portfolios through transactions in options, Futures Contracts, options on Futures Contracts, Forward Contracts and options on foreign currencies depend on the degree to which price movements in the underlying index or instrument correlate with price movements in the securities that are the subject of the hedge. In the case of futures and options based on an index, the portfolio will not duplicate the components of the index, and in the case of futures and options on are being hedged may not be the same as those underlying such contract. As a result, the correlation, to the extent it exists, probably will not be exact.

         It should be noted that stock index futures contracts or options based upon a narrower index of securities, such as those of a particular industry group, may present greater risk than options or futures based on a broad market index. This is due to the fact that a narrower index is more susceptible to rapid and extreme fluctuations as a result of changes in the value of a small number of securities.

         The trading of futures and options entails the additional risk of imperfect correlation between movements in the futures or option price and the price of the underlying index or instrument. The anticipated spread between the prices may be distorted due to the differences in the nature of the markets, such as differences in margin requirements, the liquidity of such markets and the participation of speculators in the futures market. In this regard, trading by speculators in futures and options has in the past occasionally resulted in market distortions, which may be difficult or impossible to predict, particularly near the expiration of such contracts.

         The trading of options on Futures Contracts also entails the risk that changes in the value of the underlying Futures
Contract will not be fully reflected in the value of the option.

         Further, with respect to options on securities, options on foreign currencies, options on stock indexes and options on Futures Contracts, the Funds are subject to the risk of market movements between the time that the option is exercised and the time of performance thereunder. This could increase the extent of any loss suffered by a Fund in connection with such transactions.

         If a Fund purchases futures or options in order to hedge against a possible increase in the price of securities before the Fund is able to invest its cash in such securities, the Fund faces the risk that the market may instead decline. If the Fund does not then invest in such securities because of concern as to possible further market declines or for other reasons, the Fund may realize a loss on the futures or option contract that is not offset by a reduction in the price of securities purchased.

         In writing a call option on a security, foreign currency, index or Futures Contract, a Fund also incurs the risk that changes in the value of the assets used to cover the position will not correlate closely with changes in the value of the option or underlying index or instrument. For example, when a Fund writes a call option on a stock index, the securities used as "cover" may not match the composition of the index, and the Fund may not be fully covered. As a result, the Fund could suffer a loss on the call which is not entirely offset or not offset at all by an increase in the value of the Fund's portfolio securities.

         The writing of options on securities, options on stock indexes or options on Futures Contracts constitutes only a partial hedge against fluctuations in the value of a Fund's portfolio. When a Fund writes an option, it will receive premium income in return for the holder's purchase of the right to acquire or dispose of the underlying security or future or, in the case of index options, cash. In the event that the price of such obligation does not rise sufficiently above the exercise price of the option, in the case of a call, or fall below the exercise price, in the case of a put, the option will not be exercised and the Fund will retain the amount of the premium, which will constitute a partial hedge against any decline that may have occurred in the Fund's portfolio holdings, or against the increase in the cost of the instruments to be acquired.

         When the price of the underlying obligation moves sufficiently in favor of the holder to warrant exercise of the option, however, and the option is exercised, the Fund will incur a loss which may only be partially offset by the amount of the premium the Fund received. Moreover, by writing an option, a Fund may be required to forego the benefits which might otherwise have been obtained from an increase in the value of portfolio securities or a decline in the value of securities to be acquired.

         In the event of the occurrence of any of the foregoing adverse market events, a Fund's overall return may be lower than if it had not engaged in the transactions described above.

         With respect to the writing of straddles on securities, a Fund incurs the risk that the price of the underlying security will not remain stable, that one of the options written will be exercised and that the resulting loss will not be offset by the amount of the premiums received. Such transactions, therefore, while creating an opportunity for increased return by providing a Fund with two simultaneous premiums on the same security, nonetheless involve additional risk, because the Fund may have an option exercised against it regardless of whether the price of the security increases or decreases.

         POTENTIAL LACK OF A LIQUID SECONDARY MARKET. Prior to exercise or expiration, a futures or option position can be terminated only by entering into a closing purchase or sale transaction. This requires a secondary market for such instruments on the exchange on which the initial transaction was entered into. While the Funds will enter into options or futures positions only if there appears to be a liquid secondary market therefor, there can be no assurance that such a market will exist for any particular contracts at any specific time. In that event, it may not be possible to close out a position held by a Fund, and the Fund could be required to purchase or sell the instrument underlying an option, make or receive a cash settlement or meet ongoing variation margin requirements. Under such circumstances, if the Fund has insufficient cash available to meet margin requirements, it may be necessary to liquidate portfolio securities at a time when, in the opinion of the Adviser, it is disadvantageous to do so. The inability to close out options and futures positions, therefore, could have an adverse impact on the Funds' ability to effectively hedge their portfolios, and could result in trading losses.

         The liquidity of a secondary market in a Futures Contract or option thereon may be adversely affected by "daily price fluctuation limits," established by exchanges, which limit the amount of fluctuation in the price of a contract during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures or option positions and requiring traders to make additional margin deposits. Prices of some Futures Contracts have in the past moved to the daily limit on a number of consecutive trading days.

         The trading of Futures Contracts and options (including options on Futures Contracts) is also subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

         The staff of the SEC has taken the position that over-the-counter options and the assets used as cover for over-the-counter options are illiquid securities, unless certain arrangements are made with the other party to the option contract, permitting the prompt liquidation of the option position. The Funds will enter into those special arrangements only with primary U.S. Government securities dealers recognized by the Federal Reserve Bank of New York ("primary dealers"). Under these special arrangements, the Trust will enter into contracts with primary dealers which provide that each Fund has the absolute right to repurchase an option it writes at any time at a repurchase price which represents fair market value, as determined in good faith through negotiation between the parties, but which in no event will exceed a price determined pursuant to a formula contained in the contract. Although the specific details of the formula may vary between contracts with different primary dealers, the formula will generally be based on a multiple of the premium received by the Fund for writing the option, plus the amount, if any, by which the option is "in-the-money." The formula will also include a factor to account for the difference between the price of the security and the strike price of the option if the option is written "out-of-the-money." Under such circumstances, the Fund only needs to treat as illiquid that amount of the "cover" assets equal to the amount by which (i) the formula price exceeds (ii) any amount by which the market value of the security subject to the option exceeds the exercise price of the option (the amount by which the option is

"in-the-money"). Although each agreement will provide that the Fund's repurchase price shall be determined in good faith (and that it shall not exceed the maximum determined pursuant to the formula), the formula price will not necessarily reflect the market value of the option written; therefore, the Fund might pay more to repurchase the option contract than the Fund would pay to close out a similar exchange-traded option.

         MARGIN. Because of low initial margin deposits made upon the opening of a futures position and the writing of an option, such transactions involve substantial leverage. As a result, relatively small movements in the price of the contract can result in substantial unrealized gains or losses. However, to the extent the Funds purchase or sell Futures Contracts and options on Futures Contracts and purchase and write options on securities and securities indexes for hedging purposes, any losses incurred in connection therewith should, if the hedging strategy is successful, be offset, in whole or in part, by increases in the value of securities held by the Fund or decreases in the prices of securities the Fund intends to acquire. When a Fund writes options on securities or options on stock indexes for other than hedging purposes, the margin requirements associated with such transactions could expose the Fund to greater risk.

         TRADING AND POSITION LIMITS. The exchanges on which futures and options are traded may impose limitations governing the maximum number of positions on the same side of the market and involving the same underlying instrument which may be held by a single investor, whether acting alone or in concert with others (regardless of whether such contracts are held on the same or different exchanges or held or written in one or more accounts or through one or more brokers). In addition, the Commodity Futures Trading Commission (the "CFTC") and the various contract markets have established limits referred to as "speculative position limits" on the maximum net long or net short position which any person may hold or control in a particular futures or option contract. An exchange may order the liquidation of positions found to be in violation of these limits and may impose other sanctions or restrictions. The Adviser does not believe that these trading and position limits will have any adverse impact on the strategies for hedging the portfolios of the Funds.

         RISKS OF OPTIONS ON FUTURES CONTRACTS. The amount of risk a Fund assumes when it purchases an option on a Futures Contract is the premium paid for the option, plus related transaction costs. In order to profit from an option purchased, however, it may be necessary to exercise the option and to liquidate the underlying Futures Contract, subject to the risks of the availability of a liquid offset market described herein. The writer of an option on a Futures Contract is subject to the risks of commodity futures trading, including the requirement of initial and variation margin payments, as well as the additional risk that movements in the price of the option may not correlate with movements in the price of the underlying security, index, currency or Futures Contract.

         RISKS OF FORWARD CONTRACTS, FOREIGN CURRENCY FUTURES CONTRACTS AND OPTIONS THEREON, OPTIONS ON FOREIGN CURRENCIES AND OVER-THE-COUNTER OPTIONS ON SECURITIES. Transactions in Forward Contracts, as well as futures and options on foreign currencies, are subject to all of the correlation, liquidity and other risks outlined above. In addition, however, such transactions are subject to the risk of governmental actions affecting trading in or the prices of currencies underlying such contracts, which could restrict or eliminate trading and could have a substantial adverse effect on the value of positions held by a Fund. In addition, the value of such positions could be adversely affected by a number of other complex political and economic factors applicable to the countries issuing the underlying currencies.

         Further, unlike trading in most other types of instruments, there is no systematic reporting of last sale information with respect to the foreign currencies underlying contracts thereon. As a result, the available information on which trading decisions will be based may not be as complete as the comparable data on which a Fund makes investment and trading decisions in connection with other transactions. Moreover, because the foreign currency market is a global, twenty-four hour market, events could occur on that market which will not be reflected in the forward, futures or options markets until the following day, thereby preventing the Funds from responding to such events in a timely manner.

         Settlements of exercises of over-the-counter Forward Contracts or foreign currency options generally must occur within the country issuing the underlying currency, which in turn requires traders to accept or make delivery of such currencies in conformity with any U.S. or foreign restrictions and regulations regarding the maintenance of foreign banking relationships and fees, taxes or other charges.

         Unlike transactions entered into by the Funds in Futures Contracts and exchange-traded options, options on foreign currencies, Forward Contracts and over-the-counter options on securities and securities indexes are not traded on contract markets regulated by the CFTC or (with the exception of certain foreign currency options) the SEC. Such instruments are instead traded through financial institutions acting as market-makers, although foreign currency options are also traded on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange, subject to SEC regulation. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. Moreover, the option writer could lose amounts substantially in excess of the initial investment, due to the margin and collateral requirements associated with such positions.

         In addition, over-the-counter transactions can be entered into only with a financial institution willing to take the opposite side, as principal, of a Fund's position unless the institution acts as broker and is able to find another counterparty willing to enter into the transaction with the Fund. Where no such counterparty is available, it will not be possible to enter into a desired transaction. There also may be no liquid secondary market in the trading of over-the-counter contracts, and a Fund could be required to retain options purchased or written, or Forward Contracts entered into, until exercise, expiration or maturity. This in turn could limit the Fund's ability to profit from open positions or to reduce losses experienced, and could result in greater losses.

         Further, over-the-counter transactions are not subject to the guarantee of an exchange clearing house, and a Fund will therefore be subject to the risk of default by, or the bankruptcy of, the financial institution serving as its counterparty. A Fund will enter into an over-the-counter transaction only with parties whose creditworthiness has been reviewed and found satisfactory by the Adviser.

         Transactions in over-the-counter options on foreign currencies are subject to a number of conditions regarding the commercial purpose of the purchaser of such option. The Funds are not able to determine at this time whether or to what extent additional restrictions on the trading of over-the-counter options on foreign currencies may be imposed at some point in the future, or the effect that any such restrictions may have on the hedging strategies to be implemented by them.

         As discussed below, CFTC regulations require that a Fund not enter into transactions in commodity futures contracts or commodity option contracts for other than "bona fide" hedging purposes, unless the aggregate initial margin and premiums do not exceed 5% of the fair market value of the Fund's total assets. Premiums paid to purchase over-the-counter options on foreign currencies, and margins paid in connection with the writing of such options, are required to be included in determining compliance with this requirement, which could, depending upon the existing positions in Futures Contracts and options on Futures Contracts already entered into by a Fund, limit the Fund's ability to purchase or write options on foreign currencies. Conversely, the existence of open positions in options on foreign currencies could limit the ability of the Fund to enter into desired transactions in other options or futures contracts.

         While Forward Contracts are not presently subject to regulation by the CFTC, the CFTC may in the future assert or be granted authority to regulate such instruments. In such event, the Fund's ability to utilize Forward Contracts in the manner set forth above could be restricted.

         Options on foreign currencies traded on national securities exchanges are within the jurisdiction of the SEC, as are other securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the Options Clearing Corporation ("OCC"), thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting a Fund to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

         The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, the margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for this purpose. As a result, if the OCC determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC or its clearing member, the OCC may impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions on exercise.

RESTRICTIONS ON THE USE OF FUTURES AND OPTION CONTRACTS

         Under applicable regulations, when a Fund enters into transactions in Futures Contracts and options on Futures Contracts other than for bona fide hedging purposes, that Fund is required to maintain with its custodian in a segregated account cash, short-term U.S. Government securities or high quality U.S. dollar-denominated money market instruments, which, together with any initial margin deposits, are equal to the aggregate market value of the Futures Contracts and options on Futures Contracts that it purchases. In addition, a Fund may not purchase or sell such instruments for other than bona fide hedging purposes if, immediately thereafter, the sum of the amount of initial margin deposits on such futures and options positions and premiums paid for options purchased would exceed 5% of the market value of the Fund's total assets.

         Each Fund has adopted the additional restriction that it will not enter into a Futures Contract if, immediately thereafter, the value of securities and other obligations underlying all such Futures Contracts would exceed 50% of the value of such Fund's total assets. Moreover, a Fund will not purchase put and call options if as a result more than 10% of its total assets would be invested in such options.

ECONOMIC EFFECTS AND LIMITATIONS

         Income earned by a Fund from its hedging activities will be treated as capital gain and, if not offset by net realized capital losses incurred by a Fund, will be distributed to shareholders in taxable distributions. Although gain from such transactions may hedge against a decline in the value of a Fund's portfolio securities, that gain, to the extent not offset by losses, will be distributed in light of certain tax considerations and will constitute a distribution of that portion of the value preserved against decline.

         Neither Fund will "over-hedge," that is, neither Fund will maintain open short positions in futures or options contracts if, in the aggregate, the market value of its open positions exceeds the current market value of its securities portfolio plus or minus the unrealized gain or loss on such open positions, adjusted for the historical volatility relationship between the portfolio and futures and options contracts.

         Each Fund's ability to employ the options and futures strategies described above will depend in part on the availability of liquid markets in such instruments. Markets in financial futures and related options are still developing. It is impossible to predict the amount of trading interest that may hereafter exist in various types of options or futures. Therefore no assurance can be given that a Fund will be able to use these instruments effectively for the purposes set forth above.

         The Funds' ability to use options, futures and forward contracts may be limited by tax considerations. In particular, tax rules might accelerate or adversely affect the character of the income earned on such contracts. In addition, differences between each Fund's book income (upon the basis of which distributions are generally made) and taxable income arising from its hedging activities may result in return of capital distributions, and in some circumstances, distributions in excess of the Fund's book income may be required to be made in order to meet tax requirements.

FUTURE DEVELOPMENTS

         The foregoing discussion relates to each Fund's proposed use of Futures Contracts, Forward Contracts, options and options on Futures Contracts currently available. As noted above, the relevant markets and related regulations are evolving. In the event of future regulatory or market developments, each Fund may also use additional types of futures contracts or options and other investment techniques for the purposes set forth above.

________________________________________________________________

                     INVESTMENT RESTRICTIONS
________________________________________________________________

         Except as described below and except as otherwise specifically stated in the Funds' Prospectus or this Statement of Additional Information, the investment policies of each Fund set forth in the Prospectus and in this Statement of Additional
Information are not fundamental and may be changed without shareholder approval.

         The following is a description of the fundamental restrictions on the investments that may be made by the Funds, which restrictions may not be changed without the approval of a majority of the outstanding voting securities of the relevant Fund.

         Neither of the Funds will:

         (1) Borrow money in excess of 10% of the value (taken at the lower of cost or current value) of its total assets (not including the amount borrowed) at the time the borrowing is made, and then only from banks as a temporary measure to facilitate the meeting of redemption requests (not for leverage) which might otherwise require the untimely disposition of portfolio investments or pending settlement of securities transactions or for extraordinary or emergency purposes.

         (2) Underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under certain federal securities laws.

         (3) Purchase or retain real estate or interests in real estate, although each Fund may purchase securities which are secured by real estate and securities of companies which invest in or deal in real estate.

         (4) Make loans to other persons except by the purchase of obligations in which such Fund may invest consistent with its investment policies and by entering into repurchase agreements, or by lending its portfolio securities representing not more than 25% of its total assets.

         (5) Issue any senior security (as that term is defined in the 1940 Act), if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder. For the purposes of this restriction, collateral arrangements with respect to options, Futures Contracts and options on Futures Contracts and collateral arrangements with respect to initial and variation margins are not deemed to be the issuance of a senior security. (There is no intention to issue senior securities except as set forth in paragraph 1 above.)

         It is also a fundamental policy of each Fund that it may purchase and sell Futures Contracts and related options.

         In addition, the following is a description of operating policies which the Trust has adopted on behalf of the Funds but which are not fundamental and are subject to change without shareholder approval.

         Neither of the Funds will:

              (a) Pledge, mortgage, hypothecate or otherwise encumber an amount of its assets taken at current value in excess of 15% of its total assets (taken at the lower of cost or current value) and then only to secure borrowings permitted by restriction (1) above. For the purpose of this restriction, the deposit of securities and other collateral arrangements with respect to reverse repurchase agreements, options, Futures Contracts, Forward Contracts and options on foreign currencies, and payments of initial and variation margin in connection therewith are not considered pledges or other encumbrances.

              (b) Purchase securities on margin, except that each Fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities, and except that each Fund may make margin payments in connection with Futures Contracts, options on Futures Contracts, options, Forward Contracts or options on foreign currencies.

              (c) Make short sales of securities or maintain a short position for the account of such Fund unless at all times when a short position is open it owns an equal amount of such securities or unless by virtue of its ownership of other securities it has at all such times a right to obtain securities (without payment of further consideration) equivalent in kind and amount to the securities sold, provided that if such right is conditional the sale is made upon equivalent conditions and further provided that no Fund will make such short sales with respect to securities having a value in excess of 5% of its total assets.

              (d) Write, purchase or sell any put or call option or any combination thereof, provided that this shall not prevent a Fund from writing, purchasing and selling puts, calls or combinations thereof with respect to securities, indexes of securities or foreign currencies, and with respect to Futures
                   Contracts.

              (e) Purchase voting securities of any issuer if such purchase, at the time thereof, would cause more than 10% of the outstanding voting securities of such issuer to be held by such Fund; or purchase securities of any issuer if such purchase at the time thereof would cause more than 10% of any class of securities of such issuer to be held by such Fund. For this purpose all indebtedness of an issuer shall be deemed a single class and all preferred stock of an issuer shall be deemed a single class.

              (f) Invest in securities of any issuer if, to the knowledge of the Trust, officers and Trustees of the Trust and officers and directors of the Adviser who beneficially own more than 0.5% of the shares of securities of that issuer together own more than 5%.

              (g)  Purchase securities issued by any other
                   registered open-end investment company or investment trust except (A) by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or (B) where no commission or profit to a sponsor or dealer results from such purchase, or (C) when such purchase, though not made in the open market, is part of a plan of merger or consolidation; provided, however, that a Fund will not purchase such securities if such purchase at the time thereof would cause more than 5% of its total assets (taken at market value) to be invested in the securities of such issuers; and, provided further, that a Fund's purchases of securities issued by such open-end investment company will be consistent with the provisions of the 1940 Act.

              (h) Make investments for the purpose of exercising control or management.

              (i) Participate on a joint or joint and several basis in any trading account in securities.

              (j) Invest in interests in oil, gas, or other mineral exploration or development programs, although each Fund may purchase securities which are secured by such interests and may purchase securities of issuers which invest in or deal in oil, gas or other mineral exploration or development programs.

              (k) Purchase warrants, if, as a result, a Fund would have more than 5% of its total assets invested in warrants or more than 2% of its total assets invested in warrants which are not listed on the New York Stock Exchange or the American Stock Exchange.

              (l) Purchase commodities or commodity contracts, provided that this shall not prevent a Fund from entering into interest rate futures contracts, securities index futures contracts, foreign currency futures contracts, forward foreign currency exchange contracts and options (including options on any of the foregoing) to the extent such action is consistent with such Fund's investment objective and policies.

              (m) Purchase additional securities in excess of 5% of the value of its total assets until all of a Fund's outstanding borrowings (as permitted and described in Restriction No. 1 above) have been repaid.

         Whenever any investment restriction states a maximum percentage of a Fund's assets which may be invested in any security or other asset, it is intended that such maximum percentage limitation be determined immediately after and as a result of such Fund's acquisition of such securities or other assets. Accordingly, any later increase or decrease beyond the specified limitation resulting from a change in value or net asset value will not be considered a violation of such percentage limitation.

______________________________________________________________

                     MANAGEMENT OF THE FUNDS
______________________________________________________________

Adviser

         Alliance Capital Management L.P., a Delaware limited partnership with principal offices at 1345 Avenue of the Americas, New York, New York 10105, has been retained under an investment advisory agreement (the "Investment Advisory Contract") to provide investment advice and, in general, to conduct the management and investment program of the Trust under the supervision of the Trust's Board of Trustees (see "Management of the Funds" in the Prospectus).


         The Adviser is a leading international investment manager supervising client accounts with assets as of June 30, 1998, totaling more than $262 billion (of which more than $107 billion represented the assets of investment companies). The Adviser's clients are primarily major corporate employee benefit funds, public employee retirement systems, investment companies, foundations and endowment funds. The 58 registered investment companies managed by the Adviser, comprising 123 separate investment portfolios, currently have more than 3.5 million shareholders. As of September 30, 1998, the Adviser and its subsidiaries employed approximately 2,000 employees who operate out of domestic offices and the offices of subsidiaries in Bahrain, Bangalore, Cairo, Chennai, Hong Kong, Istanbul, Johannesburg, London, Luxembourg, Madrid, Moscow, Mumbai, New Delhi, Paris, Pune, Sao Paolo, Seoul, Singapore, Sydney, Tokyo, Toronto, Vienna and Warsaw. As of June 30, 1998, the Adviser was retained as an investment manager for employee benefit plan assets of 32 of the FORTUNE 100 companies.

         Alliance Capital Management Corporation ("ACMC"), the sole general partner of, and the owner of a 1% general partnership interest in the Adviser, is an indirect wholly-owned subsidiary of the Equitable Life Assurance Society of the United States ("Equitable"), one of the largest life insurance companies in the United States and a wholly-owned subsidiary of the Equitable Companies Incorporated ("ECI"). ECI is a holding company controlled by AXA-UAP ("AXA") a French insurance holding company which at March 1, 1998, beneficially owned approximately 59% of the outstanding voting shares of ECI. As of June 30, 1998, ACMC, Inc. and Equitable Capital Management Corporation, each a wholly-owned direct or indirect subsidiary of Equitable, together with Equitable, owned in the aggregate approximately 57% of the issued and outstanding units representing assignments of beneficial ownership of limited partnership interests in the Adviser.

         AXA is a holding company for an international group of insurance and related financial services companies. AXA's insurance operations include activities in life insurance, property and casualty insurance and reinsurance. The insurance operations are diverse geographically, with activities principally in Western Europe, North America and the Asia/Pacific area. AXA is also engaged in asset management, investment banking, securities trading, brokerage, real estate and other financial services activities principally in the United States, as well as in Western Europe and the Asia/Pacific area.

         Based on information provided by AXA, as of March 31, 1998, more than 30% of the voting power of AXA was controlled directly and indirectly by FINAXA, a French holding company. As of March 31, 1998 approximately 74% of the voting power of FINAXA was controlled directly and indirectly by four French mutual insurance companies (the "Mutuelles AXA"), one of which, AXA Assurances I.A.R.D. Mutuelle, itself controlled directly and indirectly more than 42% of the voting power of FINAXA. Acting as a group, the Mutuelles AXA control AXA and FINAXA.

INVESTMENT ADVISORY CONTRACT AND EXPENSES

         The Adviser serves as investment manager and adviser of each of the Funds, continuously furnishes an investment program for each Fund and manages, supervises and conducts the affairs of each Fund. The Investment Advisory Contract also provides that the Adviser will furnish or pay the expenses of the Trust for office space, facilities and equipment, services of executive and other personnel of the Trust and certain administrative services. The Adviser is compensated for its services to the Strategic Balanced Fund at an annual rate of .75% of the Fund's average daily net assets. The Adviser is compensated for its services to the Growth Fund at an annual rate of 0.75% of the first $3 billion of the Fund's average daily net assets, 0.70% of the next $1 billion of such assets, 0.65% of the next $1 billion of such assets, and 0.60% of such average net assets in excess of $5 billion.


         The Adviser is, under the Investment Advisory Contract, responsible for certain expenses incurred by the Funds, including, for example, office facilities and certain administrative services, and any expenses incurred in promoting the sale of Fund shares (other than the portion of the promotional expenses borne by the Fund in accordance with an effective plan pursuant to Rule 12b-1 under the 1940 Act, and the costs of printing Fund prospectuses and other reports to shareholders and fees related to registration with the Securities and Exchange Commission and with state regulatory authorities).

         For the fiscal year ended October 31, 1997, the Adviser earned $31,680,829 in management fees from the Growth Fund (none of which was waived). For the fiscal year ended October 31, 1996, the Adviser earned $20,263,705 in management fees from the Growth Fund (none of which was waived). For the fiscal year ended October 31, 1995, the Adviser earned $11,100,437 in management fees from the Growth Fund (none of which was waived).

         For the fiscal year ended July 31, 1998, the Adviser earned $385,597 in management fees from the Strategic Balanced Fund (of which $281,633 was waived). For the fiscal year ended July 31, 1997, the Adviser earned $380,244 in management fees from the Strategic Balanced Fund (of which $334,820 was waived). For the fiscal year ended July 31, 1996, the Adviser earned $396,099 in management fees from the Strategic Balanced Fund (of which $194,243 was waived).

         The Investment Advisory Contract provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually (i) by the Board of Trustees or by vote of a majority of the outstanding voting securities of the relevant Fund, and (ii) by vote of a majority of the Trustees who are not interested persons of the Adviser cast in person at a meeting called for the purpose of voting on such approval. Any amendment to the Investment Advisory Contract must be approved by vote of a majority of the outstanding voting securities of the relevant Fund and by vote of a majority of the Trustees who are not such interested persons, cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Contract may be terminated without penalty by the Adviser, by vote of the Trustees or by vote of a majority of the outstanding voting securities of the relevant Fund upon sixty days' written notice, and it terminates automatically in the event of its assignment. The Adviser controls the word "Alliance" in the names of the Trust and each Fund, and if Alliance should cease to be the investment manager of any Fund, the Trust and such Fund may be required to change their names and delete the word "Alliance" from their names.

         The Investment Advisory Contract provides that the Adviser shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

TRUSTEES AND OFFICERS

         The Trustees and principal officers of the Trust, their ages as of the date of this Statement of Additional Information and their primary occupations during the past five years are set forth below.

TRUSTEES

         John D. Carifa,* 53, Chairman of the Board, is the
President, Chief Operating Officer, and a Director of ACMC, with which he has been associated since prior to 1993. His address is 1345 Avenue of the Americas, New York, New York 10105.

         Ruth Block, 67, was formerly an Executive Vice President and the Chief Insurance Officer of Equitable. She is a Director of Ecolab Incorporated (specialty chemicals) and Amoco
Corporation (oil and gas).  Her address is P.O. Box 4623,
Stamford, Connecticut 06903.

         Richard W. Couper, 75, is President Emeritus and Trustee
of The Woodrow Wilson Fellowship Foundation and President
____________________

* An "interested person" of the Trust, as defined by the 1940 Act.

Emeritus of the New York Public Library.  His address is Box 345,
Clinton, New York, 13323-0345.

         William H. Foulk, Jr., 66, is an Investment Adviser and an independent consultant. He was formerly Senior Manager of Barrett Associates, Inc., a registered investment adviser, with which he had been associated since prior to 1993. His address is Room 100, 2 Greenwich Plaza, Greenwich, Connecticut 06830.

         Brenton W. Harries, 70, is a Director of Enhance
Reinsurance Co. and was formerly the President and Chief
Executive of Global Electronic Markets Company.  His address is
14 Point Road, Wilson Point, South Norwalk, Connecticut 06854.

         Donald J. Robinson, 64, is Senior Counsel to the law firm of Orrick, Herrington and Sutcliffe and was formerly a senior partner and a member of the Executive Committee of that firm. He was also a Trustee of the Museum of the City of New York from 1977 to 1995. His address is 98 Hell's Peak Road, Weston, Vermont 05161.

OFFICERS

         John D. Carifa, President, see biography above.

         Edmund P. Bergan, Jr., 48, Clerk, is a Senior Vice President and General Counsel of Alliance Fund Distributors, Inc. ("AFD") and Alliance Fund Services, Inc. ("AFS"), with which he has been associated since prior to 1993. His address is 1345 Avenue of the Americas, New York, New York 10105.

         Mark D. Gersten, 48, Treasurer and Chief Financial
Officer, is a Senior Vice President of AFS, with which he has been associated since prior to 1993. His address is 500 Plaza
Drive, Secaucus, New Jersey 07094.

         Vincent S. Noto, 34, Controller and Chief Accounting
Officer, is a Vice President of AFS, with which he has been associated since prior to 1993. His address is 500 Plaza Drive, Secaucus, New Jersey 07094.

         Bruce W. Calvert, 52, Vice President, is the Vice
Chairman and Chief Investment Officer of ACMC, with which he has been associated since prior to 1993. His address is 1345 Avenue of the Americas, New York 10105.

         Kathleen A. Corbet, 39, Vice President, is an Executive
Vice President of ACMC, with which she has been associated since
July 1993.  Her address is 1345 Avenue of the Americas, New York,
New York 10105.

         Wayne D. Lyski, 57, Vice President, is an Executive Vice
President of ACMC, with which he has been associated since prior to 1993. His address is 1345 Avenue of the Americas, New York,
New York 10105.

         Nicholas D.P. Carn, 40, Vice President, is a Vice President of ACMC, with which he has been associated since 1997. Prior thereto, he was Chief Investment Officer and Portfolio Manager at Draycott Partners. His address is 1345 Avenue of the Americas, New York, New York 10105.

         Tyler Smith, 60, Vice President, is a Senior Vice
President of ACMC, with which he has been associated since July
1993.  His address is 1345 Avenue of the Americas, New York, New
York 10105.

         Andrew L. Gangolf, 44, Assistant Clerk, is a Vice President and Assistant General Counsel of AFD, with which he has been associated since December 1994. Prior thereto, he was Vice President and Assistant Secretary of Delaware Management Co., Inc. His address is 1345 Avenue of the Americas, New York, New York 10105.

         Domenick Pugliese, 37, Assistant Clerk, is a Vice President and Assistant General Counsel of AFD, with which he has been associated since May 1995. Prior thereto, he was Vice President and General Counsel of Concorde Holding Corporation since 1994 and Vice President and Associate General Counsel of Prudential Securities since prior to 1993. His address is 1345 Avenue of the Americas, New York, New York 10105.


         Emilie D. Wrapp, 42, Assistant Clerk, is a Vice
President and Assistant General Counsel of AFD, with which she has been associated since prior to 1993. Her address is 1345
Avenue of the Americas, New York, New York 10105.


         The aggregate compensation paid to each of the Trustees by the Strategic Balanced Fund for the fiscal year ended July 31, 1998, and by the Growth Fund for the fiscal year ended October 31, 1997, the aggregate compensation paid to each of the Trustees during calendar year 1997 by all of the funds to which the Adviser provides investment advisory services (collectively, the "Alliance Fund Complex"), and the total number of registered investment companies (and separate investment portfolios within the companies)in the Alliance Fund Complex with respect to which each of the Trustees serves as a director or trustee, are set forth below. Neither of the Funds nor any fund in the Alliance Fund Complex provides compensation in the form of pension or retirement benefits to any of its directors or trustees. Each of the Trustees is a director or trustee of one or more other registered investment companies in the Alliance Fund Complex.


                                                                 Total Number
                                                                 of Investment
                                                   Total Number  Portfolios
                                                   of Investment Within the
                                                   Companies in  Alliance Fund
                                       Total Com-  the Alliance  Complex,
                 Aggre-                pensation   Fund Complex, Including
                 gate       Aggregate  From the    Including the the Fund,
                 Compensa-  Compen-    Alliance    Fund, as to   as to which
                 tion from  sation     Fund        which the     the Trustee
                 Strategic  from       Complex,    Trustee is    is a
                 Balanced   Growth     Including   a Director    Director
Name of Trustee  Fund       Fund       the Fund    or Trustee    or Trustee*

John D. Carifa        $ -0-   $ -0-     $ -0-           53           118
Ruth Block            $4,407  $6,413    $164,000        40            81
Richard W. Couper     $5,500  $7,400    $ 94,000         2            19
William H. Foulk, Jr. $4,407  $6,221    $149,145        48           113
Brenton W. Harries    $5,400  $7,400    $102,000         2            19
Donald J. Robinson    $4,407  $7,200    $217,358        44           107


         As of January 16, 1998, the Trustees and officers of Growth Fund as a group owned less than 1% of the shares of the Fund.

         As of October 9, 1998, the Trustees and officers of Strategic Balanced Fund as a group owned less than 1% of the shares of the Fund.

         The Trust undertakes to provide assistance to shareholders in communications concerning the removal of any Trustee of the Trust in accordance with Section 16 of the 1940
Act.

______________________________________________________________

                     PORTFOLIO TRANSACTIONS
______________________________________________________________

         Under the general supervision of the Board of Trustees, the Adviser makes the Funds' portfolio decisions and determines the broker to be used in each specific transaction with the objective of negotiating a combination of the most favorable commission and the best price obtainable on each transaction (generally defined as best execution). When consistent with the objective of obtaining best execution, brokerage may be directed to persons or firms supplying investment information to the Adviser. Neither the Funds nor the Adviser have entered into agreements or understandings with any brokers regarding the placement of securities transactions because of research services they provide. To the extent that such persons or firms supply investment information to the Adviser for use in rendering investment advice to the Funds, such information may be supplied at no cost to the Adviser and, therefore, may have the effect of reducing the expenses of the Adviser in rendering advice to the Funds. While it is impossible to place an actual dollar value on such investment information, the Adviser believes its receipt probably does not reduce the overall expenses of the Adviser to any material extent.

         The investment information provided to the Adviser is of the type described in Section 28(e) of the Securities Exchange Act of 1934, as amended, and is designed to augment the Adviser's own internal research and investment strategy capabilities. Research services furnished by brokers through which the Funds effect securities transactions are used by the Adviser in carrying out its investment management responsibilities with respect to all its clients' accounts. There may be occasions where the transaction cost charged by a broker may be greater than that which another broker may charge if it is determined in good faith that the amount of such transaction cost is reasonable in relation to the value of brokerage and research services provided by the executing broker.

         The Funds may deal in some instances in securities which are not listed on a national securities exchange but are traded in the over-the-counter market. They may also purchase listed securities through the third market. Where transactions are executed in the over-the-counter market or third market, the Funds will seek to deal with the primary market makers; but when necessary in order to obtain best execution, they will utilize the services of others.

         Aggregate securities transactions for the Growth Fund during the fiscal year ended October 31, 1997 were $1,458,023,454 and, in connection therewith, brokerage commissions of $1,326,056 (32.3%) were allocated to persons or firms supplying research information. Aggregate securities transactions for the Strategic Balanced Fund during the fiscal year ended July 31, 1998 were $101,940,022 and, in connection therewith, brokerage commissions of $2,136 (2.29%) were allocated to persons or firms supplying research information.

         For the fiscal years ended October 31, 1995, 1996 and 1997, the Growth Fund paid aggregate brokerage commissions of $3,231,153, $3,395,225 and $4,109,583, respectively. For the fiscal years ended July 31, 1996, 1997 and 1998, the Strategic

Balanced Fund paid aggregate brokerage commissions of $173,237, 100,951 and $93,166, respectively.

         The extent to which commissions that will be charged by broker-dealers selected by the Funds may reflect an element of value for research cannot presently be determined. To the extent that research services of value are provided by broker-dealers with or through whom the Funds place portfolio transactions, the Adviser may be relieved of expenses which it might otherwise bear. Research services furnished by broker-dealers could be useful and of value to the Adviser in servicing its other clients as well as the Funds; on the other hand, certain research services obtained by the Adviser as a result of the placement of portfolio brokerage of other clients could be useful and of value to it in servicing the Funds. Consistent with the Conduct Rules of the National Association of Securities Dealers, Inc. and subject to seeking best execution, the Funds may consider sales of shares of the Funds or other investment companies managed by the Adviser as a factor in the selection of broker-dealers to execute portfolio transactions for the Funds.

         The Funds may from time to time place orders for the purchase or sale of securities (including listed call options) with Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and with brokers which may have their transactions cleared or settled, or both, by the Pershing Division of DLJ, for which DLJ may receive a portion of the brokerage commissions. In such instances, the placement of orders with such brokers would be consistent with the Funds' objective of obtaining the best execution and would not be dependent upon the fact that DLJ is an affiliate of the Adviser. With respect to orders placed with DLJ for execution on a national securities exchange, commissions received must conform to Section 17(e)(2)(A) of the 1940 Act and Rule 17e-1 thereunder, which permit an affiliated person of a registered investment company (such as the Trust), or any affiliated person of such person, to receive a brokerage commission from such registered investment company provided that such commission is reasonable and fair compared to the commissions received by other brokers in connection with comparable transactions involving similar securities during a comparable period of time.

         The brokerage transactions engaged in by the Funds with DLJ and its affiliates during the fiscal years ended October 31, 1997 for the Growth Fund and July 31, 1998 for the Strategic
Balanced Fund are set forth below:

                                                                 % of Fund's
                                              % of Fund's        Aggregate
                                 Amount of    Aggregate          Dollar
Fiscal Year                      Brokerage    Brokerage          Amount of
Ended              Fund          Commissions  Commissions        Transactions

October 31, 1997   Growth Fund   $14,245      0.35%              0.00%

July 31, 1998      Strategic     $0           0.00%              0.00%
                   Balanced Fund


______________________________________________________________

                      EXPENSES OF THE FUNDS
______________________________________________________________

         In addition to the payments to the Adviser under the Investment Advisory Contract described above, the Trust pays certain other costs including (a) brokerage and commission expenses, (b) federal, state and local taxes, including issue and transfer taxes incurred by or levied on a Fund, (c) interest charges on borrowing, (d) fees and expenses of registering the shares of the Funds under the appropriate federal securities laws and of qualifying shares of the Funds under applicable state securities laws including expenses attendant upon renewing and increasing such registrations and qualifications, (e) expenses of printing and distributing the Funds' prospectuses and other reports to shareholders, (f) costs of proxy solicitations,
(g) transfer agency fees described below, (h) charges and expenses of the Trust's custodian, (i) compensation of the Trust's officers, Trustees and employees who do not devote any part of their time to the affairs of the Adviser or its affiliates, (j) costs of stationery and supplies, and (k) such promotional expenses as may be contemplated by the Distribution Services Agreement described below.

DISTRIBUTION ARRANGEMENTS

         Rule 12b-1 adopted by the SEC under the 1940 Act permits an investment company to directly or indirectly pay expenses associated with the distribution of its shares in accordance with a duly adopted and approved plan. The Trust has adopted a plan for each class of shares of the Funds pursuant to Rule 12b-1 (each a "Plan" and collectively the "Plans"). Pursuant to the Plans, each Fund pays AFD (the "Principal Underwriter") a Rule 12b-1 distribution services fee which may not exceed an annual rate of .50% of a Fund's aggregate average daily net assets attributable to the Class A shares, 1.00% of a Fund's aggregate average daily net assets attributable to the Class B shares and 1.00% of a Fund's aggregate average daily net assets attributable to the Class C shares to compensate the Principal Underwriter for distribution expenses. The Trustees currently limit payments under the Class A Plan to .30% of a Fund's aggregate average daily net assets attributable to the Class A shares. The Plans provide that a portion of the distribution services fee in an amount not to exceed .25% of the aggregate average daily net assets of a Fund attributable to each of the Class A, Class B and Class C shares constitutes a service fee that the Principal Underwriter will use for personal service and/or the maintenance of shareholder accounts. The Plans also provide that the Adviser may use its own resources, which may include management fees received by the Adviser from the Trust or other investment companies which it manages and the Adviser's past profits, to finance the distribution of the Funds' shares.

         Each Plan may be terminated with respect to the class of shares of any Fund to which the Plan relates by vote of a majority of the Trustees who are not "interested persons" of the Trust and who have no direct or indirect financial interest in the operation of the Plans or in any agreement related to the Plans (the "Qualified Trustees"), or by vote of a majority of the outstanding voting securities of that class. Each Plan may be amended by vote of the Trustees, including a majority of the Qualified Trustees, cast in person at a meeting called for that purpose. Any change in a Plan that would materially increase the distribution costs to the class of shares of any Fund to which the Plan relates requires approval by the affected class of shareholders of that Fund. The Trustees review quarterly a written report of such distribution costs and the purposes for which such costs have been incurred with respect to each Fund's Class A, Class B and Class C shares. For so long as the Plans are in effect, selection and nomination of those Trustees who are not interested persons of the Trust shall be committed to the discretion of such disinterested persons.

         The Plans may be terminated with respect to any Fund or class of shares thereof at any time on 60 days' written notice without payment of any penalty by the Principal Underwriter or by vote of a majority of the outstanding voting securities of that Fund or that class (as appropriate) or by vote of a majority of the Qualified Trustees.

         The Plans will continue in effect with respect to each Fund and each class of shares thereof for successive one-year periods, provided that each such continuance is specifically approved (i) by the vote of a majority of the Qualified Trustees and (ii) by the vote of a majority of the entire Board of Trustees cast in person at a meeting called for that purpose.

         For services rendered by the Principal Underwriter in connection with the distribution of Class A shares, the Principal

Underwriter received $67,585 in 12b-1 fees, pursuant to the Plan applicable to such shares, and $3,305 in sales charges with respect to the Class A shares of the Strategic Balanced Fund for the fiscal year ended July 31, 1998. For services rendered by the Principal Underwriter in connection with the Distribution of Class A shares, the Principal Underwriter received $1,931,232 in 12b-1 fees, pursuant to the Plan applicable to such shares, and $216,796 in sales charges and $9,882 in contingent deferred sales charges with respect to the Class A shares of the Growth Fund for the fiscal year ended October 31, 1997.

         For services rendered by the Principal Underwriter in connection with the distribution of Class B shares, the Principal Underwriter received $258,610 in 12b-1 fees, pursuant to the Plan applicable to such shares, and $12,289 in contingent deferred sales charges with respect to the Class B shares of the Strategic Balanced Fund for the fiscal year ended July 31, 1998. For services rendered by the Principal Underwriter in connection with the distribution of Class B shares, the Principal Underwriter received $30,755,087 in 12b-1 fees, pursuant to the Plan applicable to such shares, and $4,125,626 in contingent deferred sales charges with respect to the Class B shares of the Growth Fund for the fiscal year ended October 31, 1997.

         For services rendered by the Principal Underwriter in connection with the distribution of Class C shares, the Principal Underwriter received $30,232 in 12b-1 fees, pursuant to the Plan applicable to such shares, and $1,684 in contingent deferred sales charges with respect to the Class C shares of the Strategic Balanced Fund for the fiscal year ended July 31, 1998. For services rendered by the Principal Underwriter in connection with the distribution of Class C shares, the Principal Underwriter received $5,105,935 in 12b-1 fees, pursuant to the Plan applicable to such shares, and $101,192 in contingent deferred sales charges with respect to the Class C shares of the Growth Fund for the fiscal years ended October 31, 1997.

         The Principal Underwriter has informed the Trust that expenses incurred by it and costs allocated to it in connection with activities primarily intended to result in the sale of Class A, Class B, and Class C shares, respectively, were as follows for the periods indicated:

                     STRATEGIC BALANCED FUND

              Amount of Expense and Allocated Cost


                        Class A Shares   Class B Shares    Class C Shares
                        (for the Fiscal  (for the Fiscal   (for the Fiscal
                        year ended       year ended        year ended
Category of Expense     July 31, 1998)   July 31, 1998)    July 31, 1998)

Advertising/Marketing      $ 21,884         $ 53,912           $ 14,973

Printing and Mailing
  of Prospectuses and
  Semi-Annual and
  Annual Reports to
  Other than Current
  Shareholders             $  1,384         $  5,425           $  1,236

Compensation to
  Underwriters             $ 46,173         $114,277           $ 29,143

Compensation to
  Dealers                  $ 72,159         $223,667           $ 39,093

Compensation to Sales
   Personnel               $  3,835         $  3,023           $    729

Interest, Carrying or
   Other Financing
   Charges                 $  0             $ 27,128           $  3,177

Other (includes personnel
  costs of those home
  office employees involved
  in the distribution
  effort and the
  travel-related expenses
  incurred by the marketing
  personnel conducting
  seminars)                $ 70,160         $157,883           $ 40,424

Total                      $215,595         $585,315           $128,775
                           ========         ========           ========

                           GROWTH FUND

              Amount of Expense and Allocated Cost

                        Class A Shares   Class B Shares    Class C Shares
                        (For the Fiscal  (For the Fiscal   (For the Fiscal
                        year ended       year ended        year ended
                        October 31,      October 31,       October 31,
Category of Expense     1997)            1997)             1997)

Advertising/Marketing   $  153,682       $   532,693       $  121,477

Printing and Mailing
  of Prospectuses and
  Semi-Annual and
  Annual Reports to
  Other than Current
  Shareholders          $   57,802       $   219,834       $   49,321

Compensation to
  Underwriters          $  307,493       $ 1,100,520       $  248,667

Compensation to
  Dealers               $1,594,084       $30,483,485       $5,038,885

Compensation to Sales
  Personnel             $  468,205       $   584,769       $  117,224

Interest, Carrying or
  Other Financing
  Charges                     -          $ 3,611,838       $  501,326

Other (includes
  personnel costs
  of those home office
  employees involved
  in the distribution
  effort and the
  travel-related
  expenses incurred
  by the marketing
  personnel conducting
  seminars)             $  727,604       $ 1,395,919       $  315,409

                        $3,308,870       $37,929,058       $6,392,309
                        ==========       ===========       ==========

CUSTODIAL ARRANGEMENTS

         State Street Bank and Trust Company ("State Street Bank"), 225 Franklin Street, Boston, MA, 02110 acts as the Trust's custodian, but plays no part in deciding the purchase or sale of portfolio securities. Subject to the supervision of the Funds' Trustees, State Street Bank may enter into subcustodial agreements for the holding of the Funds' securities outside of the United States.

TRANSFER AGENCY ARRANGEMENTS

         AFS, an indirect wholly-owned subsidiary of the Adviser, receives a transfer agency fee per account holder of each of the Class A, Class B , Class C and Advisor Class shares of the Trust, plus reimbursement for out-of-pocket expenses. The transfer agency fee with respect to the Class B and Class C shares is higher than the transfer agency fee with respect to the Class A and Advisor Class shares. For the fiscal year ended July 31, 1998, Alliance Strategic Balanced Fund paid AFS $82,954 for transfer agency services. For the fiscal year ended October 31, 1997, Alliance Growth Fund paid AFS $6,625,051 for transfer agency services.

_________________________________________________________________

                       PURCHASE OF SHARES
_________________________________________________________________

         The following information supplements that set forth in the Funds' Prospectus under the heading "Purchase and Sale of Shares--How To Buy Shares."

GENERAL

         Shares of the Funds are offered on a continuous basis at a price equal to their net asset value plus an initial sales charge at the time of purchase (the "Class A shares"), with a contingent deferred sales charge (the "Class B shares"), without any initial sales charge and, as long as the shares are held for one year or more, without any contingent deferred sales charge ("Class C shares"), or, to investors eligible to purchase Advisor Class shares, without any initial, contingent deferred or asset-based sales charge ("Advisor Class Shares"), in each case as described below. Shares of the Funds that are offered subject to a sales charge are offered through (i) investment dealers that are members of the National Association of Securities Dealers, Inc. and have entered into selected dealer agreements with the Principal Underwriter ("selected dealers"), (ii) depository institutions and other financial intermediaries or their affiliates, that have entered into selected agent agreements with the Principal Underwriter ("selected agents"), and (iii) the Principal Underwriter.

         Advisor Class shares of the Funds may be purchased and held solely (i) through accounts established under fee-based programs, sponsored and maintained by registered broker-dealers or other financial intermediaries and approved by the Principal Underwriter, (ii) through self-directed defined contribution employee benefit plans (e.g., 401(k) plans) that have at least 1,000 participants or $25 million in assets, or (iii) by the categories of investors described in clauses (i) through (iv) below under "--Sales at Net Asset Value" (other than officers, directors and present and full-time employees of selected dealers or agents, or relatives of such persons, or any trust, individual retirement account or retirement plan account for the benefit of such relative, none of whom is eligible on the basis solely of such status to purchase and hold Advisor Class shares), or (iv) by directors and present or retired full-time employees of CB Richard Ellis, Inc. Generally, a fee-based program must charge an asset-based or other similar fee and must invest at least $250,000 in Advisor Class shares of the Fund in order to be approved by the Principal Underwriter for investment in Advisor Class shares.

         Investors may purchase shares of the Funds either through selected broker-dealers, agents, financial intermediaries or other financial representatives, or directly through the Principal Underwriter. A transaction, service, administrative or other similar fee may be charged by your broker-dealer, agent, financial intermediary or other financial representative with respect to the purchase, sale or exchange of Class A, Class B, Class C or Advisor Class shares made through such financial representative. Such financial representative may also impose requirements with respect to the purchase, sale or exchange of shares that are different from, or in addition to, those imposed by the Funds, including requirements as to the minimum initial and subsequent investment amounts. Sales personnel of selected dealers and agents distributing the Funds' shares may receive differing compensation for selling Class A, Class B, Class C or Advisor Class shares.

         The Funds may refuse any order for the purchase of shares. The Funds reserve the right to suspend the sale of their shares to the public in response to conditions in the securities markets or for other reasons.

         The public offering price of shares of the Funds is their net asset value, plus, in the case of Class A shares, a sales charge which will vary depending on the amount of the purchase alternative chosen by the investor, as shown in the table below under "Class A Shares". On each Fund business day on which a purchase or redemption order is received by a Fund and trading in the types of securities in which the Fund invests might materially affect the value of Fund shares, the per share net asset value is computed in accordance with the Trust's Agreement and Declaration of Trust and By-Laws as of the next close of regular trading on the New York Stock Exchange (the "Exchange") (currently 4:00 p.m. Eastern time) by dividing the value of the total assets attributable to a class, less its liabilities, by the total number of its shares then outstanding. A Fund business day is any day on which the Exchange is open for trading.

         The respective per share net asset values of the Class A, Class B, Class C and Advisor Class shares are expected to be substantially the same. Under certain circumstances, however, the per share net asset values of the Class B and Class C shares may be lower than the per share net asset value of the Class A and Advisor Class shares, as a result of the differential daily expense accruals of the distribution and transfer agency fees applicable with respect to those classes of shares. Even under those circumstances, the per share net asset values of the four classes eventually will tend to converge immediately after the payment of dividends, which will differ by approximately the amount of the expense accrual differential among the classes.

         The Funds will accept unconditional orders for their shares to be executed at the public offering price equal to their net asset value next determined (plus applicable Class A sales charges), as described below. Orders received by the Principal Underwriter prior to the close of regular trading on the Exchange on each day the Exchange is open for trading are priced at the net asset value computed as of the close of regular trading on the Exchange on that day (plus applicable Class A sales charges). In the case of orders for purchase of shares placed through selected dealers, agents or financial representatives, as applicable, the applicable public offering price will be the net asset value as so determined, but only if the selected dealer, agent or financial representative receives the order prior to the close of regular trading on the Exchange and transmits it to the Principal Underwriter prior to 5:00 p.m. Eastern time. The selected dealer, agent or financial representative, as applicable, is responsible for transmitting such orders by 5:00 p.m. Eastern time (certain selected dealers, agents or financial representatives may enter into operating agreements permitting them to transmit purchase information to the Principal Underwriter after 5:00 p.m. Eastern time and receive that day's net asset value). If the selected dealer, agent or financial representative, as applicable, fails to do so, the investor's right to purchase shares at that day's closing price must be settled between the investor and the selected dealer, agent or financial representative, as applicable. If the selected dealer, agent or financial representative, as applicable, receives the order after the close of regular trading on the Exchange, the price will be based on the net asset value determined as of the close of regular trading on the Exchange on the next day it is open for trading.

         Following the initial purchase of Fund shares, a shareholder may place orders to purchase additional shares by telephone if the shareholder has completed the appropriate portion of the Subscription Application or an "Autobuy" application, both of which may be obtained by calling the "For Literature" telephone number shown on the cover of this Statement of Additional Information. Except with respect to certain omnibus accounts, telephone purchase orders may not exceed $500,000. Payment for shares purchased by telephone can be made only by Electronic Funds Transfer from a bank account maintained by the shareholder at a bank that is a member of the National Automated Clearing House Association ("NACHA"). If a shareholder's telephone purchase request is received before 3:00 p.m. Eastern time on a Fund business day, the order to purchase shares is automatically placed the following Fund business day, and the applicable public offering price will be the public offering price determined as of the close of business on such following business day.

         Full and fractional shares are credited to a subscriber's account in the amount of his or her subscription. As a convenience to the subscriber, and to avoid unnecessary expense to the Fund, share certificates representing shares of the Fund are not issued except upon written request to the Fund by the shareholder or his or her authorized selected dealer or agent. This facilitates later redemption and relieves the shareholder of the responsibility for and inconvenience of lost or stolen certificates. No certificates are issued for fractional shares, although such shares remain in the shareholder's account on the books of the Fund.

         In addition to the discount or commission paid to dealers or agents, the Principal Underwriter from time to time pays additional cash or other incentives to dealers or agents, in connection with the sale of shares of the Funds. Such additional amounts may be utilized, in whole or in part, to provide additional compensation to registered representatives who sell shares of the Funds. On some occasions, such cash or other incentives will be conditioned upon the sale of a specified minimum dollar amount of the shares of a Fund and/or other Alliance Mutual Funds, as defined below, during a specified period of time. On some occasions, such cash or other incentives may take the form of payment for attendance at seminars, meals, sporting events or theater performances, or payment incurred in connection with travel, lodging and entertainment incurred in connection with travel taken by persons associated with a dealer or agent to urban or resort locations within or outside the United States. Such dealer or agent may elect to receive cash incentives of equivalent amount in lieu of such payments.

         Class A, Class B, Class C and Advisor Class shares each represent an interest in the same portfolio of investments of a Fund, have the same rights and are identical in all respects, except that (i) Class A shares bear the expense of the initial sales charge (or contingent deferred sales charge, when applicable) and Class B and Class C generally shares bear the expense of the deferred sales charge, (ii) Class B shares and Class C shares each bear the expense of a higher distribution services fee than that borne by Class A shares, and Advisor Class shares do not bear such a fee, (iii) Class B and Class C shares bear higher transfer agency costs than those borne by Class A and Advisor Class shares, (iv) each of Class A, Class B and Class C shares has exclusive voting rights with respect to provisions of the Rule 12b-1 Plan pursuant to which its distribution services fee is paid and other matters for which separate class voting is appropriate under applicable law, provided that, if the Fund submits to a vote of the Class A shareholders, an amendment to the Rule 12b-1 Plan that would materially increase the amount to be paid thereunder with respect to the Class A shares, then such amendment will also be submitted to the Class B and Advisor Class shareholders and the Class A shareholders, the Class B shareholders and the Advisor Class shareholders will vote separately by class and (v) Class B and Advisor Class shares are subject to a conversion feature. Each class has different exchange privileges and certain different shareholder service options available.

         The Trustees of the Trust have determined that currently no conflict of interest exists between or among the Class A, Class B, Class C and Advisor Class shares. On an ongoing basis, the Trustees of the Trust, pursuant to their fiduciary duties under the 1940 Act and state law, will seek to ensure that no such conflict arises.

Alternative Retail Purchase Arrangements -- Class A, Class B and
Class C Shares**

         The alternative purchase arrangements available with respect to Class A, Class B and Class C shares permit an investor to choose the method of purchasing shares that is most beneficial given the amount of the purchase, the length of time the investor
____________________

** Advisor Class shares are sold only to investors described above in this section under "--General."

expects to hold the shares, and other circumstances. Investors should consider whether, during the anticipated life of their investment in the Funds, the accumulated distribution services fee and contingent deferred sales charges on Class B shares prior to conversion, or the accumulated distribution services fee and contingent deferred sales charges on Class C shares, would be less than the initial sales charge and accumulated distribution services fee on Class A shares purchased at the same time, and to what extent such differential would be offset by the higher return of Class A shares. Class A shares will normally be more beneficial than Class B shares to the investor who qualifies for reduced initial sales charges on Class A shares, as described below. In this regard, the Principal Underwriter will reject any order (except orders from certain retirement plans and certain employee benefit plans) for more than $250,000 for Class B shares. (See Appendix B for information concerning the eligibility of certain employee benefit plans to purchase Class B shares at net asset value without being subject to a contingent deferred sales charge and the ineligibility of certain such plans to purchase Class A shares.) Class C shares will normally not be suitable for the investor who qualifies to purchase Class A shares at net asset value. For this reason, the Principal Underwriter will reject any order for more than $1,000,000 for Class C shares.

         Class A shares are subject to a lower distribution services fee and, accordingly, pay correspondingly higher dividends per share than Class B shares or Class C shares. However, because initial sales charges are deducted at the time of purchase, investors purchasing Class A shares would not have all their funds invested initially and, therefore, would initially own fewer shares. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time might consider purchasing Class A shares because the accumulated continuing distribution charges on Class B shares or Class C shares may exceed the initial sales charge on Class A shares during the life of the investment. Again, however, such investors must weigh this consideration against the fact that, because of such initial sales charges, not all their funds will be invested initially.

         Other investors might determine, however, that it would be more advantageous to purchase Class B shares or Class C shares in order to have all their funds invested initially, although remaining subject to higher continuing distribution charges and being subject to a contingent deferred sales charge for a four-year and one-year period, respectively. For example, based on current fees and expenses, an investor subject to the 4.25% initial sales charge on Class A shares would have to hold his or her investment approximately seven years for the Class C distribution services fee to exceed the initial sales charge plus the accumulated distribution services fee of Class A shares. In this example, an investor intending to maintain his or her investment for a longer period might consider purchasing Class A shares. This example does not take into account the time value of money, which further reduces the impact of the Class C distribution services fees on the investment, fluctuations in net asset value or the effect of different performance assumptions.

         Those investors who prefer to have all of their funds invested initially but may not wish to retain Fund shares for the four-year period during which Class B shares are subject to a contingent deferred sales charge may find it more advantageous to purchase Class C shares.

         During the Growth Fund's fiscal year ended October 31, 1997, the aggregate amount of underwriting commissions payable with respect to Class A shares of the Fund was $5,837,510 of which $216,796, representing that portion of the sales charges paid on Class A shares of the Fund sold during the year which was not reallowed to selected dealers, was retained by the Principal Underwriter. During the Growth Fund's fiscal year ended
October 31, 1997, the Principal Underwriter received $9,882 in contingent deferred sales charges. During the Growth Fund's fiscal year ended October 31, 1996, the aggregate amount of underwriting commissions payable with respect to Class A shares of the Fund was $6,003,066, of which $231,038, representing that portion of the sales charges paid on Class A shares of the Fund sold during the year which was not reallowed to selected dealers, was retained by the Principal Underwriter. During the Growth Fund's fiscal year ended October 31, 1996, the Principal Underwriter received $2,632,819 in contingent deferred sales charges. During the Growth Fund's fiscal year ended October 31, 1995, the aggregate amount of underwriting commissions payable with respect to Class A shares of the Fund was $3,688,506, of which $144,082, representing that portion of the sales charges paid on Class A shares of the Fund sold during the year which was not reallowed to selected dealers, was retained by the Principal Underwriter. During the Growth Fund's fiscal year ended
October 31, 1995, the Principal Underwriter received $2,140,032 in contingent deferred sales charges.

         During the Strategic Balanced Fund's fiscal year ended July 31, 1998, the aggregate amount of underwriting commissions payable with respect to Class A shares of the Fund was $62,753, of which $4,211, representing that portion of the sales charges paid on Class A shares of the Fund sold during the year which was not reallowed to selected dealers, was retained by the Principal Underwriter. During the Strategic Balanced Fund's fiscal year ended July 31, 1998, the Principle Underwriter received $32,909 in contingent deferred sales charges. During the Strategic Balanced Fund's fiscal year ended July 31, 1997, the aggregate amount of underwriting commissions payable with respect to Class A shares of the Fund was $17,128, of which $637, representing that portion of the sales charges paid on Class A shares of the Fund sold during the year which was not reallowed to selected dealers, was retained by the Principal Underwriter. During the Strategic Balanced Fund's fiscal year ended July 31, 1997, the Principal Underwriter received $47,251 in contingent deferred sales charges. During the Strategic Balanced Fund's fiscal year ended July 31, 1996, the aggregate amount of underwriting commissions payable with respect to Class A shares of the Fund was $15,976, of which $1,204, representing that portion of the sales charges paid on Class A shares of the Fund sold during the year which was not reallowed to selected dealers, was retained by the Principal Underwriter. During the Strategic Balanced Fund's fiscal year ended July 31, 1996, the Principal Underwriter received $37,022 in contingent deferred sales charges.

Class A Shares

         The public offering price of Class A shares is the net asset value plus a sales charge, as set forth below:

                          Sales Charge

                                            Discount or
                                            Commission
                                  As % of   to Dealers
                        As % of   the       or Agents
                        Net       Public    As % of
Amount of               Amount    Offering  Offering
Purchase                Invested  Price     Price


Less than
    $100,000 . . .      4.44%     4.25%     4.00%
$100,000 but
    less than
    $250,000 . . .      3.36      3.25      3.00
$250,000 but
    less than
    $500,000 . . .      2.30      2.25      2.00
$500,000 but
    less than
    $1,000,000*. .      1.78      1.75      1.50

____________________
* There is no initial sales charge on transactions of $1,000,000 or more.

         With respect to purchases of $1,000,000 or more, Class A shares redeemed within one year of purchase will be subject to a contingent deferred sales charge equal to 1% of the lesser of the cost of the shares being redeemed or their net asset value at the time of redemption. Accordingly, no sales charge will be imposed on increases in net asset value above the initial purchase price. In addition, no charge will be assessed on shares derived from reinvestment of dividends or capital gains distributions. In determining the contingent deferred sales charge applicable to a redemption of Class A shares, it will be assumed that the redemption is, first, of any shares that are not subject to a contingent deferred sales charge (for example, because an initial sales charge was paid with respect to the shares, or they have been held beyond the period during which the charge applies or were acquired upon the reinvestment of dividends or distributions) and, second, of shares held longest during the time they are subject to the sales charge. Proceeds from the contingent deferred sales charge on Class A shares are paid to the Principal Underwriter and are used by the Principal Underwriter to defray the expenses of the Principal Underwriter related to providing distribution-related services to the Funds in connection with sales of Class A shares, such as the payment of compensation to selected dealers and agents for selling
Class A shares. With respect to purchases of $1,000,000 or more made through selected dealers or agents, the Adviser may, pursuant to the Distribution Services Agreement described above, pay such dealers or agents from its own resources a fee of up to 1% of the amount invested to compensate such dealers or agents for their distribution assistance in connection with such purchases.

         No initial sales charge is imposed on Class A shares issued (i) pursuant to the automatic reinvestment of income dividends or capital gains distributions, (ii) in exchange for Class A shares of other "Alliance Mutual Funds" (as that term is defined under "Combined Purchase Privilege" below), except that an initial sales charge will be imposed on Class A shares issued in exchange for Class A shares of AFD Exchange Reserves ("AFDER") that were purchased for cash without the payment of an initial sales charge and without being subject to a contingent deferred sales charge or (iii) upon the automatic conversion of Class B shares or Advisor Class shares as described below under "Class B Shares--Conversion Feature" and "--Conversion of Advisor Class Shares to Class A Shares." The Funds receive the entire net asset value of their Class A shares sold to investors. The Principal Underwriter's commission is the sales charge shown in the Prospectus less any applicable discount or commission "reallowed" to selected dealers and agents. The Principal Underwriter will reallow discounts to selected dealers and agents in the amounts indicated in the table above. In this regard, the Principal Underwriter may elect to reallow the entire sales charge to selected dealers and agents for all sales with respect to which orders are placed with the Principal Underwriter. A selected dealer who receives a reallowance in excess of 90% of such a sales charge may be deemed to be an "underwriter" under the Securities Act of 1933, as amended.

         Set forth below is an example of the method of computing the offering price of the Class A shares. The example assumes a purchase of Class A shares of the Growth Fund aggregating less than $100,000 subject to the schedule of sales charges set forth in the Prospectus at a price based upon the net asset value of Class A shares of the Fund on January 16, 1998.

         Net Asset Value per Class A
         Share at January 16, 1998           $42.41

         Per Share Sales Charge--4.25%
         of offering price (4.44% of
         net asset value per share)          $ 1.88

         Class A Per Share Offering Price
         to the Public                       $44.29

         Set forth below is an example of the method of computing the offering price of the Class A shares. The example assumes a purchase of Class A shares of the Strategic Balanced Fund aggregating less than $100,000 subject to the schedule of sales charges set forth in the Prospectus at a price based upon the net asset value of Class A shares of the Fund on July 31, 1998.

         Net Asset Value per Class A
         Share at July 31, 1998              $19.76

         Per Share Sales Charge--4.25%
         of offering price (4.45% of
         net asset value per share)          $  .88

         Class A Per Share Offering Price
         to the Public                       $20.64
                                             ======

         Investors choosing the initial sales charge alternative may under certain circumstances be entitled to pay (i) no initial sales charge (but be subject in most such cases to a contingent deferred sales charge) or (ii) a reduced initial sales charge. The circumstances under which such investors may pay a reduced initial sales charge are described below.

         COMBINED PURCHASE PRIVILEGE. Certain persons may qualify for the sales charge reductions indicated in the schedule of such charges shown above by combining purchases of shares of a

Fund into a single "purchase," if the resulting "purchase" totals at least $100,000. The term "purchase" refers to: (i) a single purchase by an individual, or two concurrent purchases, which in the aggregate are at least equal to the prescribed amounts, by an individual, his or her spouse and their children under the age of 21 years purchasing shares of a Fund for his, her or their own account(s); (ii) a single purchase by a trustee or other fiduciary purchasing shares for a single trust, estate or single fiduciary account although more than one beneficiary is involved; or (iii) a single purchase for the employee benefit plans of a single employer. The term "purchase" also includes purchases by any "company," as that term is defined in the 1940 Act, but does not include purchases by any such company which has not been in existence for at least six months or which has no purpose other than the purchase of shares of a Fund or shares of other registered investment companies at a discount. The term "purchase" does not include purchases by any group of individuals whose sole organizational nexus is that the participants therein are credit card holders of a company, policy holders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser. A "purchase" may also include shares, purchased at the same time through a single selected dealer or agent, of any other "Alliance Mutual Fund." Currently, the Alliance Mutual Funds include:

The Alliance Fund, Inc.
AFD Exchange Reserves
Alliance All-Asia Investment Fund, Inc.
Alliance Balanced Shares, Inc.
Alliance Bond Fund, Inc.
  -Corporate Bond Portfolio
  -U.S. Government Portfolio
Alliance Global Dollar Government Fund, Inc.
Alliance Global Environment Fund, Inc.
Alliance Global Small Cap Fund, Inc.
Alliance Global Strategic Income Trust, Inc.
Alliance Greater China '97 Fund, Inc.
Alliance Growth and Income Fund, Inc.
Alliance High Yield Fund, Inc.
Alliance International Fund
Alliance International Premier Growth Fund, Inc.
Alliance Limited Maturity Government Fund, Inc.
Alliance Mortgage Securities Income Fund, Inc.
Alliance Multi-Market Strategy Trust, Inc.
Alliance Municipal Income Fund, Inc.
  -California Portfolio
  -Insured California Portfolio
  -Insured National Portfolio
  -National Portfolio
  -New York Portfolio
Alliance Municipal Income Fund II

  -Arizona Portfolio
  -Florida Portfolio
  -Massachusetts Portfolio
  -Michigan Portfolio
  -Minnesota Portfolio
  -New Jersey Portfolio
  -Ohio Portfolio
  -Pennsylvania Portfolio
  -Virginia Portfolio
Alliance New Europe Fund, Inc.
Alliance North American Government Income Trust, Inc.
Alliance Premier Growth Fund, Inc.
Alliance Quasar Fund, Inc.
Alliance Real Estate Investment Fund, Inc.
Alliance Technology Fund, Inc.
Alliance Utility Income Fund, Inc.
Alliance Worldwide Privatization Fund, Inc.
The Alliance Portfolios
  -Alliance Conservative Investors Fund
  -Alliance Growth Fund
  -Alliance Growth Investors Fund
  -Alliance Short-Term U.S. Government Fund

         Prospectuses for the Alliance Mutual Funds may be obtained without charge by contacting AFS at the address or the "For Literature" telephone number shown on the front cover of this Statement of Additional Information.

         CUMULATIVE QUANTITY DISCOUNT (RIGHT OF ACCUMULATION). An investor's purchase of additional Class A shares of a Fund may qualify for a Cumulative Quantity Discount. The applicable sales charge will be based on the total of:

              (i)  the investor's current purchase;

             (ii) the net asset value (at the close of business on the previous day) of (a) all shares of the Fund held by the investor and (b) all shares of any other Alliance Mutual Fund held by the investor; and

            (iii) the net asset value of all shares described in paragraph (ii) owned by another shareholder eligible to combine his or her purchase with that of the investor into a single "purchase" (see above).

         For example, if an investor owned shares of an Alliance Mutual Fund worth $200,000 at their then current net asset value and, subsequently, purchased Class A shares of the Fund worth an additional $100,000, the sales charge for the $100,000 purchase would be at the 2.25% rate applicable to a single $300,000 purchase of shares of the Fund, rather than the 3.25% rate.

         To qualify for the Combined Purchase Privilege or to obtain the Cumulative Quantity Discount on a purchase through a selected dealer or agent, the investor or selected dealer or agent must provide the Principal Underwriter with sufficient information to verify that each purchase qualifies for the privilege or discount.

         STATEMENT OF INTENTION. Class A investors may also obtain the reduced sales charges shown in the table above by means of a written Statement of Intention, which expresses the investor's intention to invest not less than $100,000 within a period of 13 months in Class A shares (or Class A, Class B,
Class C and/or Advisor Class shares) of a Fund or any other Alliance Mutual Fund. Each purchase of shares under a Statement of Intention will be made at the public offering price or prices applicable at the time of such purchase to a single transaction of the dollar amount indicated in the Statement of Intention. At the investor's option, a Statement of Intention may include purchases of shares of a Fund or any other Alliance Mutual Fund made not more than 90 days prior to the date that the investor signs the Statement of Intention; however, the 13-month period during which the Statement of Intention is in effect will begin on the date of the earliest purchase to be included.

         Investors qualifying for the Combined Purchase Privilege described above may purchase shares of the Alliance Mutual Funds under a single Statement of Intention. For example, if at the time an investor signs a Statement of Intention to invest at least $100,000 in Class A shares of a Fund, the investor and the investor's spouse each purchase shares of the Fund worth $20,000 (for a total of $40,000), it will only be necessary to invest a total of $60,000 during the following 13 months in shares of the Fund or any other Alliance Mutual Fund to qualify for the 3.25% sales charge on the total amount being invested (the sales charge applicable to an investment of $100,000).

         The Statement of Intention is not a binding obligation upon the investor to purchase the full amount indicated. The minimum initial investment under a Statement of Intention is 5% of such amount. Shares purchased with the first 5% of such amount will be held in escrow (while remaining registered in the name of the investor) to secure payment of the higher initial sales charge applicable to the shares actually purchased if the full amount indicated is not purchased, and such escrowed shares will be involuntarily redeemed to pay the additional sales charge, if necessary. Dividends on escrowed shares, whether paid in cash or reinvested in additional Fund shares, are not subject to escrow. When the full amount indicated has been purchased, the escrow will be released. To the extent that an investor purchases more than the dollar amount indicated on the Statement of Intention and qualifies for a further reduced sales charge, the sales charge will be adjusted for the entire amount purchased at the end of the 13-month period. The difference in the sales charge will be used to purchase additional shares of a Fund subject to the rate of the sales charge applicable to the actual amount of the aggregate purchases.

         Investors wishing to enter into a Statement of Intention in conjunction with their initial investment in Class A shares of a Fund should complete the appropriate portion of the Subscription Application found in the Prospectus while current Class A shareholders desiring to do so can obtain a form of Statement of Intention by contacting AFS at the address or telephone numbers shown on the cover of this Statement of Additional Information.

         CERTAIN RETIREMENT PLANS. Multiple participant payroll deduction retirement plans may also purchase shares of a Fund or any other Alliance Mutual Fund at a reduced sales charge on a monthly basis during the 13-month period following such a plan's initial purchase. The sales charge applicable to such initial purchase of shares of a Fund will be that normally applicable, under the schedule of sales charges set forth above, to an investment 13 times larger than such initial purchase. The sales charge applicable to each succeeding monthly purchase will be that normally applicable, under such schedule, to an investment equal to the sum of (i) the total purchases previously made during the 13-month period and (ii) the current month's purchase multiplied by the number of months (including the current month) remaining in the 13-month period. Sales charges previously paid during such period will not be retroactively adjusted on the basis of later purchases.

         REINSTATEMENT PRIVILEGE. A shareholder who has caused any or all of his or her Class A or Class B shares of a Fund to be redeemed or repurchased may reinvest all or any portion of the redemption or repurchase proceeds in Class A shares of the Fund at net asset value without any sales charge, provided that
(i) such reinvestment is made within 120 calendar days after the redemption or repurchase date and (ii) for Class B shares, a contingent deferred sales charge has been paid and the Principal Underwriter has approved, at its discretion, the reinstatement of such shares. Shares are sold to a reinvesting shareholder at the net asset value next determined as described above. A reinstatement pursuant to this privilege will not cancel the redemption or repurchase transaction; therefore, any gain or loss so realized will be recognized for federal tax purposes except that no loss will be recognized to the extent that the proceeds are reinvested in shares of the Fund within 30 calendar days after the redemption or repurchase transaction. Investors may exercise the reinstatement privilege by written request sent to a Fund at the address shown on the cover of this Statement of Additional Information.

         SALES AT NET ASSET VALUE. The Funds may sell their Class A shares at net asset value (i.e., without any initial sales charge) and without any contingent deferred sales charge to certain categories of investors including: (i) investment management clients of the Adviser or its affiliates;
(ii) officers and present or former Trustees of the Trust; present or former directors and trustees of other investment companies managed by the Adviser; present or retired full-time employees of the Adviser, the Principal Underwriter, AFS and their affiliates; officers and directors of ACMC, the Principal Underwriter, AFS and their affiliates; officers, directors and present and full-time employees of selected dealers or agents; or the spouse, sibling, direct ancestor or direct descendant (collectively "relatives") of any such person; any trust, individual retirement account or retirement plan account for the benefit of any such person or relative; or the estate of any such person or relative, if such shares are purchased for investment purposes (such shares may not be resold except to the relevant
Fund); (iii) the Adviser, Principal Underwriter, AFS and their affiliates; certain employee benefit plans for employees of the Adviser, the Principal Underwriter, AFS and their affiliates;
(iv) registered investment advisers or other financial intermediaries who charge a management, consulting or other fee for their service and who purchase shares through a broker or agent approved by the Principal Underwriter and clients of such registered investment advisers or financial intermediaries whose accounts are linked to the master account of such investment adviser or financial intermediary on the books of such approved broker or agent; (v) persons participating in a fee-based program, sponsored and maintained by a registered broker-dealer or other financial intermediary and approved by the Principal Underwriter, pursuant to which such persons pay an asset-based fee to such broker-dealer or financial intermediary, or its affiliate or agent, for services in the nature of investment advisory or administrative services; (vi) persons who establish to the Principal Underwriter's satisfaction that they are investing in the Fund, within such time period as may be designated by the Principal Underwriter, proceeds of redemption of shares of such other registered investment companies as may be designated from time to time by the Principal Underwriter; and
(vii) employer-sponsored qualified pension or profit-sharing plans (including Section 401(k) plans), custodial accounts maintained pursuant to Section 403(b)(7) retirement plans and individual retirement accounts (including individual retirement accounts to which simplified employee pension (SEP) contributions are made), if such plans or accounts are established or administered under programs sponsored by administrators or other persons that have been approved by the Principal Underwriter.

Class B Shares

         Investors may purchase Class B shares at the public offering price equal to the net asset value per share of the Class B shares on the date of purchase without the imposition of a sales charge at the time of purchase. The Class B shares are sold without an initial sales charge so that the Funds will receive the full amount of the investor's purchase payment.

         Proceeds from the contingent deferred sales charge on the Class B shares are paid to the Principal Underwriter and are used by the Principal Underwriter to defray the expenses of the Principal Underwriter related to providing distribution-related services to the Funds in connection with the sale of the Class B shares, such as the payment of compensation to selected dealers and agents for selling Class B shares. The combination of the contingent deferred sales charge and the distribution services fee enables the Funds to sell Class B shares without a sales charge being deducted at the time of purchase. The higher distribution services fee incurred by Class B shares will cause such shares to have a higher expense ratio and to pay lower dividends than those related to Class A shares.

         CONTINGENT DEFERRED SALES CHARGE. Class B shares that are redeemed within four years of purchase will generally be subject to a contingent deferred sales charge at the rates set forth below, charged as a percentage of the dollar amount subject thereto. The charge will be assessed on an amount equal to the lesser of the cost of the shares being redeemed or their net asset value at the time of redemption. Accordingly, no sales charge will be imposed on increases in net asset value above the initial purchase price. In addition, no charge will be assessed on shares derived from reinvestment of dividends or capital gains distributions.

         To illustrate, assume that on or after November 19, 1993 an investor purchased 100 Class B shares at $10 per share (at a cost of $1,000) and in the second year after purchase the net asset value per share is $12 and, during such time, the investor has acquired 10 additional Class B shares upon dividend reinvestment. If at such time the investor makes his or her first redemption of 50 Class B shares (proceeds of $600), 10 Class B shares will not be subject to charge because of dividend reinvestment. With respect to the remaining 40 Class B shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 3.0% (the applicable rate in the second year after purchase).

         The amount of the contingent deferred sales charge, if any, will vary depending on the number of years from the time of payment for the purchase of Class B shares until the time of redemption of such shares.

            Contingent Deferred Sales Charge for the
                  Funds as a % of Dollar Amount


            Shares purchased
            on or after      Shares
            August 2, 1993,  purchased
Year Since  but before       on or after
Purchase    November 19, 1993                     November 19, 1993

First       5.50%            4.00%
Second      4.50%            3.00%
Third       3.50%            2.00%
Fourth      2.50%            1.00%
Fifth       1.50             None
Sixth       None             None

         In determining the contingent deferred sales charge applicable to a redemption of Class B shares, it will be assumed that the redemption is, first, of any shares that were acquired upon the reinvestment of dividends or distributions and, second, of shares held longest during the time they are subject to the sales charge. When shares acquired in an exchange are redeemed, the applicable contingent deferred sales charge and conversion schedules will be the schedules that applied at the time of the purchase of shares of the corresponding class of the Alliance Mutual Fund originally purchased by the shareholder.

         The contingent deferred sales charge is waived on redemptions of shares (i) following the death or disability, as defined in the Internal Revenue Code of 1986, as amended (the "Code"), of a shareholder, (ii) to the extent that the redemption represents a minimum required distribution from an individual retirement account or other retirement plan to a shareholder who has attained the age of 70-1/2, (iii) that had been purchased by present or former Trustees of the Trust, by the relative of any such person, by any trust, individual retirement account or retirement plan account for the benefit of any such person or relative, or by the estate of any such person or relative, or
(iv) pursuant to a systematic withdrawal plan (see Appendix B and "Shareholder Services--Systematic Withdrawal Plan" below).

         CONVERSION FEATURE. Class B shares purchased on or after August 2, 1993 and held for eight years after the end of the calendar month in which the shareholder's purchase order was accepted will automatically convert to Class A shares. Class B shares purchased before August 2, 1993 and held for six years after the calendar month in which the shareholder's purchase order was accepted will automatically convert to Class A shares at the end of this period and such shares will no longer be subject to a higher distribution services fee. Such conversions will occur on the basis of the relative net asset values of the two classes, without the imposition of any sales load, fee or other charge. The purpose of the conversion feature is to reduce the distribution services fee paid by holders of Class B shares that have been outstanding long enough for the Principal Underwriter to have been compensated for distribution expenses incurred in the sale of such shares.

         For purposes of conversion to Class A shares, Class B shares purchased through the reinvestment of dividends and distributions paid in respect of Class B shares in a shareholder's account will be considered to be held in a separate sub-account. Each time any Class B shares in the shareholder's account (other than those in the sub-account) convert to Class A shares, an equal pro-rata portion of the Class B shares in the sub-account will also convert to Class A shares.

         The conversion of Class B shares to Class A shares is subject to the continuing availability of an opinion of counsel to the effect that the conversion of Class B shares to Class A shares does not constitute a taxable event under federal income tax law. The conversion of Class B shares to Class A shares may be suspended if such an opinion is no longer available at the time such conversion is to occur. In that event, no further conversions of Class B shares would occur, and shares might continue to be subject to the higher distribution services fee for an indefinite period, which may extend beyond the period ending eight years after the end of the calendar month in which the shareholder's purchase order was accepted.

Class C Shares

         Investors may purchase Class C shares at the public offering price equal to the net asset value per share of the Class C shares on the date of purchase without the imposition of a sales charge either at the time of purchase or, as long as the shares are held for at least one year, upon redemption. Class C shares are sold without an initial sales charge, so that a Fund will receive the full amount of the investor's purchase payment and, as long as the shares are held for one year or more, without a contingent deferred sales charge so that the investor will receive as proceeds upon redemption the entire net asset value of his or her Class C shares. The Class C distribution services fee enables a Fund to sell Class C shares without either an initial or contingent deferred sales charge, as long as the shares are held for one year or more. Class C shares do not convert to any other class of shares of the Fund and incur higher distribution services fees and transfer agency costs than Class A shares and Advisor Class shares, and will thus have a higher expense ratio and pay correspondingly lower dividends than Class A shares and Advisor Class shares.

         Class C shares that are redeemed within one year of purchase will be subject to a contingent deferred sales charge of 1% of the lesser of the cost of shares being redeemed or net asset value at the time of redemption. Accordingly, no sales charge will be imposed on increases in net asset value above the initial purchase price. In addition, no charge will be assessed on shares derived from reinvestment of dividends or capital gains distributions. The contingent deferred sales charge on Class C shares will be waived on certain redemptions, as described above under "--Class B Shares."

         In determining the contingent deferred sales charge applicable to a redemption of Class C shares, it will be assumed that the redemption is, first, of any shares that are not subject to a contingent deferred sales charge (for example, because the shares have been held beyond the period during which the charge applies or were acquired upon the reinvestment of dividends or distributions) and, second, of shares held longest during the time they are subject to the sales charge.

         Proceeds from the contingent deferred sales charge are paid to the Principal Underwriter and are used by the Principal Underwriter to defray the expenses of the Principal Underwriter related to providing distribution-related services to the Funds in connection with the sale of the Class C shares, such as the payment of compensation to selected dealers and agents for selling Class C shares. The combination of the contingent deferred sales charge and the distribution services fee enables the Funds to sell the Class C shares without a sales charge being deducted at the time of purchase. The higher distribution services fee incurred by Class C shares will cause such shares to have a higher expense ratio and to pay lower dividends than those paid with respect to Class A and Advisor Class shares.

Conversion of Advisor Class Shares to Class A Shares

         Advisor Class shares may be held solely through the fee-based program accounts and employee benefit plans and registered investment advisory or other financial intermediary relationships described above under "Purchase of Shares-- General," and by investment advisory clients of, and certain other persons associated with, the Adviser and its affiliates or the Trust. If
(i) a holder of Advisor Class shares ceases to participate in the fee-based program or plan, or to be associated with the investment adviser or financial intermediary that satisfies the requirements to purchase shares set forth under "Purchase of Shares--General" or (ii) the holder is otherwise no longer eligible to purchase Advisor Class shares as described in the Advisor Class Prospectus and this Statement of Additional Information (each, a "Conversion Event"), then all Advisor Class shares held by the shareholder will convert automatically and without notice to the shareholder, other than the notice contained in the Advisor Class Prospectus and this Statement of Additional Information, to Class A shares of the same Funds during the calendar month following the month in which the Funds are informed of the occurrence of the Conversion Event. The failure of a shareholder or a fee-based program to satisfy the minimum investment requirements to purchase Advisor Class shares will not constitute a Conversion Event. The conversion would occur on the basis of the relative net asset values of the two classes and without the imposition of any sales load, fee or other charge. Class A shares currently bear a .30% distribution services fee and have a higher expense ratio than Advisor Class shares. As a result, Class A shares may pay correspondingly lower dividends and have a lower net asset value than Advisor Class shares.

         The conversion of Advisor Class shares to Class A shares is subject to the continuing availability of an opinion of counsel to the effect that the conversion of Advisor Class shares to Class A shares does not constitute a taxable event under federal income tax law. The conversion of Advisor Class shares to Class A shares may be suspended if such an opinion is no longer available at the time such conversion is to occur. In that event, the Advisor Class shareholder would be required to redeem his or her Advisor Class shares, which would constitute a taxable event under federal income tax law.

_________________________________________________________________

               REDEMPTION AND REPURCHASE OF SHARES
_________________________________________________________________

         The following information supplements that set forth in the Funds' Prospectus under the heading "Purchase and Sale of Shares--How to Sell Shares." If you are an Advisor Class shareholder through an account established under a fee-based program, your fee-based program may impose requirements with respect to the purchase, sale or exchange of Advisor Class shares of the Funds that are different from those described herein. A transaction fee may be charged by your financial representative with respect to the purchase, sale or exchange of Advisor Class shares made through such financial representative.

REDEMPTION

         Subject only to the limitations described below, the Funds will redeem the shares tendered to them, as described below, at a redemption price equal to their net asset value as next computed following the receipt of shares tendered for redemption in proper form. Except for any contingent deferred sales charge which may be applicable to Class A, Class B or Class C shares, there is no redemption charge. Payment of the redemption price will be made within seven days after a Fund's receipt of such tender for redemption. If a shareholder is in doubt about what documents are required by his or her fee-based program or employee benefit plan, the shareholder should contact his or her financial representative.

         The right of redemption may not be suspended or the date of payment upon redemption postponed for more than seven days after shares are tendered for redemption, except for any period during which the Exchange is closed (other than customary weekend and holiday closings) or during which the SEC determines that trading thereon is restricted, or for any period during which an emergency (as determined by the SEC) exists as a result of which disposal by a Fund of securities owned by it is not reasonably practicable or as a result of which it is not reasonably practicable for a Fund fairly to determine the value of its net assets, or for such other periods as the SEC may by order permit for the protection of security holders of a Fund.

         Payment of the redemption price will be made in cash. The value of a shareholder's shares on redemption or repurchase may be more or less than the cost of such shares to the shareholder, depending upon the market value of a Fund's portfolio securities at the time of such redemption or repurchase. Redemption proceeds from Class A, Class B and
Class C shares will reflect the deduction of the contingent deferred sales charge, if any. Payment received by a shareholder upon redemption or repurchase of his or her shares, assuming the shares constitute capital assets in his or her hands, will result in long-term or short-term capital gain (or loss) depending upon the shareholder's holding period and basis in respect of the shares redeemed.

         To redeem shares of a Fund for which no share certificates have been issued, the registered owner or owners should forward a letter to the Fund containing a request for redemption. The signature or signatures on the letter must be guaranteed by an "eligible guarantor institution" as defined in

Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

         To redeem shares of the Funds represented by share certificates, the investor should forward the appropriate share certificate or certificates, endorsed in blank or with blank stock powers attached, to the relevant Fund with the request that the shares represented thereby, or a specified portion thereof, be redeemed. The stock assignment form on the reverse side of each share certificate surrendered to the Fund for redemption must be signed by the registered owner or owners exactly as the registered name appears on the face of the certificate or, alternatively, a stock power signed in the same manner may be attached to the share certificate or certificates or, where tender is made by mail, separately mailed to the relevant Fund. The signature or signatures on the assignment form must be guaranteed in the manner described above.

         TELEPHONE REDEMPTION BY ELECTRONIC FUNDS TRANSFER. Each Fund shareholder is entitled to request redemption by electronic funds transfer of shares for which no share certificates have been issued by telephone at (800) 221-5672 by a shareholder who has completed the appropriate portion of the Subscription Application found in the Prospectus or, in the case of an existing shareholder, an "Autosell" application obtained from AFS. A telephone redemption request by electronic funds transfer may not exceed $100,000 (except for certain omnibus accounts by electronic funds transfer), and must be made by 4:00 p.m. Eastern time on a Fund business day as defined above. Proceeds of telephone redemptions will be sent by Electronic Funds Transfer to a shareholder's designated bank account at a bank selected by the shareholder that is a member of the NACHA.

         TELEPHONE REDEMPTION BY CHECK. Each Fund shareholder is eligible to request redemption by check of Fund shares for which no share certificates have been issued, by telephone at
(800) 221-5672 before 4:00 p.m. Eastern time on a Fund business day in an amount not exceeding $50,000. Proceeds of such redemptions are remitted by check to the shareholder's address of record. A shareholder otherwise eligible for telephone redemption by check may cancel the privilege by written instruction to AFS, or by checking the appropriate box on the Subscription Application found in the Prospectus.

         TELEPHONE REDEMPTIONS--GENERAL. During periods of drastic economic or market developments, such as the market break of October 1987, it is possible that shareholders would have difficulty in reaching AFS by telephone (although no such difficulty was apparent at any time in connection with the 1987 market break). If a shareholder were to experience such difficulty, the shareholder should issue written instructions to

AFS at the address shown on the cover of this Statement of Additional Information. The Funds reserve the right to suspend or terminate their telephone redemption service at any time without notice. Telephone redemption is not available with respect to shares (i) for which certificates have been issued,
(ii) held in nominee or "street name" accounts, (iii) held by a shareholder who has changed his or her address of record within the preceding 30 calendar days or (iv) held in any retirement plan account. Neither the Funds nor the Adviser, the Principal Underwriter nor AFS will be responsible for the authenticity of telephone requests for redemptions that a Fund reasonably believes to be genuine. The Funds will employ reasonable procedures in order to verify that telephone requests for redemptions are genuine, including, among others, recording such telephone instructions and causing written confirmations of the resulting transactions to be sent to shareholders. If a Fund did not employ such procedures, it could be liable for losses arising from unauthorized or fraudulent telephone instructions. Selected dealers or agents may charge a commission for handling telephone requests for redemptions.

REPURCHASE

         The Funds may repurchase shares through the Principal Underwriter, selected financial intermediaries or selected dealers or agents. The repurchase price will be the net asset value next determined after the Principal Underwriter receives the request (less the contingent deferred sales charge, if any, with respect to the Class A, Class B and Class C shares), except that requests placed through selected dealers or agents before the close of regular trading on the Exchange on any day will be executed at the net asset value determined as of the close of regular trading on that day if received by the Principal Underwriter prior to its close of business on that day (normally 5:00 p.m. Eastern time). The financial intermediary or selected dealer or agent is responsible for transmitting the request to the Principal Underwriter by 5:00 p.m. Eastern time (certain selected dealers, agents or financial representatives may enter into operating agreements permitting them to transmit purchase information to the Principal Underwriter after 5:00 p.m. Eastern time and receive that day's net asset value). If the financial intermediary or selected dealer or agent fails to do so, the shareholder's right to receive that day's closing price must be settled between the shareholder and the dealer or agent. A shareholder may offer shares of a Fund to the Principal Underwriter either directly or through a selected dealer or agent. Neither the Funds nor the Principal Underwriter charges a fee or commission in connection with the repurchase of shares (except for the contingent deferred sales charge, if any, with respect to Class A, Class B and Class C shares). Normally, if shares of the Funds are offered through a financial intermediary or selected dealer or agent, the repurchase is settled by the shareholder as an ordinary transaction with or through the selected dealer or agent, who may charge the shareholder for this service. The repurchase of shares of the Funds as described above is a voluntary service of the Funds and the Funds may suspend or terminate this practice at any time.

GENERAL

         The Funds reserve the right to close out an account that through redemption has remained below $200 for 90 days. Shareholders will receive 60 days' written notice to increase the account value before the account is closed. No contingent deferred sales charge will be deducted from the proceeds of this redemption. In the case of a redemption or repurchase of shares of the Funds recently purchased by check, redemption proceeds will not be made available until the relevant Fund is reasonably assured that the check has cleared, normally up to 15 calendar days following the purchase date.

_________________________________________________________________

                      SHAREHOLDER SERVICES
_________________________________________________________________

         The following information supplements that set forth in the Funds' Prospectus under the heading "Purchase and Sale of Shares--Shareholder Services." The shareholder services set forth below are applicable to Class A, Class B, Class C and Advisor Class shares unless otherwise indicated. If you are an Advisor Class shareholder through an account established under a fee-based program, your fee-based program may impose requirements with respect to the purchase, sale or exchange of Advisor Class shares of the Funds that are different from those described herein. A transaction fee may be charged by your financial representative with respect to the purchase, sale or exchange of Advisor Class shares made through such financial representative.

AUTOMATIC INVESTMENT PROGRAM

         Investors may purchase shares of the Funds through an automatic investment program utilizing Electronic Funds Transfers drawn on the investor's own bank account. Under such a program, pre-authorized monthly drafts for a fixed amount (at least $25) are used to purchase shares through the selected dealer or selected agent designated by the investor at the public offering price next determined after the Principal Underwriter receives the proceeds from the investor's bank. In electronic form, drafts can be made on or about a date each month selected by the shareholder. Investors wishing to establish an automatic investment program in connection with their initial investment should complete the appropriate portion of the Subscription Application found in the Prospectus. Current shareholders should contact AFS at the address or telephone numbers shown on the cover of this Statement of Additional Information to establish an automatic investment program.

EXCHANGE PRIVILEGE

         You may exchange your investment in the Funds for shares of the same class of other Alliance Mutual Funds (including AFD Exchange Reserves, a money market fund managed by the Adviser). In addition, (i) present officers and full-time employees of the Adviser, (ii) present Directors or Trustees of any Alliance Mutual Fund and (iii) certain employee benefit plans for employees of the Adviser, the Principal Underwriter, AFS and their affiliates may exchange Class A shares of any Alliance Mutual Fund for Advisor Class shares of any other Alliance Mutual Fund, including the Funds. Exchanges of shares are made at the net asset value next determined after receipt of a properly completed exchange request and without sales or service charges. Exchanges may be made by telephone or written request. Telephone exchange requests must be received by AFS by 4:00 p.m. Eastern time on a Fund business day in order to receive that day's net asset value.

         Shares will continue to age without regard to exchanges for purpose of determining the CDSC, if any, upon redemption and, in the case of Class B shares, for the purpose of conversion to Class A shares. After an exchange, your Class B shares will automatically convert to Class A shares in accordance with the conversion schedule applicable to the Class B shares of the Alliance Mutual Fund you originally purchased for cash ("original shares"). When redemption occurs, the CDSC applicable to the original shares is applied.

         Please read carefully the prospectus of the mutual fund into which you are exchanging before submitting the request. Call AFS at (800) 221-5672 to exchange uncertificated shares. An exchange is a taxable capital transaction for federal tax purposes. The exchange service may be changed, suspended or terminated on 60 days' written notice.

         All exchanges are subject to the minimum investment requirements and any other applicable terms set forth in the Prospectus for the Alliance Mutual Fund whose shares are being acquired. An exchange is effected through the redemption of the shares tendered for exchange and the purchase of shares being acquired at their respective net asset values as next determined following receipt by the Alliance Mutual Fund whose shares are being exchanged of (i) proper instructions and all necessary supporting documents as described in such fund's prospectus or

(ii) a telephone request for such exchange in accordance with the procedures set forth in the following paragraph. Exchanges involving the redemption of shares recently purchased by check will be permitted only after the Alliance Mutual Fund whose shares have been tendered for exchange is reasonably assured that the check has cleared, normally up to 15 calendar days following the purchase date. Exchanges of shares of Alliance Mutual Funds will generally result in the realization of a capital gain or loss for federal income tax purposes.

         Each Fund shareholder, and the shareholder's selected dealer, agent or financial representative, as applicable, are authorized to make telephone requests for exchanges unless AFS receives written instruction to the contrary from the shareholder, or the shareholder declines the privilege by checking the appropriate box on the Subscription Application found in the Prospectus. Such telephone requests cannot be accepted with respect to shares then represented by share certificates. Shares acquired pursuant to a telephone request for exchange will be held under the same account registration as the shares redeemed through such exchange.

         Eligible shareholders desiring to make an exchange should telephone AFS with their account number and other details of the exchange at (800) 221-5672 before 4:00 p.m. Eastern time on a Fund business day as defined above. Telephone requests for exchange received before 4:00 p.m. Eastern time on a Fund business day will be processed as of the close of business on that day. During periods of drastic economic or market developments, such as the market break of October 1987, it is possible that shareholders would have difficulty in reaching AFS by telephone (although no such difficulty was apparent at any time in connection with the 1987 market break). If a shareholder were to experience such difficulty, the shareholder should issue written instructions to AFS at the address shown on the cover of this Statement of Additional Information.

         A shareholder may elect to initiate a monthly "Auto Exchange" whereby a specified dollar amount's worth of his or her Fund shares (minimum $25) is automatically exchanged for shares of another Alliance Mutual Fund. Auto Exchange transactions normally occur on the 12th day of each month, or the Fund business day prior thereto.

         None of the Alliance Mutual Funds, the Adviser, the Principal Underwriter or AFS will be responsible for the authenticity of telephone requests for exchanges that a Fund reasonably believes to be genuine. AFS will employ reasonable procedures in order to verify that telephone requests for exchanges are genuine, including, among others, recording such telephone instructions and causing written confirmations of the resulting transactions to be sent to shareholders. If AFS did not employ such procedures, it could be liable for losses arising from unauthorized or fraudulent telephone instructions. Selected dealers, agents or financial representatives, as applicable, may charge a commission for handling telephone requests for exchanges.

         The exchange privilege is available only in states where shares of the Alliance Mutual Funds being acquired may legally be sold. Each Alliance Mutual Fund reserves the right, at any time on 60 days' notice to its shareholders, to modify, restrict or terminate the exchange privilege.

RETIREMENT PLANS

         The Funds may be a suitable investment vehicle for part or all of the assets held in various types of retirement plans, such as those listed below. The Funds have available forms of such plans pursuant to which investments can be made in a Fund and other Alliance Mutual Funds. Persons desiring information concerning these plans should contact AFS at the "For Literature" telephone number on the cover of this Statement of Additional Information, or write to:

         Alliance Fund Services, Inc.
         Retirement Plans
         P.O. Box 1520
         Secaucus, New Jersey  07096-1520

         INDIVIDUAL RETIREMENT ACCOUNT ("IRA"). Individuals who receive compensation, including earnings from self-employment, are entitled to establish and make contributions to an IRA. Taxation of the income and gains paid to an IRA by a Fund is deferred until distribution from the IRA. An individual's eligible contributions to an IRA will be deductible if neither the individual nor his or her spouse is an active participant in an employer-sponsored retirement plan. If the individual or his or her spouse is an active participant in an employer-sponsored retirement plan, the individual's contributions to an IRA may be deductible, in whole or in part, depending on the amount of the adjusted gross income of the individual and his or her spouse.

         EMPLOYER-SPONSORED QUALIFIED RETIREMENT PLANS. Sole proprietors, partnerships and corporations may sponsor qualified money purchase pension and profit-sharing plans, including
Section 401(k) plans ("qualified plans"), under which annual tax-deductible contributions are made within prescribed limits based on compensation paid to participating individuals. The minimum initial investment requirement may be waived with respect to certain of these qualified plans.

         If the aggregate net asset value of shares of the Alliance Mutual Funds held by a qualified plan reaches $5 million on or before December 15 in any year, all Class B shares or Class C shares of the Fund held by such plan can be exchanged, at the plan's request, without any sales charge, for Class A shares of such Fund.

         SIMPLIFIED EMPLOYEE PENSION PLAN ("SEP"). Sole proprietors, partnerships and corporations may sponsor a SEP under which they make annual tax-deductible contributions to an IRA established by each eligible employee within prescribed limits based on employee compensation.

         403(b)(7) RETIREMENT PLAN. Certain tax-exempt organizations and public educational institutions may sponsor retirement plans under which an employee may agree that monies deducted from his or her compensation (minimum $25 per pay period) may be contributed by the employer to a custodial account established for the employee under the plan.

         The Alliance Plans Division of Frontier Trust Company, a subsidiary of Equitable, which serves as custodian or trustee under the retirement plan prototype forms available from the Funds, charges certain nominal fees for establishing an account and for annual maintenance. A portion of these fees is remitted to AFS as compensation for its services to the retirement plan accounts maintained with a Fund.

         Distributions from retirement plans are subject to certain Code requirements in addition to normal redemption procedures. For additional information please contact AFS at the address or "For Literature" telephone number shown on the cover of this Statement of Additional Information.

DIVIDEND DIRECTION PLAN

         A shareholder who already maintains, in addition to his or her Class A, Class B, Class C or Advisor Class Fund accounts, a Class A, Class B, Class C or Advisor Class account with one or more other Alliance Mutual Funds may direct that income dividends and/or capital gains distributions paid on his or her Class A, Class B, Class C or Advisor Class Fund shares be automatically reinvested, in any amount, without the payment of any sales or service charges, in shares of the same class of such other Alliance Mutual Fund(s). Further information can be obtained by contacting AFS at the address or the "For Literature" telephone number shown on the cover of this Statement of Additional Information. Investors wishing to establish a dividend direction plan in connection with their initial investment should complete the appropriate section of the Subscription Application found in the Prospectus. Current shareholders should contact AFS to establish a dividend direction plan.

SYSTEMATIC WITHDRAWAL PLAN

         General. Any shareholder who owns or purchases shares of a Fund having a current net asset value of at least $4,000 (for quarterly or less frequent payments), $5,000 (for bi-monthly payments) or $10,000 (for monthly payments) may establish a systematic withdrawal plan under which the shareholder will periodically receive a payment in a stated amount of not less than $50 on a selected date. Systematic withdrawal plan participants must elect to have their dividends and distributions from a Fund automatically reinvested in additional shares of that Fund.

         Shares of a Fund owned by a participant in the Fund's systematic withdrawal plan will be redeemed as necessary to meet withdrawal payments and such payments will be subject to any taxes applicable to redemptions and, except as discussed below, any applicable contingent deferred sales charge. Shares acquired with reinvested dividends and distributions will be liquidated first to provide such withdrawal payments and thereafter other shares will be liquidated to the extent necessary, and depending upon the amount withdrawn, the investor's principal may be depleted. A systematic withdrawal plan may be terminated at any time by the shareholder or the relevant Fund.

         Withdrawal payments will not automatically end when a shareholder's account reaches a certain minimum level. Therefore, redemptions of shares under the plan may reduce or even liquidate a shareholder's account and may subject the shareholder to a Fund's involuntary redemption provisions. See "How to Sell Shares--General." Purchases of additional shares concurrently with withdrawals are undesirable because of sales charges imposed when the purchases are made. While an occasional lump-sum investment may be made by a holder of Class A shares who is maintaining a systematic withdrawal plan, such investment should normally be an amount equivalent to three times the annual withdrawal or $5,000, whichever is less.

         Payments under a systematic withdrawal plan may be made by check or electronically via the Automated Clearing House ("ACH") network. Investors wishing to establish a systematic withdrawal plan in conjunction with their initial investment in shares of a Fund should complete the appropriate portion of the Subscription Application found in the Prospectus, while current Fund shareholders desiring to do so can obtain an application form by contacting AFS at the address or the "For Literature" telephone number shown on the cover of this Statement of Additional Information.

CDSC WAIVER FOR CLASS B SHARES AND CLASS C SHARES.

         Under a systematic withdrawal plan, up to 1% monthly, 2% bi-monthly or 3% quarterly of the value at the time of redemption of the Class B or Class C shares in a shareholder's account may be redeemed free of any contingent deferred sales charge.

         With respect to Class B shares, the waiver applies only with respect to shares acquired after July 1, 1995. Class B shares that are not subject to a contingent deferred sales charge (such as shares acquired with reinvested dividends or distributions) will be redeemed first and will count toward the foregoing limitations. Remaining Class B shares that are held the longest will be redeemed next. Redemptions of Class B shares in excess of the foregoing limitations will be subject to any otherwise applicable contingent deferred sales charge.

         With respect to Class C shares, shares held the longest will be redeemed first and will count toward the foregoing limitations. Redemptions in excess of those limitations will be subject to any otherwise applicable contingent deferred sales charge.

STATEMENTS AND REPORTS

         Each shareholder receives semi-annual and annual reports which include a portfolio of investments, financial statements and, in the case of the annual report, the report of the Trust's independent accountants, PricewaterhouseCoopers LLP, as well as a confirmation of each purchase and redemption. By contacting his or her broker or AFS, a shareholder can arrange for copies of his or her account statements to be sent to another person.

_________________________________________________________________

                         NET ASSET VALUE
_________________________________________________________________

         The per share net asset value is computed in accordance with the Fund's Articles of Incorporation and By-Laws at the next close of regular trading on the Exchange (ordinarily 4:00 p.m. Eastern time) following receipt of a purchase or redemption order by the Fund on each Fund business day on which such an order is received and on such other days as the Board of Directors deems appropriate or necessary in order to comply with Rule 22c-1 under the 1940 Act. The Fund's per share net asset value is calculated by dividing the value of the Fund's total assets, less its liabilities, by the total number of its shares then outstanding. A Fund business day is any weekday on which the Exchange is open for trading.

         In accordance with applicable rules under the 1940 Act, portfolio securities are valued at current market value or at fair value as determined in good faith by the Board of Directors. The Board of Directors has delegated to the Adviser certain of the Board's duties with respect to the following procedures. Readily marketable securities listed on the Exchange or on a foreign securities exchange (other than foreign securities exchanges whose operations are similar to those of the United States over-the-counter market) are valued, except as indicted below, at the last sale price reflected on the consolidated tape at the close of the Exchange or, in the case of a foreign securities exchange, at the last quoted sale price, in each case on the business day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the closing bid and asked prices on such day. If no bid or asked prices are quoted on such day, then the security is valued in good faith at fair value by, or in accordance with procedures established by, the Board of Directors. Readily marketable securities not listed on the Exchange or on a foreign securities exchange but listed on other United States national securities exchanges or traded on The Nasdaq Stock Market, Inc. are valued in like manner. Portfolio securities traded on the Exchange and on one or more foreign or other national securities exchanges, and portfolio securities not traded on the Exchange but traded on one or more foreign or other national securities exchanges are valued in accordance with these procedures by reference to the principal exchange on which the securities are traded.

         Readily marketable securities traded in the over-the-counter market, securities listed on a foreign securities exchange whose operations are similar to those of the United States over-the-counter market, and securities listed on a U.S. national securities exchange whose primary market is believed to be over-the-counter (but excluding securities traded on The Nasdaq Stock Market, Inc.), are valued at the mean of the current bid and asked prices as reported by Nasdaq or, in the case of securities not quoted by Nasdaq, the National Quotation Bureau or another comparable sources.

         Listed put or call options purchased by the Fund are valued at the last sale price. If there has been no sale on that day, such securities will be valued at the closing bid prices on that day.

         Open futures contracts and options thereon will be valued using the closing settlement price or, in the absence of such a price, the most recent quoted bid price, If there are no quotations available for the day of valuations, the last available closing settlement price will be used.

         U.S. Government Securities and other debt instruments having 60 days or less remaining until maturity are valued at amortized cost if their original maturity was 60 days or less, or by amortizing their fair value as of the 61st day prior to maturity if their original term to maturity exceeded 60 days (unless in either case the Board of Directors determines that this method does not represent fair value).

         Fixed-income securities may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the fair market value of such securities. The prices provided by pricing service take into account many factors, including institutional size trading in similar groups of securities and any developments related to specific securities.

         All other assets of the Fund are valued in good faith at fair value by, or in accordance with procedures established by, the Board of Directors.

         Trading in securities on Far Eastern and European securities exchanges and over-the-counter markets is normally completed well before the close of business of each Fund business day. In addition, trading in foreign markets may not take place on all Fund business days. Furthermore, trading may take place in various foreign markets on days that are not Fund business days. The Fund's calculation of the net asset value per share, therefore, does not always take place contemporaneously with the most recent determination of the prices of portfolio securities in these markets. Events affecting the values of these portfolio securities that occur between the time their prices are determined in accordance with the above procedures and the close of the Exchange will not be reflected in the Fund's calculation of net asset value unless it is believed that these prices do not reflect current market value, in which case the securities will be valued in good faith by, or in accordance with procedures established by, the Board of Directors at fair value.

         The Board of Directors may suspend the determination of the Fund's, net asset value (and the offering and sale of shares), subject to the rules of the Commission and other governmental rules and regulations, at a time when: (1) the Exchange is closed, other than customary weekend and holiday closings, (2) an emergency exists as a result of which it is not reasonably practicable for the Fund to dispose of securities owned by it or to determine fairly the value of its net assets, or (3) for the protection of shareholders, the Commission by order permits a suspension of the right of redemption or a postponement of the date of payment on redemption.

         For purposes of determining the Fund's net asset value per share, all assets and liabilities initially expressed in a foreign currency will be converted into U.S. dollars at the mean of the current bid and asked prices of such currency against the U.S. dollar last quoted by a major bank that is a regular participant in the relevant foreign exchange market or on the basis of a pricing service that takes into account the quotes provided by a number of such major banks. If such quotations are not available as of the close of the Exchange, the rate of exchange will be determined in good faith by, or under the direction of, the Board of Directors.

         The assets attributable to the Class A shares, Class B shares, Class C shares and Advisor Class shares will be invested together in a single portfolio. The net asset value of each class will be determined separately by subtracting the liabilities allocated to that class from the assets belonging to that class in conformance with the provisions of a plan adopted by the Fund in accordance with Rule 18f-3 under the 1940 Act.

_________________________________________________________________

               DIVIDENDS, DISTRIBUTIONS AND TAXES
_________________________________________________________________

UNITED STATES FEDERAL INCOME TAXATION OF DIVIDENDS AND
DISTRIBUTIONS

         General. Each Fund intends to qualify for tax treatment as a "regulated investment company" under the Code for each taxable year. In order to qualify as a regulated investment company, each Fund must, among other things, (1) derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock or securities, foreign currencies or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in stock, securities or currencies and (2) diversify its holdings so that at the end of each quarter of its taxable year, the following two conditions are met: (i) at least 50% of the market value of the Fund's assets is represented by cash or cash items, U.S. Government Securities, securities of other regulated investment companies, and other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund's assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities of any one issuer (other than U.S. Government Securities or securities of other regulated investment companies) or of two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses. These requirements may limit the range of the Fund's investments.

         If a Fund qualifies as a regulated investment company, it will not be subject to federal income tax on the part of its income distributed to shareholders, provided the Fund distributes during its taxable year at least (a) 90% of its taxable net investment income (generally, dividends, interest, certain other income, and the excess, if any, of net short-term capital gain over net long-term capital loss) and (b) 90% of the excess of
(i) its tax-exempt interest income less (ii) certain deductions attributable to that income. Each Fund intends to make sufficient distributions to shareholders to meet this requirement. Investors should consult their own counsel for a complete understanding of the requirements the Funds must meet to qualify for such treatment.

         In addition, if a Fund fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if the Fund is permitted so to elect and so elects), plus any retained amount from the prior year, the Fund will be subject to a 4% excise tax on the undistributed amounts. A dividend paid to shareholders by a Fund in January of a year generally is deemed to have been paid by the Fund on December 31 of the preceding year, if the dividend was declared and payable to shareholders of record on a date in October, November or December of that preceding year. The Funds intend generally to make distributions sufficient to avoid imposition of the 4% excise tax.

         The information set forth in the Funds' Prospectus and the following discussion relates solely to federal income taxes on dividends and distributions by a Fund and assumes that each Fund qualifies as a regulated investment company. Investors should consult their own counsel for further details and for the application of state and local tax laws to his or her particular situation.

         Dividends out of net ordinary income and distributions of net short-term capital gains are taxable to shareholders as ordinary income. The dividends-received deduction for corporations should also be applicable to a Fund's dividends of net investment income, but only to the extent so designated by the Fund. The amount of such dividends and distributions that may be designated by the Fund as eligible for the dividends-received deduction is limited to the amount qualifying of dividends from domestic corporations received by a Fund during the fiscal year. Furthermore, provisions of the tax law disallow the dividends- received deduction to the extent a corporation's investment in shares of a Fund is financed with indebtedness.

The dividends- received deduction shall also be disallowed with respect to a dividend unless the corporate shareholder held its shares without protection from risk of loss on the ex-dividend date and for at least 45 more days during the 90-day period beginning 45 days prior to the ex-dividend date.

         Distributions of net capital gains designated by the Fund as such (i.e., the excess of net long-term capital gain over net short-term capital loss) are taxable as long-term capital gain (generally at a 20% rate for noncorporate shareholders), regardless of how long a shareholder has held shares in a Fund.

         Capital gains distributions are not eligible for the dividends-received deduction referred to above. Any dividend or distribution received by a shareholder on shares of a Fund (even if received shortly after the purchase of such shares by him or her) will have the effect of reducing the net asset value of such shares by the amount of such dividend or distribution. A loss on the sale of shares held for six months or less will be treated as a long-term capital loss for federal income tax purposes to the extent of any distribution of net capital gain made with respect to such shares.

         Dividends and distributions are taxable in the manner described above regardless of whether they are paid to the shareholder in cash or are reinvested in additional shares of a Fund.

         Dividends and distributions on a Fund's shares are generally subject to federal income tax as described herein to the extent they do not exceed theFund's realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder's investment. Such distributions are likely to occur in respect of shares purchased at a time when a Fund's net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required but not distributed. Such realized gains may be required to be distributed, even when a Fund's net asset value also reflects unrealized losses.

         For federal income tax purposes, when equity call options which a Fund has written expire unexercised, the premiums received by the Fund give rise to short-term capital gains at the time of expiration. When a call written by a Fund is exercised, the selling price or purchase price of stock is increased by the amount of the premium, and the nature of the gain or loss on the sale of stock depends upon the holding period of the stock.
There may be short-term gains or losses associated with closing purchase transactions.

         A Fund's hedging transactions, including hedging transactions in options, futures contracts and straddles, or other similar transactions, will subject the Fund to special tax rules (including mark-to-market, straddle, wash sale and short sale rules), the effect of which may be to accelerate income to a Fund, defer losses to a Fund, cause adjustments in the holding periods of a Fund's securities, or convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders. Each Fund will endeavor to make any available elections pertaining to such transactions in a manner believed to be in the best interest of the Fund.

         Each Fund is required to withhold and remit to the U.S. Treasury 31% of all dividend income paid to any shareholder account for which an incorrect or no taxpayer identification number has been provided or where the Fund is notified that the shareholder has under-reported income in the past (or the shareholder fails to certify that he or she is not subject to such withholding). In addition, the Fund will be required to withhold and remit to the U.S. Treasury 31% of the amount of the proceeds of any redemption of shares of a shareholder account for which an incorrect or no taxpayer identification number has been provided.

         The foregoing discussion relates only to U.S. federal income tax law as it affects U.S. shareholders. The effects of federal income tax law on non-U.S. shareholders may be substantially different. Foreign investors should consult their counsel for further information as to the U.S. tax consequences of investing in a Fund.

_________________________________________________________________

                       GENERAL INFORMATION
_________________________________________________________________

DESCRIPTION OF THE TRUST

         The Trust is organized as a Massachusetts business trust under the laws of The Commonwealth of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated March 26, 1987, a copy of which is on file with the Secretary of State of The Commonwealth of Massachusetts. The Trust is a "series" company as described in Rule 18f-2 under the 1940 Act, having five separate portfolios, each of which is represented by a separate series of shares. In addition to the Funds, the other portfolios of the Trust are Alliance Short-Term U.S. Government Fund, Alliance Conservative Investors Fund and Alliance Growth Investors Fund.

         The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of each series and of each class of shares thereof. The shares of each Fund and each class thereof do not have any preemptive rights. Upon termination of any Fund or any class thereof, whether pursuant to liquidation of the Trust or otherwise, shareholders of that Fund or that class are entitled to share pro rata in the net assets of that Fund or that class then available for distribution to such shareholders.

         The assets received by the Trust for the issue or sale of the Class A, Class B, Class C and Advisor Class shares of each Fund and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to, and constitute the underlying assets of, the appropriate class of that Fund. The underlying assets of each Fund and each class of shares thereof are segregated and are charged with the expenses with respect to that Fund and that class and with a share of the general expenses of the Trust. While the expenses of the Trust are allocated to the separate books of account of each series and each class of shares thereof, certain expenses may be legally chargeable against the assets of all series or a particular class of shares thereof.

         The Declaration of Trust provides for the perpetual existence of the Trust. The Trust or any Fund, however, may be terminated at any time by vote of at least a majority of the outstanding shares of each Fund affected. The Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders.

CAPITALIZATION

         Except as noted below under "Shareholder and Trustee
Liability," all shares of the Funds when duly issued will be fully paid and non-assessable.

         Set forth below is certain information as to all persons who owned of record or beneficially 5% or more of any class of the Funds' outstanding shares at January 16, 1998 in the case of Growth Fund, and October 9, 1998 in the case of Strategic
Balanced Fund:

NAMES AND ADDRESSES                    NO. OF SHARES   % OF CLASS

                      GROWTH FUND--CLASS A

MLPF&S For The Sole Benefit            2,170,951           10.95%
of Its Customers
Attn:  Fund Administration
4800 Deer Lake Dr. East, 3rd Floor
Jacksonville, FL  32246-6486

                             CLASS B
Merrill Lynch                          21,176,004          19.71%
Mutual Fund Operations
4800 Deer Lake Dr. East, 3rd Floor
Jacksonville, FL  32246-6486

                             CLASS C

MLPF&S for the Sole                     7,203,556          40.16%
Benefit of Customers
4800 Deer Lake Dr. East, 3rd Floor
Jacksonville, FL  32246-6486

                          ADVISOR CLASS

Merrill Lynch                           2,447,991          91.43%
Mutual Fund Operations
4800 Deer Lake Dr. East, 3rd Floor
Jacksonville, FL  32246-6486

Trust for Profit                          164,328           6.14%
Sharing Plan For
Employees of Alliance
Capital Management L.P. Plan R
Attn: Jill Smith-32nd Fl.
1345 Avenue of the Americas
New York, NY 10105-0302

                STRATEGIC BALANCED FUND--CLASS C

MLPF&S                                     42,548          21.16%
For the Sole Benefit of its
Customers
ATTN:  Fund Admin.  (97B77)
4800 Deer Lake Drive East 2nd Floor
Jacksonville, FL  32245-6484

                          ADVISOR CLASS

Alliance Fund Services                    1,128            47.04%
Audit Output Account
Attn: Corporate Actions
P.O. Box 1520
Secaucus, NJ  07096-1520

Alliance Fund Services                    1,424            52.60%
Audit Output Account
Attn: Corporate Actions
P.O. Box 1520
Secaucus, NJ  07096-1520

VOTING RIGHTS

         As summarized in the Prospectus, shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and will vote (to the extent provided herein) in the election of Trustees and the termination of the Trust or a Fund and on other matters submitted to the vote of shareholders.

         The By-Laws of the Trust provide that the shareholders of any particular series or class shall not be entitled to vote on any matters as to which such series or class is not affected. Except with respect to matters as to which the Trustees have determined that only the interests of one or more particular series or classes are affected or as required by law, all of the shares of each series or class shall, on matters as to which such series or class is entitled to vote, vote with other series or classes so entitled as a single class. Notwithstanding the foregoing, with respect to matters which would otherwise be voted on by two or more series or classes as a single class, the Trustees may, in their sole discretion, submit such matters to the shareholders of any or all such series or classes, separately. Rule 18f-2 under the 1940 Act provides in effect that a series shall be deemed to be affected by a matter unless it is clear that the interests of each series in the matter are substantially identical or that the matter does not affect any interest of such series. Although not governed by Rule 18f-2, shares of each class of a Fund will vote separately with respect to matters pertaining to the respective Distribution Plans applicable to each class.

         The terms "shareholder approval" and "majority of the outstanding voting securities" as used in the Prospectus and this Statement of Additional Information mean the lesser of (i) 67% or more of the shares of the applicable Fund or applicable class thereof represented at a meeting at which more than 50% of the outstanding shares of such Fund or such class are represented or

(ii) more than 50% of the outstanding shares of such Fund or such class.

         There will normally be no meetings of shareholders for the purpose of electing Trustees, except that in accordance with the 1940 Act (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy on the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. The Funds' shares have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of Trustees can elect 100% of the Trustees if they choose to do so, and in such event the holders of the remaining less than 50% of the shares voting for such election of Trustees will not be able to elect any person or persons to the Board of Trustees. A special meeting of shareholders for any purpose may be called by 10% of the Trust's outstanding shareholders.

         Except as set forth above, the Trustees shall continue to hold office and may appoint successor Trustees.

         No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust's name,
(ii) to establish, change or eliminate the par value of shares or
(iii) to supply any omission, cure any ambiguity or cure, correct or supplement any defective or inconsistent provision contained in the Declaration of Trust.

SHAREHOLDER AND TRUSTEE LIABILITY

         Under Massachusetts law shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of a Fund's property for all loss and expense of any shareholder of that Fund held liable on account of being or having been a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund of which he or she was a shareholder would be unable to meet its obligations.

         The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust but no such person may be indemnified against any liability to the Trust or the Trust's shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

COUNSEL

         Legal matters in connection with the issuance of the shares of the Funds offered hereby are passed upon by Ropes &
Gray, One International Place, Boston, Massachusetts 02110.

INDEPENDENT ACCOUNTANTS

         The financial statements of the Strategic Balanced Fund for the fiscal year ended July 31, 1998, and of the Growth Fund for the fiscal year ended October 31, 1997, which are included in this Statement of Additional Information, have been audited by PricewaterhouseCoopers LLP, the Trust's independent accountants for such period, as stated in their report appearing herein, and have been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

PERFORMANCE INFORMATION

         From time to time, a Fund may advertise its "total return." Total return is computed separately for Class A, Class B, Class C and Advisor Class shares. Such advertisements disclose a Fund's average annual compounded total return for its most recently completed one-, five- and ten-year periods (or the life of a Fund or class, if shorter). Total return for each such period is computed by finding, through the use of a formula prescribed by the SEC, the average annual compounded rate of return over such period that would equate an assumed initial amount invested to the value of such investment at the end of the period. For purposes of computing total return, income dividends and capital gains distributions paid on shares of a Fund are assumed to have been reinvested when received and the maximum sales charge applicable to purchases of Fund shares is assumed to have been paid.

         The average annual compounded total return for Class A shares of the Growth Fund was 29.54% for the one-year period ended October 31, 1997, 21.87% for the five-year period ended

October 31, 1997, and 23.28% for the period September 4, 1990 (commencement of distribution of Class A shares), through October 31, 1997. The average annual compounded total return for Class B shares of the Growth Fund was 28.64% for the one-year period ended October 31, 1997, 21.04% for the five-year period ended October 31, 1997, and 21.01% for the ten year period through October 31, 1997. The average annual compounded total return for Class C shares of the Growth Fund was 28.66% for the one-year period ended October 31, 1997, and 18.31% for the period August 2, 1993 (commencement of distribution of Class C shares) through October 31, 1997. The average annual compounded total return for Advisor Class shares of the Growth Fund was 30.09% for the period October 2, 1996 (commencement of operations) through October 31, 1997.

         The average annual compounded total return for Class A shares of the Strategic Balanced Fund was 10.50% for the one-year period ended July 31, 1998, 10.54% for the five-year period ended July 31, 1998, and 12.91% for the period September 4, 1990 (commencement of distribution of Class A shares) through July 31, 1998. The average annual compounded total return for Class B shares of the Strategic Balanced Fund was 9.78% for the one-year period ended July 31, 1998, 13.20% for the five-year period ended July 31, 1998, and 11.72% for the ten-year period ended July 31, 1998. The average annual compounded total return for Class C shares of the Strategic Balanced Fund was 9.78% for the one-year period ended July 31, 1998, and was 9.79% for the five-year period ended July 31, 1998. The average annual compounded total return for Advisor Class shares of the Strategic Balanced Fund was 10.32% for the one-year period ended July 31, 1998, and was 6.40% for the period October 2, 1996 (commencement of operations) through July 31, 1998.

         Each Fund's total return is computed separately for Class A, Class B, Class C and Advisor Class shares. A Fund's total return is not fixed and will fluctuate in response to prevailing market conditions or as a function of the type and quality of the securities in the Fund's portfolio and the Fund's expenses. Total return information is useful in reviewing the Fund's performance but such information may not provide a basis for comparison with bank deposits or other investments which pay a fixed return for a stated period of time. An investor's principal invested in the Fund is not fixed and will fluctuate in response to prevailing market conditions.

         Advertisements quoting performance rankings of a Fund as measured by financial publications or by independent organizations such as Lipper Analytical Services, Inc. and Morningstar, Inc., and advertisements presenting the historical performance of such Fund, may also from time to time be sent to investors or placed in newspapers and magazines such as The

New York Times, The Wall Street Journal, Barrons, Investor's
Daily, Money Magazine, Changing Times, Business Week and Forbes or other media on behalf of such Fund.

ADDITIONAL INFORMATION

         This Statement of Additional Information does not contain all the information set forth in the Registration Statement filed by the Trust with the SEC under the Securities Act of 1933. Copies of the Registration Statement may be obtained at a reasonable charge from the SEC or may be examined, without charge, at the offices of the SEC in Washington, D.C.

____________________________________________________________

                 FINANCIAL STATEMENTS AND REPORT
                   OF INDEPENDENT ACCOUNTANTS
____________________________________________________________

ALLIANCE STRATEGIC BALANCED FUND

ANNUAL REPORT
JULY 31, 1998


ALLIANCE CAPITAL



PORTFOLIO OF INVESTMENTS
JULY 31, 1998                                  ALLIANCE STRATEGIC BALANCED FUND
_______________________________________________________________________________

COMPANY                                          SHARES     U.S. $ VALUE
-------------------------------------------------------------------------
COMMON & PREFERRED STOCKS-44.6%
UNITED STATES INVESTMENTS-33.8%
FINANCE-8.3%
BANKING-MONEY CENTER-2.6%
BankAmerica Corp.                                 7,000      $   628,250
Chase Manhattan Corp.                            10,000          756,250
                                                             ------------
                                                               1,384,500

BROKERAGE & MONEY MANAGEMENT-2.2%
Merrill Lynch & Co., Inc.                         7,600          741,000
Morgan Stanley, Dean Witter & Co.                 5,000          435,313
                                                             ------------
                                                               1,176,313

INSURANCE-2.3%
American International Group, Inc.                4,500          678,656
Travelers Group, Inc.                             8,000          536,067
                                                             ------------
                                                               1,214,723

MISCELLANEOUS-1.2%
MBNA Corp.                                       20,000          670,000
                                                             ------------
                                                               4,445,536

CONSUMER SERVICES-8.3%
BROADCASTING & CABLE-3.2%
Cox Communications, Inc. Cl.A (a)                 9,000          439,875
Scripps E.W. Co. Cl.A                             9,000          473,625
Tele-Communications, Inc. -
  Liberty Media Group Cl.A (a)                   20,000          788,750
                                                             ------------
                                                               1,702,250

ENTERTAINMENT & LEISURE-2.6%
Harley-Davidson, Inc.                            22,000          871,750
Walt Disney Co.                                  15,000          516,562
                                                             ------------
                                                               1,388,312

RETAIL-GENERAL MERCHANDISE-2.5%
Dayton Hudson Corp.                              14,000          669,375
Home Depot, Inc.                                 16,000          670,000
                                                             ------------
                                                               1,339,375
                                                             ------------
                                                               4,429,937

TECHNOLOGY-4.6%
COMMUNICATION EQUIPMENT-0.6%
Tellabs, Inc. (a)                                 4,000          301,125

COMPUTER HARDWARE-0.9%
Compaq Computer Corp.                            15,000          493,125

COMPUTER SOFTWARE-0.6%
Microsoft Corp. (a)                               3,000          329,812

NETWORKING SOFTWARE-1.2%
Cisco Systems, Inc. (a)                           7,000          670,250

SEMI-CONDUCTOR COMPONENTS-1.3%
Altera Corp. (a)                                  7,000          255,281
Intel Corp.                                       5,000          422,188
                                                             ------------
                                                                 677,469
                                                             ------------
                                                               2,471,781

CONSUMER STAPLES-4.0%
COSMETICS-1.4%
Gillette Co.                                      8,200          429,475
The Estee Lauder Co., Inc. Cl.A                   5,000          321,250
                                                             ------------
                                                                 750,725

RETAIL-FOOD & DRUG-1.3%
Kroger Co. (a)                                   15,000          709,687


7


PORTFOLIO OF INVESTMENTS (CONTINUED)           ALLIANCE STRATEGIC BALANCED FUND
_______________________________________________________________________________

COMPANY                                          SHARES     U.S. $ VALUE
-------------------------------------------------------------------------
TOBACCO-1.3%
Philip Morris Cos., Inc.                         15,000      $   657,188
                                                             ------------
                                                               2,117,600

HEALTH CARE-3.7%
DRUGS-3.1%
Bristol-Myers Squibb Co.                          8,000          911,500
Merck & Co., Inc.                                 6,000          739,875
                                                             ------------
                                                               1,651,375

MEDICAL PRODUCTS-0.6%
Medtronic, Inc.                                   5,000          309,687
                                                             ------------
                                                               1,961,062

ENERGY-1.9%
DOMESTIC PRODUCERS-0.3%
Apache Corp.                                      6,000          159,000

OIL SERVICES-1.6%
Halliburton Co.                                  10,000          363,125
Noble Drilling Corp. (a)                         25,000          471,875
                                                             ------------
                                                                 835,000
                                                             ------------
                                                                 994,000

MULTI INDUSTRY COMPANIES-1.1%
Tyco International, Ltd.                          6,000          371,625
U.S. Industries, Inc.                            10,000          192,500
                                                             ------------
                                                                 564,125

UTILITIES-1.0%
TELEPHONE UTILITY-1.0%
WorldCom, Inc.                                   10,000          528,750

CAPITAL GOODS-0.9%
MISCELLANEOUS-0.9%
United Technologies Corp.                         5,000          479,063
Total United States Investments
  (cost $12,950,782)                                          17,991,854

FOREIGN INVESTMENTS-10.8%
BRAZIL-0.5%
Telebras, SA (ADR)                                2,000          242,125

DENMARK-0.4%
Ratin A/S Series B                                1,200          229,004

FINLAND-1.6%
Nokia AB OY Corp. Series A                        7,000          614,875
Orion-Yhtymae OY Cl.B                             7,000          214,883
                                                             ------------
                                                                 829,758

FRANCE-0.9%
Seita                                             4,000          180,303
Total, SA Cl.B                                    2,500          285,391
                                                             ------------
                                                                 465,694

GERMANY-0.6%
Adidas AG                                           900          130,530
ProSieben Media AG pfd.                           4,000          213,615
                                                             ------------
                                                                 344,145

HONG KONG-0.2%
Hutchison Whampoa, Ltd.                          20,000           96,019

JAPAN-0.6%
Canon, Inc.                                       5,000          114,092
Honda Motor Co.                                   6,000          223,621
                                                             ------------
                                                                 337,713

NETHERLANDS-2.5%
Akzo Nobel NV                                     8,000          407,608
ING NV                                            6,000          453,773
Wolters Kluwer NV                                 3,000          450,183
                                                             ------------
                                                               1,311,564

SPAIN-0.7%
Tabacalera, SA Series A                           8,000          176,548
Telefonica, SA                                    4,000          195,077
                                                             ------------
                                                                 371,625

SWEDEN-0.4%
Astra AB Series A                                12,000          230,946


8


                                               ALLIANCE STRATEGIC BALANCED FUND
_______________________________________________________________________________

                                                SHARES OR
                                                PRINCIPAL
                                                  AMOUNT
COMPANY                                            (000)    U.S. $ VALUE
-------------------------------------------------------------------------
SWITZERLAND-1.5%
Nestle, SA                                          200      $   415,431
Zurich Versicherungs-gesellschaft                   500          397,182
                                                             ------------
                                                                 812,613

UNITED KINGDOM-0.9%
BPB Plc                                          40,000          218,726
Tomkins Plc                                      30,000          154,856
United News & Media Plc                           9,000          118,494
                                                             ------------
                                                                 492,076

Total Foreign Investments
  (cost $4,613,091)                                            5,763,282

Total Common & Preferred Stocks
  (cost $17,563,873)                                          23,755,136

DEBT OBLIGATIONS-39.3%
U.S. GOVERNMENT & AGENCY OBLIGATIONS-33.3%
Federal Home Loan Bank
  7.00%, 9/01/11                                 $  775          792,862
Federal National Mortgage Association
  6.00%, 4/01/11                                    323          319,170
  6.50%, 5/01/11                                    523          526,171
  6.50%, 6/01/11                                    590          593,831
  6.50%, 9/01/11                                    363          365,961
  7.00%, 5/01/26                                    847          859,569
  7.00%, 5/01/27                                    422          427,701
  7.00%, 12/01/27                                 1,022        1,036,124
Government National Mortgage Association
  6.50%, 3/15/28                                    284          282,678
  7.00%, 2/15/28                                  1,086        1,103,348
  7.50%, 6/15/27                                    597          614,807
U.S. Treasury Bond
  6.125%, 11/15/27                                2,905        3,070,672
U.S. Treasury Notes
  6.25%, 4/30/01                                  1,900        1,934,143
  6.375%, 5/15/99                                 3,200        3,220,992
  6.50%, 8/31/01                                  1,250        1,283,013
  6.50%, 5/31/02                                    410          423,005
  6.625%, 5/15/07                                    25           26,766
  6.875%, 5/15/06                                   775          837,000
                                                             ------------
                                                              17,717,813

CORPORATE DEBT OBLIGATIONS-4.3%
BANKING-1.0%
Chase Manhattan Corp.
  6.75%, 8/15/08                                    530          545,167

ELECTRIC & GAS UTILITY-0.8%
Texas Utilities Co. Series C
  6.375%, 1/01/08                                   425          416,170

INDUSTRIAL-2.5%
Computer Associates
International, Inc.
  6.375%, 4/15/05 (b)                               650          644,955
Time Warner, Inc.
  8.375%, 3/15/23                                   600          694,572
                                                             ------------
                                                               1,339,527
                                                             ------------
                                                               2,300,864

YANKEE BOND-1.7%
St. George Bank, Ltd.
  7.15%, 10/15/05 (b)                               850          879,231

Total Debt Obligations
  (cost $20,529,344)                                          20,897,908


9


PORTFOLIO OF INVESTMENTS (CONTINUED)           ALLIANCE STRATEGIC BALANCED FUND
_______________________________________________________________________________


                                               PRINCIPAL
                                                AMOUNT
COMPANY                                          (000)    U.S. $ VALUE
-------------------------------------------------------------------------
SHORT-TERM INVESTMENT-13.0%
Federal Home Loan Mortgage Corp.
  5.637%, 8/03/98 (amortized cost
  $6,897,869)                                    $6,900      $ 6,897,869

TOTAL INVESTMENTS -96.9%
  (cost $44,991,086)                                          51,550,913
Other assets less liabilities-3.1%                             1,631,743
                                                             ------------

NET ASSETS-100%                                              $53,182,656


(a)  Non-income producing security.

(b) Securities exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to certain qualified institutional buyers. At July 31, 1998, these securities amounted to $1,524,186 representing 2.9% of net assets.

     Glossary:
     ADR - American Depositary Receipt

     See notes to financial statements.


10


STATEMENT OF ASSETS AND LIABILITIES
JULY 31, 1998                                  ALLIANCE STRATEGIC BALANCED FUND
_______________________________________________________________________________

ASSETS
  Investments in securities, at value (cost $44,991,086)           $51,550,913
  Cash, at value (cost $720,561)                                       720,697
  Receivable for investment securities sold                            908,915
  Receivable for shares of beneficial interest sold                    343,568
  Interest and dividends receivable                                    279,094
  Foreign taxes receivable                                              14,879
  Total assets                                                      53,818,066

LIABILITIES
  Payable for shares of beneficial interest redeemed                   347,024
  Distribution fee payable                                              30,289
  Advisory fee payable                                                  19,408
  Accrued expenses                                                     238,689
  Total liabilities                                                    635,410

NET ASSETS                                                         $53,182,656

COMPOSITION OF NET ASSETS
  Shares of beneficial interest, at par                            $        30
  Additional paid-in capital                                        44,068,493
  Undistributed net investment income                                  267,635
  Accumulated net realized gain on investments and foreign
    currency transactions                                            2,313,879
  Net unrealized appreciation of investments and foreign
    currency denominated assets and liabilities                      6,532,619
                                                                   $53,182,656

CALCULATION OF MAXIMUM OFFERING PRICE
  CLASS A SHARES
  Net asset value and redemption price per share
    ($25,948,583 / 1,312,956 shares of beneficial
    interest issued and outstanding)                                    $19.76
  Sales charge--4.25% of public offering price                             .88
  Maximum offering price                                                $20.64

  CLASS B SHARES
  Net asset value and offering price per share
    ($24,032,385 / 1,478,926 shares of beneficial
    interest issued and outstanding)                                    $16.25

  CLASS C SHARES
  Net asset value and offering price per share
    ($3,201,305 / 197,016 shares of beneficial
    interest issued and outstanding)                                    $16.25

  ADVISOR CLASS SHARES
  Net asset value, redemption and offering price per share
    ($383 / 19.47 shares of beneficial interest issued and
    outstanding)                                                        $19.67


See notes to financial statements.


11


STATEMENT OF OPERATIONS
YEAR ENDED JULY 31, 1998                       ALLIANCE STRATEGIC BALANCED FUND
_______________________________________________________________________________

INVESTMENT INCOME
  Interest                                          $1,491,470
  Dividends (net of foreign taxes
    withheld of $25,950)                               308,962      $1,800,432

EXPENSES
  Advisory fee                                         385,597
  Distribution fee - Class A                            67,585
  Distribution fee - Class B                           258,610
  Distribution fee - Class C                            30,232
  Custodian                                            171,227
  Transfer agency                                      128,960
  Audit and legal                                       55,340
  Printing                                              36,308
  Registration                                          34,524
  Trustees' fees                                        25,000
  Miscellaneous                                         20,031
  Total expenses                                     1,213,414
  Less: expenses waived and assumed
    by adviser (see Note B)                           (281,633)
  Less: expense offset arrangement
    (see Note B)                                        (9,811)
  Net expenses                                                         921,970
  Net investment income                                                878,462

REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS AND FOREIGN CURRENCY
TRANSACTIONS
  Net realized gain on investment transactions                       4,599,652
  Net realized loss on foreign currency
    transactions                                                       (63,722)
  Net realized loss on futures transactions                           (251,706)
  Net change in unrealized appreciation
    (depreciation) of:
    Investments                                                       (146,989)
    Foreign currency denominated assets
    and liabilities                                                    (24,586)
  Net gain on investments and foreign
    currency transactions                                            4,112,649

NET INCREASE IN NET ASSETS FROM OPERATIONS                          $4,991,111


See notes to financial statements.


12


STATEMENT OF CHANGES IN NET ASSETS             ALLIANCE STRATEGIC BALANCED FUND
_______________________________________________________________________________

                                               YEAR ENDED           YEAR ENDED
                                                JULY 31,             JULY 31,
                                                  1998                 1997
                                              -----------          ------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
  Net investment income                       $   878,462          $ 1,040,800
  Net realized gain on investments and
    foreign currency transactions               4,284,224            2,147,164
  Net change in unrealized appreciation
    (depreciation) of investments and
    foreign currency denominated assets
    and liabilities                              (171,575)           7,395,205
  Net increase in net assets
    from operations                             4,991,111           10,583,169

DIVIDENDS AND DISTRIBUTIONS TO
SHAREHOLDERS FROM:
  Net investment income
    Class A                                      (483,384)            (368,073)
    Class B                                      (516,031)            (450,279)
    Class C                                       (57,310)             (53,257)
    Advisor Class                                      (9)                  -0-
  Net realized gain on investments
    Class A                                    (1,572,349)          (2,227,559)
    Class B                                    (2,315,766)          (3,959,058)
    Class C                                      (257,187)            (468,257)
    Advisor Class                                     (26)                  -0-

TRANSACTIONS IN SHARES OF
BENEFICIAL INTEREST
  Net increase (decrease)                       1,999,566           (1,640,718)
  Total increase                                1,788,615            1,415,968

NET ASSETS
  Beginning of year                            51,394,041           49,978,073
  End of year (including undistributed
    net investment income of $267,635
    and $509,629, respectively)               $53,182,656          $51,394,041


See notes to financial statements.


13


NOTES TO FINANCIAL STATEMENTS
JULY 31, 1998                                  ALLIANCE STRATEGIC BALANCED FUND
_______________________________________________________________________________

NOTE A: SIGNIFICANT ACCOUNTING POLICIES
Alliance Strategic Balanced Fund (the "Fund"), formerly Alliance Balanced Fund, a series of The Alliance Portfolios (the "Trust"), is registered under the Investment Company Act of 1940 as a diversified, open-end investment company. The Fund offers Class A, Class B, Class C and Advisor Class shares. Class A shares are sold with a front-end sales charge of up to 4.25% for purchases not exceeding $1,000,000. With respect to purchases of $1,000,000 or more, Class A shares redeemed within one year of purchase will be subject to a contingent deferred sales charge of 1%. Class B shares are currently sold with a contingent deferred sales charge which declines from 4% to zero depending on the period of time the shares are held. Shares purchased before August 2, 1993 and redeemed within six years of purchase are subject to different rates than shares purchased after that date. Class B shares will automatically convert to Class A shares eight years after the end of the calendar month of purchase. Class C shares are subject to a contingent deferred sales charge of 1% on redemptions made within the first year after purchase. Advisor Class shares are sold without an initial or contingent deferred sales charge and are not subject to ongoing distribution expenses. Advisor Class shares are offered to investors participating in fee-based programs and to certain retirement plan accounts. All four classes of shares have identical voting, dividend, liquidation and other rights, except that each class bears different distribution expenses and has exclusive voting rights with respect to its distribution plan. The financial statements have been prepared in conformity with generally accepted accounting principles which require management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities in the financial statements and amounts of income and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies followed by the Fund.

1. SECURITY VALUATION
Portfolio securities traded on a national securities exchange or on a foreign securities exchange (other than foreign securities exchanges whose operations are similar to those of the United States over-the-counter market) are generally valued at the last reported sales price or if no sale occurred, at the mean of the closing bid and asked prices on that day. Readily marketable securities traded in the over-the-counter market, securities listed on a foreign securities exchange whose operations are similar to the U.S. over-the-counter market, and securities listed on a national securities exchange whose primary market is believed to be over-the-counter, are valued at the mean of the current bid and asked prices. Fixed income securities which mature in 60 days or less are valued at amortized cost, unless this method does not represent fair value. Securities for which current market quotations are not readily available are valued at their fair value as determined in good faith by, or in accordance with procedures adopted by, the Fund's Trustees. Fixed income securities may be valued on the basis of prices obtained from a pricing service when such prices are believed to reflect the fair market value of such securities.

2. CURRENCY TRANSLATION
Assets and liabilities denominated in foreign currencies and commitments under forward exchange currency contracts are translated into U.S. dollars at the mean of the quoted bid and asked prices of such currencies against the U.S. dollar. Purchases and sales of portfolio securities are translated into U.S. dollars at the rates of exchange prevailing when such securities were acquired or sold. Income and expenses are translated into U.S. dollars at rates of exchange prevailing when accrued.

Net realized foreign currency gains and losses represent foreign exchange gains and losses from sales and maturities of debt securities and foreign exchange currency contracts, currency gains and losses realized between the trade and settlement dates on security transactions, and the difference between the amounts of foreign denominated dividends and interest recorded on the Fund's books and the U.S. dollar equivalent amounts actually received or paid. The Fund does not isolate the effect of fluctuations in foreign currency exchange rates when determining the gain or loss upon the sale of equity securities. Net currency gains and losses from valuing foreign currency denominated assets and liabilities at year end exchange rates are reflected as a component of net unrealized appreciation of investments and foreign currency denominated assets and liabilities.


14


                                               ALLIANCE STRATEGIC BALANCED FUND
_______________________________________________________________________________

3. TAXES
It is the Fund's policy to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its investment company taxable income and net realized gains, if any, to shareholders. Therefore, no provisions for federal income or excise taxes are required.

4. INVESTMENT INCOME AND INVESTMENT TRANSACTIONS
Dividend income is recorded on the ex-dividend date. Interest income is accrued daily. Investment transactions are accounted for on the trade date securities are purchased or sold. The Fund accretes discounts and amortizes premiums as adjustments to interest income. Investment gains and losses are determined on the identified cost basis.

5. INCOME AND EXPENSES
All income earned and expenses incurred by the Fund are borne on a pro-rata basis by each outstanding class of shares, based on the proportionate interest in the Fund represented by the net assets of such class, except that the Fund's Class B and Class C shares bear higher distribution and transfer agent fees than Class A shares and the Advisor Class shares have no distribution fees. Expenses attributable to the Fund are charged to the Fund. Expenses of the Trust are charged to the Fund in proportion to net assets.

6. DIVIDENDS AND DISTRIBUTIONS
Dividends and distributions to shareholders are recorded on the ex-dividend date.

Income dividends and capital gains distributions are determined in accordance with federal tax regulations and may differ from those determined in accordance with generally accepted accounting principles. To the extent these differences are permanent, such amounts are reclassified within the capital accounts based on their federal tax basis treatment; temporary differences, do not require such reclassification. During the current fiscal year, permanent differences, primarily due to foreign currency transactions, resulted in a net decrease in undistributed net investment income and a corresponding increase in accumulated net realized gain on investments and foreign currency transactions. This reclassification had no effect on net assets.


NOTE B: ADVISORY FEE AND OTHER TRANSACTIONS WITH AFFILIATES
Under the terms of an investment advisory agreement, the Fund pays Alliance Capital Management L.P. (the "Adviser"), an advisory fee at an annual rate of
 .75 of 1% of the average daily net assets of the Fund. Such fee is accrued daily and paid monthly. The Adviser has agreed to voluntarily waive its fees and bear certain expenses so that total expenses do not exceed on an annual basis 1.40%, 2.10%, 2.10% and 1.10% of average daily net assets, respectively, for the Class A, Class B, Class C and Advisor Class shares. Prior to August 2, 1993, the annual expense cap for Class B Shares was 2.15%. For the year ended July 31, 1998, such reimbursement amounted to $281,633.

The Fund compensates Alliance Fund Services, Inc., a wholly-owned subsidiary of the Adviser, under a Transfer Agency Agreement for providing personnel and facilities to perform transfer agency services for the Fund. Such compensation amounted to $82,954 for the year ended July 31, 1998.

In addition, for the year ended July 31, 1998, the Fund's expenses were reduced by $9,811 under an expense offset arrangement with Alliance Fund Services. Transfer Agency fees reported in the statement of operations exclude these credits.

Alliance Fund Distributors, Inc., (the "Distributor"), a wholly-owned subsidiary of the Adviser, serves as the Distributor of the Fund's shares. The Distributor received front-end sales charges of $4,211 from the sales of Class A shares, $30,890 and $2,019 in contingent deferred sales charges imposed upon redemptions by shareholders of Class B and Class C shares, respectively, for the year ended July 31, 1998.

Brokerage commissions paid on investment transactions for the year ended July 31, 1998 amounted to $93,166, none of which was paid to Donaldson, Lufkin & Jenrette Securities Corp., an affiliate of the Adviser.

Accrued expenses includes $57,596 owed to a Trustee and a former Trustee under the Trust's deferred compensation plan.


15


NOTES TO FINANCIAL STATEMENTS (CONTINUED)      ALLIANCE STRATEGIC BALANCED FUND
_______________________________________________________________________________

NOTE C: DISTRIBUTION PLANS
The Trust has adopted a plan of distribution for each class of shares of the Fund, except the Advisor Class, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (each a "Plan" and collectively the "Plans"). Under the Plans, the Fund pays a distribution fee to the Distributor at an annual rate of up to .50 of 1% of the Fund's average daily net assets attributable to Class A shares and 1% of the average daily net assets attributable to both Class B and Class C shares. The fees are accrued daily and paid monthly. The Trustees currently limit payments under the Class A plan to .30 of 1% of the Fund's average daily net assets attributable to Class A shares. The Plans provide that the Distributor will use such payments in their entirety for distribution assistance and promotional activities.

The Fund is not obligated under the Plans to pay any distribution services fee in excess of the amounts set forth above. The purpose of the payments to the Distributor under the Plans is to compensate the Distributor for its distribution services with respect to the sale of the Fund's shares. Since the Distributor's compensation is not directly tied to its expenses, the amount of compensation received by it under the Plans during any year may be more or less than its actual expenses. For this reason, the Plans are characterized by the staff of the Commission as being of the "compensation" variety.

In the event that a Plan is terminated or not continued, no distribution services fees (other than current amounts accrued but not yet paid) would be owed by the Fund to the Distributor with respect to the relevant class.

The Plans also provide that the Adviser may use its own resources to finance the distribution of the Fund's shares.


NOTE D: INVESTMENT TRANSACTIONS
Purchases and sales of investment securities (excluding short-term investments and U.S. government securities) aggregated $26,635,947 and $40,074,668, respectively, for the year ended July 31, 1998. There were purchases of $18,804,186 and sales of $16,425,221 of U.S. government and government agency obligations for the year ended July 31, 1998.

At July 31, 1998, the cost of investments for federal income tax purposes was substantially the same as the cost for financial reporting purposes. Gross unrealized appreciation of investments was $7,050,653 and gross unrealized depreciation of investments was $490,826 resulting in net unrealized appreciation of $6,559,827 excluding foreign currency transactions.

The Fund incurred and elected to defer post October currency losses of $30,518 for the year ended July 31, 1998. To the extent that any post October losses are used to offset future capital gains, it is probable that these gains will not be distributed to shareholders.

1. FORWARD EXCHANGE CURRENCY CONTRACTS
The Fund enters into forward exchange currency contracts in order to hedge its exposure to changes in foreign currency exchange rates on foreign portfolio holdings and to hedge certain firm purchase and sale commitments denominated in foreign currencies. A forward exchange currency contract is a commitment to purchase or sell a foreign currency at a future date at a negotiated forward rate. The gain or loss arising from the difference between the original contracts and the closing of such contracts is included in net realized gain or loss on foreign currency transactions. Fluctuations in the value of forward exchange currency contracts are recorded for financial reporting purposes as unrealized gains or losses by the Fund.

The Fund's custodian will place and maintain cash not available for investment or other liquid assets in a separate account of the Fund having a value equal to the aggregate amount of the Fund's commitments under forward exchange currency contracts entered into with respect to position hedges.

Risks may arise from the potential inability of a counterparty to meet the terms of a contract and from unanticipated movements in the value of a foreign currency relative to the U.S. dollar.

At July 31, 1998, the Fund had no outstanding forward exchange currency contracts.


16


                                               ALLIANCE STRATEGIC BALANCED FUND
_______________________________________________________________________________

2. FINANCIAL FUTURES CONTRACTS
The Fund may buy or sell financial futures contracts for the purpose of hedging its portfolio against adverse affects of anticipated movements in the market. The Fund bears the market risk that arises from changes in the value of these financial instruments. The Fund's activities in domestic futures contracts are conducted through regulated exchanges which do not result in counterparty credit risk.

At the time the Fund enters into a futures contract, the Fund deposits and maintains with its custodian as collateral an initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Fund agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in the value of the contract.

Such receipts or payments are known as variation margin and are recorded by the Fund as unrealized gains or losses. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the time it was closed. At July 31, 1998, the Fund had no outstanding futures contracts.


NOTE E: SHARES OF BENEFICIAL INTEREST
There are an unlimited number of $0.00001 par value shares of beneficial interest authorized, divided into four classes, designated Class A, Class B, Class C and Advisor Class shares. Transactions in shares of beneficial interest were as follows:


                               SHARES                         AMOUNT
                    ---------------------------  ------------------------------
                     YEAR ENDED     YEAR ENDED    YEAR ENDED      YEAR ENDED
                      JULY 31,       JULY 31,      JULY 31,        JULY 31,
                        1998           1997          1998            1997
                     ------------  ------------  --------------  --------------
CLASS A
Shares sold              106,566        44,362    $  2,050,647     $   813,717
Shares issued in
  reinvestment of
  dividends and
  distributions          107,795       140,204       1,920,917       2,424,151
Shares converted
  from Class B           275,088       134,087       5,210,668       2,479,067
Shares redeemed         (203,105)     (283,790)     (3,866,878)     (5,240,141)
Net increase             286,344        34,863    $  5,315,354     $   476,794

CLASS B
Shares sold              304,735       249,874    $  4,808,290     $ 3,910,285
Shares issued in
  reinvestment of
  dividends and
  distributions          177,592       271,011       2,614,182       3,946,629
Shares converted
    to Class A          (332,736)     (158,380)     (5,210,668)     (2,479,067)
Shares redeemed         (360,569)     (465,417)     (5,714,963)     (7,252,359)
Net decrease            (210,978)     (102,912)   $ (3,503,159)    $(1,874,512)

CLASS C
Shares sold               75,156        54,856    $  1,171,128     $   860,802
Shares issued in
  reinvestment of
  dividends and
  distributions           20,673        28,201         304,309         410,610
Shares redeemed          (82,325)      (98,217)     (1,288,398)     (1,514,680)
Net increase
    (decrease)            13,504       (15,160)   $    187,039     $  (243,268)


17


NOTES TO FINANCIAL STATEMENTS (CONTINUED)      ALLIANCE STRATEGIC BALANCED FUND
_______________________________________________________________________________

                              SHARES                        AMOUNT
                     ---------------------------   ----------------------------
                     YEAR ENDED   OCT. 2, 1996(A)   YEAR ENDED   OCT. 2,1996(A)
                      JULY 31,         TO            JULY 31,           TO
                        1998       JULY 31, 1997      1998        JULY 31, 1997
                     ------------  ------------  --------------  --------------
ADVISOR CLASS
Shares sold              15           1,460          $ 300          $ 26,057
Shares issued in
  reinvestment of
  dividends and
  distributions           2              -0-            32                -0-
Shares redeemed          -0-         (1,457)            -0-          (25,789)
Net increase             17               3          $ 332          $    268


NOTE F: PLAN OF REORGANIZATION
On July 16, 1998, the Fund's Trustees agreed, subject to shareholder approval at a special meeting of Fund shareholders scheduled for October 12, 1998, to the transfer pursuant to a plan of reorganization and liquidation of the net assets of the Fund to Alliance Balanced Shares, Inc. ("Balanced Shares"), an open-end investment company also managed by the Adviser. The transfer is expected to be accomplished through a tax-free exchange of the Fund's shares for the shares of Balanced Shares and is expected to occur in October 1998.


NOTE G: BANK BORROWING
A number of open-end mutual funds managed by the Adviser, including the Fund, participate in a $750 million revolving credit facility (the "Facility") to provide for short-term financing if necessary, subject to certain restrictions, in connection with abnormal redemption activity. Commitment fees related to the facility are paid by the participating funds and are included in the miscellaneous expenses in the statement of operations. The Fund did not utilize the facility during the year ended July 31, 1998.


(a)  Commencement of distribution.


18


FINANCIAL HIGHLIGHTS                           ALLIANCE STRATEGIC BALANCED FUND
_______________________________________________________________________________

SELECTED DATA FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD

                                                                                CLASS A
                                            ------------------------------------------------------------------------------
                                                                                                   MAY 1,
                                                                                                   1994
                                                             YEAR ENDED JULY 31,                    TO      YEAR ENDED
                                            --------------------------------------------------    JULY 31,    APRIL 30,
                                                1998         1997         1996         1995        1994(A)      1994
                                            -----------  -----------  -----------  -----------  -----------  -----------
Net asset value, beginning of period          $19.79       $18.48       $17.98       $16.26       $16.46       $16.97

INCOME FROM INVESTMENT OPERATIONS
Net investment income (b)                        .41(c)       .47(c)       .35(c)       .34          .07          .16
Net realized and unrealized gain (loss)
  on investment transactions                    1.46         3.56         1.08         1.64         (.27)         .74
Net increase (decrease) in net asset
  value from operations                         1.87         4.03         1.43         1.98         (.20)         .90

LESS: DIVIDENDS AND DISTRIBUTIONS
Dividends from net investment income            (.45)        (.39)        (.32)        (.22)          -0-        (.24)
Distributions from net realized gains          (1.45)       (2.33)        (.61)        (.04)          -0-       (1.17)
Total dividends and distributions              (1.90)       (2.72)        (.93)        (.26)          -0-       (1.41)
Net asset value, end of period                $19.76       $19.79       $18.48       $17.98       $16.26       $16.46

TOTAL RETURN
Total investment return based on net
  asset value (d)                              10.50%       23.90%        8.05%       12.40%       (1.22)%       5.06%

RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (000's omitted)    $25,949      $20,312      $18,329      $10,952       $9,640       $9,822
Ratios to average net assets of:
  Expenses, net of waivers/
    reimbursements                              1.42%(e)     1.41%(e)     1.40%        1.40%        1.40%(f)     1.40%
  Expenses, before waivers/
    reimbursements                              1.95%(e)     2.06%        1.76%        1.81%        1.94%(f)     1.70%
  Net investment income (b)                     2.12%(e)     2.50%        1.78%        2.07%        1.63%(f)     1.67%
Portfolio turnover rate                           94%(e)      170%         173%         172%          21%         139%


See footnote summary on page 22.


19


FINANCIAL HIGHLIGHTS (CONTINUED)               ALLIANCE STRATEGIC BALANCED FUND
_______________________________________________________________________________

SELECTED DATA FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD

                                                                             CLASS B
                                            ------------------------------------------------------------------------------
                                                                                                   MAY 1,
                                                                                                    1994
                                                             YEAR ENDED JULY 31,                     TO      YEAR ENDED
                                            --------------------------------------------------    JULY 31,    APRIL 30,
                                                1998         1997         1996         1995        1994(A)      1994
                                            -----------  -----------  -----------  -----------  -----------  -----------
Net asset value, beginning of period          $16.59       $15.89       $15.56       $14.10       $14.30       $14.92

INCOME FROM INVESTMENT OPERATIONS
Net investment income (b)                        .22(c)       .28(c)       .16(c)       .22          .03          .06
Net realized and unrealized gain (loss)
    on investment transactions                  1.21         3.02          .98         1.40         (.23)         .63
Net increase (decrease) in net asset
    value from operations                       1.43         3.30         1.14         1.62         (.20)         .69

LESS: DIVIDENDS AND DISTRIBUTIONS
Dividends from net investment income            (.32)        (.27)        (.20)        (.12)          -0-        (.14)
Distributions from net realized gains          (1.45)       (2.33)        (.61)        (.04)          -0-       (1.17)
Total dividends and distributions              (1.77)       (2.60)        (.81)        (.16)          -0-       (1.31)
Net asset value, end of period                $16.25       $16.59       $15.89       $15.56       $14.10       $14.30

TOTAL RETURN
Total investment return based on net
  asset value (d)                               9.78%       23.01%        7.41%       11.63%       (1.40)%       4.29%

RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (000's omitted)    $24,032      $28,037      $28,492      $37,301      $43,578      $43,616
Ratios to average net assets of:
  Expenses, net of waivers/
    reimbursements                              2.12%(e)     2.12%(e)     2.10%        2.10%        2.10%(f)     2.10%
  Expenses, before waivers/
    reimbursements                              2.68%        2.76%        2.47%        2.49%        2.64%(f)     2.42%
  Net investment income (b)                     1.39%        1.78%         .99%        1.38%         .92%(f)      .93%
Portfolio turnover rate                           94%         170%         173%         172%          21%         139%


See footnote summary on page 22.


20


                                               ALLIANCE STRATEGIC BALANCED FUND
_______________________________________________________________________________

SELECTED DATA FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD

                                                                               CLASS C
                                            ------------------------------------------------------------------------------
                                                                                                   MAY 1,     AUGUST 2,
                                                                                                    1994       1993(G)
                                                            YEAR ENDED JULY 31,                      TO          TO
                                            --------------------------------------------------    JULY 31,    APRIL 30,
                                                1998         1997         1996         1995        1994(A)      1994
                                            -----------  -----------  -----------  -----------  -----------  -----------
Net asset value, beginning of period          $16.59       $15.89       $15.57       $14.11       $14.31       $15.64

INCOME FROM INVESTMENT OPERATIONS
Net investment income (b)                        .22(c)       .28(c)       .14(c)       .16          .03          .15
Net realized and unrealized gain (loss)
  on investment transactions                    1.21         3.02          .99         1.46         (.23)        (.17)
Net increase (decrease) in net asset
  value from operations                         1.43         3.30         1.13         1.62         (.20)        (.02)

LESS: DIVIDENDS AND DISTRIBUTIONS
Dividends from net investment income            (.32)        (.27)        (.20)        (.12)          -0-        (.14)
Distributions from net realized gains          (1.45)       (2.33)        (.61)        (.04)          -0-       (1.17)
Total dividends and distributions              (1.77)       (2.60)        (.81)        (.16)          -0-       (1.31)
Net asset value, end of period                $16.25       $16.59       $15.89       $15.57       $14.11       $14.31

TOTAL RETURN
Total investment return based on net
  asset value (d)                               9.78%       23.01%        7.34%       11.62%       (1.40)%        .45%

RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (000's omitted)     $3,201       $3,045       $3,157       $4,113       $4,317       $4,289
Ratios to average net assets of:
  Expenses, net of waivers/
    reimbursements                              2.12%(e)     2.12%(e)     2.10%        2.10%        2.10%(f)     2.10%(f)
  Expenses, before waivers/
    reimbursements                              2.68%        2.76%        2.48%        2.50%        2.64%(f)     2.07%(f)
  Net investment income (b)                     1.40%        1.78%         .99%        1.38%         .93%(f)      .69%(f)
Portfolio turnover rate                           94%         170%         173%         172%          21%         139%


See footnote summary on page 22.


21


FINANCIAL HIGHLIGHTS (CONTINUED)               ALLIANCE STRATEGIC BALANCED FUND
_______________________________________________________________________________

SELECTED DATA FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD

                                                  ADVISOR CLASS
                                          -------------------------
                                                         OCTOBER 2,
                                                          1996(G)
                                           YEAR ENDED       TO
                                            JULY 31,      JULY 31,
                                              1998          1997
                                           -----------   -----------
Net asset value, beginning of period          $19.79       $19.49

INCOME FROM INVESTMENT OPERATIONS
Net investment income (b)(c)                     .47          .42
Net realized and unrealized gain (loss)
  on investment transactions                    1.36         (.12)
Net increase in net asset
  value from operations                         1.83          .30

LESS: DIVIDENDS AND DISTRIBUTIONS
Dividends from net investment income            (.50)          -0-
Distributions from net realized gains          (1.45)          -0-
Total dividends and distributions              (1.95)          -0-
Net asset value, end of period                $19.67       $19.79

TOTAL RETURN
Total investment return based on net
  asset value (d)                              10.32%        1.54%

RATIOS/SUPPLEMENTAL DATA
Net assets, end of period                       $383          $50
Ratios to average net assets of:
  Expenses, net of waivers/
    reimbursements (e)                          1.12%(e)     1.10%(f)
  Expenses, before waivers/
    reimbursements                              1.12%        2.35%(f)
  Net investment income (b)                     2.39%        3.40%(f)
Portfolio turnover rate                           94%         170%


(a)  The Fund changed its fiscal year end from April 30 to July 31.

(b)  Net of fees waived and expenses reimbursed by the Adviser.

(c)  Based on average shares outstanding.

(d) Total investment return is calculated assuming an initial investment made at the net asset value at the beginning of the period, reinvestment of all dividends and distributions at net asset value during the period, and redemption on the last day of the period. Initial sales charges or contingent deferred sales charges are not reflected in the calculation of total investment return. Total investment return calculated for a period of less than one year is not annualized.

(e) Ratio reflects expenses grossed up for expense offset arrangement with the transfer agent. For the years ended July 31, 1998 and the year ended July 31, 1997, the ratios of expenses net of waivers/reimbursements would have been 1.40%, 2.10%, 2.10% and 1.10% for Class A, B, C and Advisor Class shares, respectively.

(f)  Annualized.

(g)  Commencement of distribution.


22


REPORT OF INDEPENDENT ACCOUNTANTS              ALLIANCE STRATEGIC BALANCED FUND
_______________________________________________________________________________

TO THE TRUSTEES AND SHAREHOLDERS OF
ALLIANCE STRATEGIC BALANCED FUND

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Alliance Strategic Balanced Fund (one of the portfolios of The Alliance Portfolios, hereafter referred to as the "Fund") at July 31, 1998, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods presented, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at July 31, 1998 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.

As explained in Note F, the Trustees have agreed, subject to shareholder approval, to the transfer of the net assets of the Fund to Alliance Balanced Shares, Inc.


PricewaterhouseCoopers LLP
New York, New York
September 14, 1998


TAX INFORMATION (UNAUDITED)

In order to meet certain requirements of the Internal Revenue Code we are advising you that $803,977 and $1,089,075 of the capital gain distributions paid by the Fund during the fiscal year July 31, 1998 are subject to the maximum tax rates of 28% and 20% respectively.

Shareholders should not use the above information to prepare their tax returns. The information necessary to complete your income tax returns will be included with your Form 1099 DIV which will be sent to you separately in January 1999.


23

22

________________________________________________________________

                           APPENDIX A:
              DESCRIPTION OF CORPORATE BOND RATINGS


________________________________________________________________


         Description of the bond ratings of Moody's Investors
Service, Inc. are as follows:

         Aaa-- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Aa-- Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat greater than the Aaa securities.

         A-- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

         Baa-- Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payment and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Ba-- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

         B-- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

         Caa-- Bonds which are rated Caa are of poor standing.
Such issues may be in default or there may be present elements of danger with respect to principal or interest.

         Ca-- Bonds which are rated Ca represent obligations which are speculative to a high degree. Such issues are often in default or have other marked shortcomings.

         C-- Bonds which are rated C are the lowest class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

         Moody's applies modifiers to each rating classification from Aa through B to indicate relative ranking within its rating categories. The modifier "1" indicates that a security ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates that the issue ranks in the lower end of its generic rating category.

         Descriptions of the bond ratings of Standard & Poor's
Ratings Services ("Standard & Poor's") are as follows:

         AAA-- Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

         AA-- Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

         A-- Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

         BBB-- Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

         BB, B, CCC, CC, or C -- Debt rated BB, B, CCC, CC or C is regarded, on balance, as having predominantly speculative characteristics with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse debt conditions.

         C1-- The rating C1 is reserved for income bonds on which no interest is being paid.

         D-- Debt rated D is in default and payment of interest and/or repayment of principal is in arrears.

         The ratings from AAA to CC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

         Descriptions of the bond ratings of Fitch IBCA, Inc. are as follows:

         AAA-- Securities of this rating are regarded as strictly high-grade, broadly marketable, suitable for investment by trustees and fiduciary institutions, and liable to but slight market fluctuation other than through changes in the money rate. The factor last named is of importance varying with the length of maturity. Such securities are mainly senior issues of strong companies, and are most numerous in the railway and public utility fields, though some industrial obligations have this rating. The prime feature of an AAA rating is showing of earnings several times or many times interest requirements with such stability of applicable earnings that safety is beyond reasonable question whatever changes occur in conditions. Other features may enter in, such as stability of applicable earnings conditions. Other features may enter in, such as a wide margin of protection through collateral security or direct lien on specific property as in the case of high class equipment certificates or bonds that are first mortgages on valuable real estate. Sinking funds or voluntary reduction of the debt by call or purchase are often factors, while guarantee or assumption by parties other than the original debtor may also influence the rating.

         AA-- Securities in this group are of safety virtually beyond question, and as a class are readily salable while many are highly active. Their merits are not greatly unlike those of the AAA class, but a security so rated may be of junior though strong lien -- in many cases directly following an AAA security -
- or the margin of safety is less strikingly broad. The issue may be the obligation of a small company, strongly secured but influenced as to ratings by the lesser financial power of the enterprise and more local type of market.

         A-- A securities are strong investments and in many cases of highly active market, but are not so heavily protected as the two upper classes or possibly are of similar security but less quickly salable. As a class they are more sensitive in standing and market to material changes in current earnings of the company. With favoring conditions such securities are likely to work into a high rating, but in occasional instances changes cause the rating to be lowered.

         BBB-- BBB rated bonds are considered to be investment grade and of satisfactory quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to weaken this ability than bonds with higher ratings.

         BB-- BB rated bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

         B-- B rated bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

         CCC-- CCC rated bonds have certain identifiable characteristics that, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

         CC-- CC rated bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

         C-- C rated bonds are in imminent default in payment of interest or principal.

         DDD, DD and D-- These bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. "DDD" represents the highest potential for recovery on these bonds, and "D" represents the lowest potential for recovery.

         Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating agency. Plus and minus signs, however, are not used in the "AAA" and "D" categories.

         Descriptions of the bond ratings of Duff & Phelps Credit
Rating Co. are as follows:

         AAA-- Highest credit quality. The risk factors are negligible.

         AA+, AA, AA-: High credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

         A+, A, A-: Protection factors are average but adequate.
However, risk factors are more variable and greater in periods of economic stress.

         BBB+, BBB, BBB-: Below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

         BB+, BB, BB-: Below investment grade but deemed likely to meet obligations when due. Present or prospective financial protection factors fluctuate according to industry conditions or company fortunes. Overall quality may move up or down frequently within this category.

         B+, B, B-: Below investment grade and possessing risk that obligations will not be met when due. Financial protection factors will fluctuate widely according to economic cycles, industry conditions and/or company fortunes. Potential exists for frequent changes in the rating within this category or into a higher or lower rating grade.

         CCC: Well below investment grade securities.
Considerable uncertainty exists as to timely payment of principal, interest or preferred dividends. Protection factors are narrow and risk can be substantial with unfavorable economic/industry conditions, and/or with unfavorable company developments.

         DD: Defaulted debt obligations. Issuer failed to meet scheduled principal and/or interest payments.

____________________________________________________________

                           APPENDIX B:

                 CERTAIN EMPLOYEE BENEFIT PLANS
____________________________________________________________

         Employee benefit plans described below which are intended to be tax-qualified under section 401(a) of the Internal Revenue Code of 1986, as amended ("Tax Qualified Plans"), for which Merrill Lynch, Pierce, Fenner & Smith Incorporated or an affiliate thereof ("Merrill Lynch") is recordkeeper (or with respect to which recordkeeping services are provided pursuant to certain arrangements as described in paragraph (ii) below) ("Merrill Lynch Plans") are subject to specific requirements as to the Fund shares which they may purchase. Notwithstanding anything to the contrary contained elsewhere in this Statement of Additional Information, the following Merrill Lynch Plans are not eligible to purchase Class A shares and are eligible to purchase Class B shares of the Fund at net asset value without being subject to a contingent deferred sales charge:

(i) Plans for which Merrill Lynch is the recordkeeper on a daily valuation basis, if when the plan is established as an active plan on Merrill Lynch's recordkeeping system:

     (a)  the plan is one which is not already
          investing in shares of mutual funds or
          interests in other commingled investment vehicles of which Merrill Lynch Asset
          Management, L.P. is investment adviser or manager ("MLAM Funds"), and either (A) the aggregate assets of the plan are less than $3 million or (B) the total of the sum of
          (x) the employees eligible to participate in the plan and (y) those persons, not including any such employees, for whom a plan account having a balance therein is maintained, is less than 500, each of (A) and (B) to be determined by Merrill Lynch in the normal course prior to the date the plan is established as an active plan on Merrill
          Lynch's recordkeeping system (an "Active
          Plan"); or

     (b) the plan is one which is already investing in shares of or interests in MLAM Funds and the assets of the plan have an aggregate value of less than $5 million, as determined by Merrill Lynch as of the date the plan becomes an Active Plan.

          For purposes of applying (a) and (b), there are to be aggregated all assets of any Tax-
          Qualified Plan maintained by the sponsor of the Merrill Lynch Plan (or any of the sponsor's affiliates) (determined to be such by Merrill Lynch) which are being invested in shares of or interests in MLAM Funds, Alliance Mutual Funds or other mutual funds made available pursuant to an agreement between Merrill Lynch and the principal underwriter thereof (or one of its affiliates) and which are being held in a Merrill Lynch account.

(ii) Plans for which the recordkeeper is not Merrill Lynch, but which are recordkept on a daily valuation basis by a recordkeeper with which Merrill Lynch has a subcontracting or other alliance arrangement for the performance of recordkeeping services, if the plan is determined by Merrill Lynch to be so eligible and the assets of the plan are less than $3 million.

         Class B shares of the Fund held by any of the above-described Merrill Lynch Plans are to be replaced at Merrill Lynch's direction through conversion, exchange or otherwise by Class A shares of the Fund on the earlier of the date that the value of the plan's aggregate assets first equals or exceeds $5 million or the date on which any Class B share of the Fund held by the plan would convert to a Class A share of the Fund as described under "Purchase of Shares" and "Redemption and Repurchase of Shares."

         Any Tax Qualified Plan, including any Merrill Lynch Plan, which does not purchase Class B shares of the Fund without being subject to a contingent deferred sales charge under the above criteria is eligible to purchase Class B shares subject to a contingent deferred sales charge as well as other classes of shares of the Fund as set forth above under "Purchase of Shares" and "Redemption and Repurchase of Shares."

C.  OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS:

    (a)   Financial Statements:

          For financial statements, which are part of this Registration Statement, see "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statements of Additional Information.

    (b)   Exhibits:

    (1)   (a)  Agreement and Declaration of Trust - Incorporated
               by reference to Exhibit 1(a) to Post-Effective Amendment No. 28 of Registrant's Registration statement on Form N-1A (File Nos. 33-12988 and 811-05088) filed with the Securities and Exchange Commission on January 30, 1998.

          (b)  Amendment No. 1 to Agreement and Declaration of
               Trust of Registrant dated June 29, 1987 -
               Incorporated by reference to Exhibit 1(b) to Post-
               Effective Amendment No. 28 of Registrant's
               Registration statement on Form N-1A (File
               Nos. 33-12988 and 811-05088) filed with the
               Securities and Exchange Commission on January 30,
               1998.

          (c)  Amendment No. 2 to Agreement and Declaration of
               Trust of Registrant dated April 21, 1993 -
               Incorporated by reference to Exhibit 1(c) to Post-
               Effective Amendment No. 28 of Registrant's
               Registration statement on Form N-1A (File
               Nos. 33-12988 and 811-05088) filed with the
               Securities and Exchange Commission on January 30,
               1998.

    (2)   (a)  By-Laws - Incorporated by reference to Exhibit 2
               to Post-Effective Amendment No. 26 of the
               Registrant's Registration Statement on Form N-1A (File Nos. 33-12988 and 811-05088) filed with the Securities and Exchange Commission on August 28, 1997.

          (b) Amendment to By-Laws dated October 16, 1991 - Incorporated by reference to Exhibit 2 to Post-Effective Amendment No. 26 to the Registrant's Registration Statement on Form N-1A (File
               Nos. 33-12988 and 811-05088) filed with the

               Securities and Exchange Commission on August 28,
               1997.

    (3)   Not applicable.

    (4)   Not applicable.

    (5) Investment Advisory Agreement between the Registrant and Alliance Capital Management L.P. - Incorporated by reference to Exhibit 5 to Post-Effective Amendment
          No. 26 to the Registrant's Registration Statement on Form N-1A (File Nos. 33-12988 and 811-05088) filed with the Securities and Exchange Commission on August 28, 1997.

    (6)   Not applicable.

    (7)   Not applicable.

    (8) Custodian Agreement between the Registrant and State Street Bank and Trust Company dated July 25, 1988, as amended through July 17, 1996 - Incorporated by reference to Exhibit 6 to Post Effective Amendment
          No. 21 to the Registrant's Registration Statement on Form N-1A (File Nos. 33-12988 and 811-05088) filed with the Securities and Exchange Commission on September 1, 1996.

    (9)   (a)  Transfer Agent Agreement between the Registrant
               and State Street Bank and Trust Company -
               Incorporated by reference to Exhibit 9 to Post-Effective Amendment No. 17 to the Registrant's Registration Statement on Form N-1A (File
               Nos. 33-12988 and 811-05088) filed with the
               Securities and Exchange Commission on August 30,
               1995.

          (b) Accounting Agreement between Equitable Capital Management Corporation and State Street Bank and Trust Company - Incorporated by reference to
               Exhibit 9 to Post-Effective Amendment No. 27 to the Registrant's Registration Statement on Form N-1A (File Nos. 33-12988 and 811-05088) filed with the Securities and Exchange Commission on October 31, 1997.

    (10)  Not applicable.

    (11)  Not applicable.

    (12)  Not applicable.

    (13)  Not applicable.

    (14)  Not applicable.

    (15)  Not applicable.

    (16)  Not applicable.

    (17)  Financial Data Schedule - Filed herewith.

    (18)  Rule 18f-3 Plan - Incorporated by reference to
          Exhibit 18 to Post-Effective Amendment No. 19 to the
          Registrant's Registration Statement on Form N-1A (File
          Nos. 33-12988 and 811-05088) filed with the Securities and Exchange Commission on January 31, 1996.

          Other Exhibits - Powers of Attorney of John D. Carifa, Ruth Block, Richard W. Couper, William H. Foulk, Jr., Brenton W. Harries and Donald J. Robinson - Incorporated by reference to Other Exhibits to Post-Effective Amendment No. 28 of Registrant's Registration statement on Form N-1A (File Nos. 33-12988 and 811-05088) filed with the Securities and Exchange Commission on January 30, 1998.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH
          REGISTRANT.

          As of October 9, 1998, the Registrant, The Alliance
          Portfolios, believes that no person is directly or indirectly controlled by or under common control with the Registrant.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.

          Not applicable

ITEM 27.  INDEMNIFICATION.

          Paragraph (n) of Section 3, Article IV of the
          Registrant's Agreement and Declaration of Trust provides in relevant part that the Trustees of the Trust have the power:

               "(n) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;"

    Section 2 of Article VII of the Registrant's Agreement and
Declaration of Trust provides in relevant part:

          "Limitation of Liability

          Section 2. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office."

    Article VIII of the Registrant's Agreement and Declaration of
Trust provides in relevant part:

                          ARTICLE VIII
                         Indemnification

          "Section 1. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Trust shall be insured against losses arising from any such advance payments or (c) either a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article.

          "Section 2. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the proceeding was brought, that such Covered Person is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, indemnification shall be provided if (a) approved as in the best interests of the Trust, after notice that it involves such indemnification, by at least a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Covered

          Person is not liable to the Trust or its Shareholders by reason or willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry) to the effect that such indemnification would not protect such Person against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Any approval pursuant to this Section shall not prevent the recovery from any Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a Court of competent jurisdiction to have been liable to the Trust or its Shareholders by reason or willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

          Section 3. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which such Covered Person may be entitled. As used in this Article VIII, the term "Covered Person" shall include such person's heirs, executors and administrators and a "disinterested Trustee" is a Trustee who is not an "interested person" of the Trust as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, (or who has been exempted from being an "interested person" by any rule, regulation or order of the Commission) and against whom none of such actions, suits or other proceedings or another action, suit or proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

          Section 2 of Article IX of the Registrant's Agreement and Declaration of Trust provides in relevant part:

          "TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR
          SURETY

          Section 2. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required."

          The Investment Advisory Agreement between the Registrant and Alliance Capital Management L.P. provides that Alliance Capital Management L.P. will not be liable under such agreement for any mistake of judgment or in any event whatsoever except for lack of good faith and that nothing therein shall be deemed to protect, or purport to protect, Alliance Capital Management L.P. against any liability to the Registrant or its shareholders to which it would otherwise be subject by reason or willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder, or by reason or reckless disregard of its obligations or duties thereunder.

          The Distribution Services Agreement between the Registrant and Alliance Fund Distributors, Inc. provides that the Registrant will indemnify, defend and hold Alliance Fund Distributors, Inc., and any person who controls it within the meaning of Section 15 of the Investment Company Act of 1940, free and harmless from and against any and all claims, demands, liabilities and expenses which Alliance Fund Distributors, Inc. or any controlling person may incur arising out of or based upon any alleged untrue statement of a material fact contained in Registrant's Registration Statement, Prospectus or Statement of Additional Information or arising out of, or based upon, any alleged omission to state a material fact required to be stated in any one of the foregoing or necessary to make the statements in any one of the foregoing not misleading, provided that nothing therein shall be so construed as to protect Alliance Fund Distributors, Inc. against any liability to Registrant or its security holders to which it would otherwise be subject by reason or willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder, or by reason of reckless disregard of its obligations or duties thereunder.

          The foregoing summaries are qualified by the entire text of Registrant's Agreement and Declaration of Trust, the Advisory Agreement between the Registrant and Alliance Capital Management L.P. and the Distribution Services Agreement between the Registrant and Alliance Fund Distributors, Inc.

          The Registrant participates in a joint directors and officers liability policy for the benefit of its Trustees and officers.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Trustees, Officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, Officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, Officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF ADVISER.

          The descriptions of Alliance Capital Management L.P. under the captions "Management of the Fund" in the Prospectuses and in the Statements of Additional Information constituting Parts A and B, respectively, of this Registration Statement are incorporated by reference herein.

          The information as to the directors and executive officers of Alliance Capital Management Corporation, the general partner of Alliance Capital Management L.P., set forth in Alliance Capital Management L.P.'s Form ADV filed with the Securities and Exchange Commission on April 21, 1988 (File No. 801-32361) and amended through the date hereof, is incorporated by reference herein.

ITEM 29.  PRINCIPAL UNDERWRITERS.

    (a)   Alliance Fund Distributors, Inc., the Registrant's
          Principal Underwriter in connection with the sale of shares of the Registrant, also acts as principal
          Underwriter or Distributor for the following investment companies:

               AFD Exchange Reserves
               Alliance All-Asia Investment Fund, Inc.
               Alliance Balanced Shares, Inc.
               Alliance Bond Fund, Inc.
               Alliance Capital Reserves
               Alliance Global Dollar Government Fund, Inc.
               Alliance Global Environment Fund, Inc.
               Alliance Global Small Cap Fund, Inc.
               Alliance Global Strategic Income Trust, Inc.
               Alliance Government Reserves
               Alliance Greater China '97 Fund, Inc.
               Alliance Growth and Income Fund, Inc.
               Alliance High Yield Fund, Inc.
               Alliance Institutional Funds, Inc.
               Alliance Institutional Reserves, Inc.
               Alliance International Fund
               Alliance International Premier Growth Fund, Inc. Alliance Limited Maturity Government Fund, Inc. Alliance Money Market Fund
               Alliance Mortgage Securities Income Fund, Inc. Alliance Multi-Market Strategy Trust, Inc. Alliance Municipal Income Fund II
               Alliance Municipal Income Fund, Inc.
               Alliance Municipal Trust
               Alliance New Europe Fund, Inc.
               Alliance North American Government Income Trust,
                 Inc.
               Alliance Premier Growth Fund, Inc.
               Alliance Quasar Fund, Inc.
               Alliance Select Investor Series Inc.
               Alliance Real Estate Investment Fund, Inc.
               Alliance Technology Fund, Inc.
               Alliance Utility Income Fund, Inc.
               Alliance Variable Products Series Fund, Inc.
               Alliance Worldwide Privatization Fund, Inc.
               The Alliance Fund, Inc.
               The Alliance Portfolios

          The following are the Directors and Officers of Alliance Fund Distributors, Inc., the principal place of business of which is 1345 Avenue of the Americas, New York, New York, 10105.

                           POSITIONS AND           POSITIONS AND
                           OFFICES WITH            OFFICES WITH
NAME                       UNDERWRITER             REGISTRANT

Michael J. Laughlin        Director and Chairman

John D. Carifa             Director

Robert L. Errico           Director and President

Geoffrey L. Hyde           Director and Senior
                           Vice President

Dave H. Williams           Director

David Conine               Executive Vice
                           President

Richard K. Saccullo        Executive Vice
                           President

Edmund P. Bergan, Jr.      Senior Vice President,  Secretary
                           General Counsel and
                           Secretary

Richard A. Davies          Senior Vice President
                           Managing Director

Robert H. Joseph, Jr.      Senior Vice President
                           and Chief Financial
                           Officer

Anne S. Drennan            Senior Vice President
                           & Treasurer

Karen J. Bullot            Senior Vice President

James S. Comforti          Senior Vice President

James L. Cronin            Senior Vice President

Daniel J. Dart             Senior Vice President

Byron M. Davis             Senior Vice President

Mark J. Dunbar             Senior Vice President

Donald N. Fritts           Senior Vice President

Bradley F. Hanson          Senior Vice President

Richard E. Khaleel         Senior Vice President

Stephen R. Laut            Senior Vice President

Susan L. Matteson-King     Senior Vice President

Daniel D. McGinley         Senior Vice President

Ryne A. Nishimi            Senior Vice President

Antonios G. Poleondakis    Senior Vice President

Robert E. Powers           Senior Vice President

Raymond S. Sclafani        Senior Vice President

Gregory K. Shannahan       Senior Vice President

Joseph F. Sumanski         Senior Vice President

Peter J. Szabo             Senior Vice President

Nicholas K. Willett        Senior Vice President

Richard A. Winge           Senior Vice President

Gerard J. Friscia          Vice President &
                           Controller

Jamie A. Atkinson          Vice President

Benji A. Baer              Vice President

Kenneth F. Barkoff         Vice President

Casimir F. Bolanowski      Vice President

Michael E. Brannan         Vice President

Timothy W. Call            Vice President

Kevin T. Cannon            Vice President

John R. Carl               Vice President

William W. Collins, Jr.    Vice President

Leo H. Cook                Vice President

Richard W. Dabney          Vice President

Stephen J. Demetrovits     Vice President

John F. Dolan              Vice President

John C. Endahl             Vice President

Sohaila S. Farsheed        Vice President

Shawn C. Gage              Vice President

Andrew L. Gangolf          Vice President and      Assistant
                           Assistant General       Secretary
                           Counsel

Mark D. Gersten            Vice President          Treasurer
                                                   and Chief
                                                   Financial
                                                   Officer

Joseph W. Gibson           Vice President

John Grambone              Vice President

George C. Grant            Vice President

Charles M. Greenberg       Vice President

Alan Halfenger             Vice President

William B. Hanigan         Vice President

Scott F. Heyer             Vice President

George R. Hrabovsky        Vice President

Valerie J. Hugo            Vice President

Scott Hutton               Vice President

Richard D. Keppler         Vice President

Gwenn M. Kessler           Vice President

Donna M. Lamback           Vice President

Henry Michael Lesmeister   Vice President

James M. Liptrot           Vice President

James P. Luisi             Vice President

Jerry W. Lynn              Vice President

Christopher J. MacDonald   Vice President

Michael F. Mahoney         Vice President

Shawn P. McClain           Vice President

Jeffrey P. Mellas          Vice President

Thomas F. Monnerat         Vice President

Christopher W. Moore       Vice President

Timothy S. Mulloy          Vice President

Joanna D. Murray           Vice President

Nicole Nolan-Koester       Vice President

John C. O'Connell          Vice President

John J. O'Connor           Vice President

James J. Posch             Vice President

Domenick Pugliese          Vice President and      Assistant
                           Assistant General       Secretary
                           Counsel

Bruce W. Reitz             Vice President

Karen C. Satterberg        Vice President

John P. Schmidt            Vice President

Robert C. Schultz          Vice President

Richard J. Sidell          Vice President

Teris A. Sinclair          Vice President

Scott C. Sipple            Vice President

Elizabeth Smith            Vice President

Martine H. Stansbery, Jr.  Vice President

Andrew D. Strauss          Vice President

Michael J. Tobin           Vice President

Joseph T. Tocyloski        Vice President

Thomas J. Vaughn           Vice President

Martha D. Volcker          Vice President

Patrick E. Walsh           Vice President

Mark E. Westmoreland       Vice President

William C. White           Vice President

David E. Willis            Vice President

Emilie D. Wrapp            Vice President and      Assistant
                           Assistant General       Secretary
                           Counsel

Patrick Look               Assistant Vice
                           President & Assistant
                           Treasurer

Michael W. Alexander       Assistant Vice
                           President

Richard J. Appaluccio      Assistant Vice
                           President

Charles M. Barrett         Assistant Vice
                           President

Robert F. Brendli          Assistant Vice
                           President

Maria L. Carreras          Assistant Vice
                           President

John P. Chase              Assistant Vice
                           President

Russell R. Corby           Assistant Vice
                           President

Jean A. Cronin             Assistant Vice
                           President

John W. Cronin             Assistant Vice
                           President

Terri J. Daly              Assistant Vice
                           President

Ralph A. DiMeglio          Assistant Vice
                           President

Faith C. Deutsch           Assistant Vice
                           President

John E. English            Assistant Vice
                           President

Duff C. Ferguson           Assistant Vice
                           President

James J. Hill              Assistant Vice
                           President

Theresa Iosca              Assistant Vice
                           President

Erik A. Jorgensen          Assistant Vice
                           President

Eric G. Kalender           Assistant Vice
                           President

Edward W. Kelly            Assistant Vice
                           President

Michael Laino              Assistant Vice
                           President

Nicholas J. Lapi           Assistant Vice
                           President

Kristine J. Luisi          Assistant Vice
                           President

Kathryn Austin Masters     Assistant Vice
                           President

Richard F. Meier           Assistant Vice
                           President

Mary K. Moore              Assistant Vice
                           President

Richard J. Olszewski       Assistant Vice
                           President

Catherine N. Peterson      Assistant Vice
                           President

Rizwan A. Raja             Assistant Vice
                           President

Carol H. Rappa             Assistant Vice
                           President

Clara Sierra               Assistant Vice
                           President

Gayle S. Stamer            Assistant Vice
                           President

Eileen Stauber             Assistant Vice
                           President

Vincent T. Strangio        Assistant Vice
                           President

Marie R. Vogel             Assistant Vice
                           President

Wesley S. Williams         Assistant Vice
                           President

Matthew Witschel           Assistant Vice
                           President

Christopher J. Zingaro     Assistant Vice
                           President

Mark R. Manley             Assistant Secretary

ITEM 30.  Location of Accounts and Records.

          The accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder are maintained as follows: journals, ledgers, securities records and other original records are maintained principally at the offices of Alliance Fund Services, Inc., 500 Plaza Drive, Secaucus, New Jersey 07094 and at the offices of State Street Bank and Trust Company, the Registrant's Custodian, 225 Franklin Street, Boston, Massachusetts 02110. All other records so required to be maintained are maintained at the offices of Alliance

          Capital Management L.P., 1345 Avenue of the Americas,
          New York, New York  10105.

ITEM 31.  MANAGEMENT SERVICES.

          Not applicable.

ITEM 32.  UNDERTAKINGS.

          The Registrant undertakes to furnish each person to whom a prospectus is delivered with a copy of the Registrant's latest annual report to shareholders, upon request and without charge.

                      ********************

                             NOTICE


         A copy of the Agreement and Declaration of Trust of The Alliance Portfolios (the "Trust") is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this Registration Statement has been executed on behalf of the Trust by an officer of the Trust as an officer and by its Trustees as trustees and not individually and the obligations of or arising out of this Registration Statement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust.

                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, the Registrant certifies that it meets all of the requirements for effectiveness of this Amendment to its Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933 and has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 30th day of October, 1998.

                             THE ALLIANCE PORTFOLIOS

                             By /s/John D. Carifa
                             ______________________________
                                   John D. Carifa
                                  Chairman and President



         Pursuant to the requirements of the Securities Act of l933, as amended, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

    Signature                     Title          Date

1)  Principal Executive Officer

    /s/ John D. Carifa            Chairman       October 30, 1998
     _______________________      and President
        John D. Carifa

2)  Principal Financial and
    Accounting Officer

    /s/ Mark D. Gersten           Treasurer      October 30, 1998
    ________________________      and Chief
        Mark D. Gersten           Financial
                                  Officer

All of the Trustees

    Ruth Block
    John D. Carifa
    Richard W. Couper
    William H. Foulk, Jr.
    Brenton W. Harries
    Donald J. Robinson

    by /s/ Edmund P. Bergan, Jr.                 October 30, 1998
       ________________________
           (Attorney-in-fact)
           Edmund P. Bergan, Jr.

                          EXHIBIT INDEX


Exhibit
No.           Description

17.           Financial Data Schedules














































                              C-21
00250184.BD4